[*] Indicates that certain information in this exhibit has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.3

Execution Version

CREDIT AGREEMENT AND GUARANTY

dated as of

October 2, 2020

by and among

INVITAE CORPORATION,

as the Borrower,

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,

as the Subsidiary Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders,

and

PERCEPTIVE CREDIT HOLDINGS III, LP

as the Administrative Agent

U.S. $200,000,000

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

SCHEDULES AND EXHIBITS

Schedule 1	-	Commitments
Schedule 7.05(b)	-	Material Intellectual Property
Schedule 7.06(a)	-	Certain Litigation
Schedule 7.06(c)	-	Labor Matters
Schedule 7.08	-	Taxes
Schedule 7.12(a)	-	Subsidiaries of the Borrower
Schedule 7.12(b)	-	Other Equity Interests
Schedule 7.13	-	Material Indebtedness
Schedule 7.14	-	Material Agreements
Schedule 7.15	-	Restrictive Agreements
Schedule 7.16	-	Real Property Owned or Leased by the Obligors
Schedule 7.17	-	ERISA and Pension Matters
Schedule 7.22	-	Deposit, Disbursement and Investment Accounts
Schedule 8.18	-	Real Property Security Document Locations
Schedule 9.01(b)	-	Permitted Indebtedness
Schedule 9.02	-	Permitted Liens
Schedule 9.05	-	Permitted Investments
Schedule 9.10	-	Permitted Transactions with Affiliates
Schedule 9.11	-	Restrictive Agreements
Schedule 9.13	-	Permitted Sales and Leasebacks

Exhibit A	-	Form of Note
Exhibit B	-	Form of Borrowing Notice
Exhibit C	-	Form of Guarantee Assumption Agreement
Exhibit D-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Assignment and Assumption
Exhibit G	-	Form of Information Certificate
Exhibit H	-	Form of Intercompany Subordination Agreement
Exhibit I	-	Form of Solvency Certificate
Exhibit J	-	Form of Warrant Certificate

CREDIT AGREEMENT AND GUARANTY

CREDIT AGREEMENT AND GUARANTY, dated as of October 2, 2020 (this “Agreement”), by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time hereunder, Perceptive Credit Holdings III, LP (the “Closing Date Lender”) and each other lender that may from time to time become a party hereto (each, including the Closing Date Lender together with their permitted successors and assigns, a “Lender” and collectively, the “Lenders”), and Perceptive Credit Holdings III, LP, as administrative agent for the Lenders (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders provide a senior secured term loan facility to the Borrower in an aggregate principal amount of up to $200,000,000 to be available on the Closing Date (the “Loan”) subject to the terms and conditions set forth herein, including the applicable terms and conditions set forth in Section 6 hereof; and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth herein, to provide such senior secured term loan facility.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.01    Certain Defined Terms. As used herein (including the preamble and recitals), the following terms have the following respective meanings:

“956 Subsidiary” means any (i) Foreign Subsidiary or (ii) Domestic Subsidiary substantially all of the assets of which consist of Equity Interests of one or more Foreign Subsidiaries or other Persons described in this clause (ii), in each case to the extent and for so long as, the Borrower shall have reasonably and in good faith determined that a guarantee by such entity of the Obligations or a direct or indirect pledge of greater than sixty-five percent (65%) of the voting Equity Interests of such entity will result in a material adverse tax consequence to the Borrower.

“2024 Notes” means the 2.00% Convertible Senior Notes due 2024 issued by the Borrower.

“2024 Notes Documents” means, collectively, any indentures, note purchase agreements, instruments and other agreements evidencing the terms of the 2024 Notes.

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of an amalgamation, consolidation, merger, purchase of Equity Interests or other assets, tender offer, or similar transaction having the same effect as any of the foregoing, (i) acquires any business or all or substantially all of the assets of any other Person, (ii) acquires control of Equity Interests of another Person representing more than fifty percent (50%) of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, determined on a fully-diluted, as-if-converted or exercised basis, or (iii) acquires control of more than fifty percent (50%) of the Equity Interests in any Person engaged in any business that is not managed by a board of directors or other governing body, determined on a fully-diluted, as-if-converted or exercised basis.

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that with respect to any Lender, an Affiliate of such Lender shall include, without limitation, all of such Lender’s Related Funds.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Margin” means eight and three-quarters percent (8.75%), as such percentage may be increased pursuant to Section 3.02(b).

“ArcherDX” means ArcherDX, Inc., a Delaware corporation.

“ArcherDX Acquisition” means the consummation of the acquisition of ArcherDX by the Borrower pursuant to the terms, provisions and conditions set forth in the ArcherDX Acquisition Agreement.

“ArcherDX Acquisition Agreement” means that certain Agreement and Plan of Merger and Plan of Reorganization, dated as of June 21, 2020, by and among the Borrower, Apollo Merger Sub A Inc., Apollo Merger Sub B LLC, ArcherDX and the holders’ representative party thereto (including the Company Disclosure Schedule (as defined therein), and all other schedules, appendices and exhibits thereto) as it may be amended or modified from time to time as permitted pursuant to the terms hereof.

“ArcherDX Acquisition Agreement Representations” means the representations and warranties of ArcherDX contained in the ArcherDX Acquisition Agreement that are material to the interests of the Lenders in their capacity as such, but only to the extent that the Borrower or any other applicable Obligor has the right to terminate, at its sole option, its obligations under the ArcherDX Acquisition Agreement.

“ArcherDX Specified Representations” means the representations and warranties of the Borrower set forth in Section 7.01, Section 7.02, Section 7.03, Section 7.11, Section 7.18 (subject to the Certain Funds Provision), Section 7.20 and Section 7.21.

“Asset Sale” has the meaning set forth in Section 9.09.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender in substantially the form of Exhibit F.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bailee Letter” means a bailee letter substantially in the form of Exhibit F to the Security Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“Board” means, with respect to any Person, the board of directors (or equivalent management or oversight body) of such Person or any committee thereof duly authorized to act on behalf of such board or equivalent body.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrower Party” has the meaning set forth in Section 14.03(b).

“Borrowing” means the borrowing of the Loan on the Closing Date.

“Borrowing Notice” means a written notice substantially in the form of Exhibit B.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York, New York.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease or financing lease on a balance sheet of such Person under GAAP prior to giving effect to ASU 2016-02, Leases (Topic 842) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of any property of any Obligor.

“Certain Funds Provision” has the meaning set forth in Section 6.01(j).

“Change of Control” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a tender offer, amalgamation, consolidation, merger, purchase of assets, or similar transaction having the same effect as any of the foregoing, (i) acquires ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert of Equity Interests of the Borrower having more than forty percent (40%) or more of the Equity Interests of the Borrower entitled to vote for members of the Board of the Borrower, determined on a fully diluted, as-if converted or exercised, basis, or (ii) the sale of all or substantially all of the property of the business of the Borrower and its Subsidiaries, taken as a whole.

“Claim” means any claim, demand, complaint, grievance, action, application, suit, cause of action, order, charge, indictment, prosecution, information (brought by a public prosecutor without grand jury indictment) or other similar process, assessment or reassessment, whether made, converted or assessed in connection with a debt, liability, dispute, breach, failure or otherwise.

“Closing Date” means October 2, 2020.

“Closing Date Lender” has the meaning set forth in the preamble hereto.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” means any asset or property of an Obligor in which a Lien is purported to be granted under any Loan Document, including future acquired or created assets or property (or all such assets or property, as the context may require).

“Commercialization and Development Activities” means, with respect to any product or service offered by the Borrower and its Subsidiaries, any combination of research, development, manufacturing, quality compliance, use, sale, licensing, importation, exportation, shipping, storage, handling, designing, labeling, marketing, promotion, supply, dispensing, distribution, testing, packaging, purchasing or other commercialization activity.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make a Loan to the Borrower on the Closing Date in accordance with the terms and conditions of this Agreement, which commitments are in the amounts set forth opposite such Lender’s name on Schedule 1 hereto, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise; provided that the aggregate Commitments of all Lenders on the Closing Date equal $200,000,000.

“Commodity Account” means any commodity account, as such term is defined in Section 9-102 of the NY UCC.

“Competitor” means, at any time of determination, any Person that is an operating company directly and primarily engaged in the same or substantially the same line of business as the Borrower and its Subsidiaries, including without limitation, any Person that is listed as a competitor in Borrower’s filings made with the SEC.

“Compliance Certificate” has the meaning set forth in Section 8.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Acquisition Obligations” has the meaning set forth in clause (v) of the definition of “Indebtedness”.

“Contract” means any contract, license, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement, indenture, instrument, or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied, and whether in respect of monetary or payment obligations, performance obligations or otherwise).

“Control” means, in respect of a particular Person, the possession, by one or more other Persons, directly or indirectly, of the power to direct or cause the direction of the management or policies of such particular Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” (and similar derivatives) have meanings correlative thereto.

“Controlled Account” has the meaning set forth in Section 8.17(a).

“Copyright” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof, and all other rights whatsoever accruing thereunder or pertaining thereto.

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(b).

“Deposit Account” means any deposit account, as such term is defined in Section 9-102 of the NY UCC.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of a comprehensive economic embargo imposed by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union or its Member States, Her Majesty’s Treasury or other relevant sanctions authority where the Borrower is located.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable upon exercise or otherwise), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), including pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends or other distributions in cash or other securities that would constitute Disqualified Equity Interests, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Maturity Date; provided that, for all purposes under this Agreement and the other Loan Documents, the 2024 Notes and Permitted Convertible Indebtedness will not constitute Disqualified Equity Interests.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is incorporated, formed or organized under the laws of the United States, any state of the United States or the District of Columbia.

“Early Prepayment Fee” means, with respect to any prepayment of all or any portion of the outstanding principal amount of the Loan pursuant to clause (a) or (b) of Section 3.03 on any Prepayment Date occurring (i) on or prior to the third anniversary of the Closing Date, an amount equal to six percent (6%) of the aggregate outstanding principal amount of the Loan being prepaid; and (ii) at any time after the third anniversary of the Closing Date but prior to the Maturity Date, an amount equal to four percent (4%) of the aggregate outstanding principal amount of the Loan being prepaid.

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Transferee” means and includes (i) any Lender or any Affiliate of any Lender or (ii) any commercial bank, (iii) any insurance company, (iv) any finance company, (v) any financial institution, (vi) any investment fund that invests in commercial loans or other obligations for borrowed money in the ordinary course of its business, and (vii) any other “qualified institutional buyer” (under Rule 144A under the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes; provided that the term “Eligible Transferee” shall not include (x) any hedge fund or private equity fund that principally invests in distressed debt (but may include any Affiliated fund or Person that does not principally invest in distressed debt) or (y) any Competitor of any Obligor or a principal equity investor in any such Competitor of any Obligor.

“Environmental Law” means any Law or Governmental Approval relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations, whether U.S. or non-U.S., related to environmental matters and any specific agreements entered into with any competent Governmental Authorities which include commitments related to environmental matters.

“Equity Interests” means, with respect to any Person (for purposes of this defined term, an “issuer”), all shares of, interests or participations in, or other equivalents in respect of such issuer’s capital stock, including all membership interests, partnership interests or equivalent, and all debt or other securities (including warrants, options and similar rights) directly or indirectly exchangeable, exercisable or otherwise convertible into, such issuer’s capital stock, whether now outstanding or issued after the Closing Date, and in each case, however classified or designated and whether voting or non-voting.

“Equivalent Amount” means, with respect to an amount denominated in a single currency, the amount in another currency that could be purchased by the amount in the former currency determined by reference to the Exchange Rate at the time of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty (30) days; (iii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Multiemployer Plan or the termination of any Plan or Multiemployer Plan resulting in liability under Section 4063 or 4064 of ERISA; (iv) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of any ERISA Affiliate from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA; (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (vi) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (ix) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (xii) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may directly or indirect have material liability; (xiv) the occurrence of an act or omission which could give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, 502(c), (i) or (1) or 4071 of ERISA; (xv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (xvi) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (xvii) the imposition of any Lien (or the fulfillment of the conditions for the imposition of any Lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or Title IV of ERISA, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; (xviii) the establishment or amendment of any Obligor or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would materially increase the liability of any Obligor; or (xix) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 11.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, as of any date of determination, the rate at which any currency may be exchanged into another currency, as set forth on the relevant Reuters screen at or about 11:00 a.m. (New York City time) on such date. In the event that such rate does not appear on the

Reuters screen, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably designated by the Administrative Agent.

“Excluded Account” means any (i) a zero balance account that sweeps on a daily basis into a deposit account subject to a Control Agreement, (ii) bank or deposit account used exclusively for payroll, the withheld employee portion of payroll taxes or other employee wage and benefit payments, (iii) merchant account in the nature of accounts with payment service providers such as Square, PayPal and Stripe, (iv) any bank or deposit account exclusively used for purposes of cash deposits or pledges constituting Permitted Liens pursuant to Sections 9.02(e), 9.02(l) or 9.02(n), (v) any deposit account used exclusively for receipt of any Third Party Payor Program accounts receivable or other accounts receivable under which any Third Party Payor is the account debtor are directly paid, provided that the funds in such account are transferred within two (2) Business Days to an account of an Obligor that is subject to a Control Agreement and (vi) any other Deposit Account or Securities Account (x) located in the U.S., so long as with respect to this clause (vi)(x) the aggregate amount on deposit in all such accounts does not exceed $1,000,000 at any one time and (y) located outside of the U.S., so long as, with respect to this clause (vi)(y) the aggregate amount on deposit in all such accounts does not exceed $2,000,000 at any one time.

“Excluded Subsidiary” means (i) any non-wholly owned Subsidiary with respect to which the grant of a security interests and Lien upon, and pledge to the Secured Parties of, the properties and assets of such non-wholly owned Subsidiary to secure the Obligations (and any guaranty thereof) are prohibited by, or would give any third-party (other than any Obligor or any of its Subsidiaries) the right to terminate its obligations under such non-wholly owned Subsidiary’s Organic Documents for so long as such Organic Documents are in effect; provided that such prohibition or termination right was not put into effect in contemplation of this Agreement, (ii) any Specified Netherlands Subsidiary, (iii) any Immaterial Subsidiary, (iv) any 956 Subsidiary, (v) any Subsidiary formed solely for the purpose of consummating a Permitted Acquisition at all times prior to the consummation of such Permitted Acquisition or (vi) for a period of one hundred eighty (180) days after the Closing Date, each of CombiMatrix Corporation, CombiMatrix Molecular Diagnostics, Inc., Jungla LLC, and Clear Genetics, LLC; provided that if any such Subsidiary is not liquidated, wound up or dissolved or merged with and into any Obligor prior to the end of such one hundred eighty (180) day period pursuant to the terms of Section 9.03(f), such Subsidiary shall cease to constitute an Excluded Subsidiary pursuant to this clause (vi) and shall be required to become an Obligor pursuant to the terms of Section 8.12(a).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (x) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivisions thereof) or (y) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 14.05(i)) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f), and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Exclusive License” means any outbound license of Intellectual Property that is exclusive (whether as to use, geography or otherwise) and (i) has a term that is longer than eighteen (18) months from the date of the original effective date of such license or (ii) is subject to any automatic renewal right or obligation by the parties thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FD&C Act” means the U.S. Food, Drug and Cosmetic Act of 1938 (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration and any successor entity.

“Federal Funds Effective Rate” means, for any day, the greater of (i) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York sets forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate and (ii) zero percent (0%).

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of material unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any material liability by the Borrower or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any material liability by the Borrower or any of its Subsidiaries, or the imposition on the Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pension Plan” means any benefit plan that under applicable Law, other than the Laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle by any Obligor other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. All references to “GAAP” used herein shall be to GAAP applied consistently with the principles used in the preparation of the financial statements delivered pursuant to Section 6.01(e)(i).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance, exemption, filing or notice that is issued or granted by or from (or pursuant to any act of) any Governmental Authority, including any application or submission related to any of the foregoing.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of any country, in each case whether U.S. or non-U.S., including the FDA and any other agency, branch or other governmental body that has regulatory, supervisory or administrative authority or oversight over, or is charged with the responsibility or vested with the authority to administer or enforce, any Healthcare Laws.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit and guarantees of operating leases, in each case, in the ordinary course of business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit C, executed by any entity that, pursuant to Section 8.12 is required to become a “Subsidiary Guarantor”.

“Guaranteed Obligations” has the meaning set forth in Section 13.01.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (i) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (ii) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Healthcare Laws” means all applicable Laws and Governmental Approvals, whether U.S. or non-U.S., federal, state, local or equivalent, relating to the provision of medical or other professional healthcare or laboratory services or supplies, billing and collection practices relating to the payment for healthcare services or supplies, in vitro or diagnostic testing, insurance law (including law related to payment for “no-fault” claims) and workers compensation law as they relate to the provision of, and billing and payment for, healthcare services, patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of medical care, equipment, personnel, operating policies, fee splitting, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a 7b(b)) (the “Federal Anti-Kickback Statute”), the Physician Self-Referral Statute (42 U.S.C. § 1395nn) (the “Stark Law”), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a 7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), the exclusion law (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the FD&C Act (21 U.S.C. Ch. 9), the statutes, regulations and binding directives of applicable federal healthcare programs, including but not limited to Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), any binding collection and reporting requirements relating to applicable federal health care programs, the statutes, regulations and binding directives relating to the processing of any applicable rebate, chargeback or adjustment under applicable rules and regulations pursuant to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, and any rules and regulations promulgated pursuant to the statutes listed herein.

“Healthcare Permit” means, with respect to any Person and its ordinary course business activities, any Governmental Approval (i) issued or required under any Healthcare Laws applicable to such activities of such Person, including activities related to the provision of billing or invoicing for the sale of goods or services regulated or administered under any Healthcare Laws, or (ii) issued to such Person or required to be held by such Person under any Healthcare Laws.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiary” means, as of any date of determination, any Foreign Subsidiary of an Obligor (i) the unconsolidated assets of which does not exceed five percent (5%) of the consolidated assets of the Borrower and its consolidated Subsidiaries as set forth in the financial statements most recently delivered pursuant to Sections 6.01, 8.01(a) or 8.01(b), as applicable, and (ii) the unconsolidated revenues of which does not exceed five percent (5%) of the consolidated revenues of the Borrower and its consolidated Subsidiaries as set forth in the financial statements most recently delivered pursuant to Sections 6.01, 8.01(a) or 8.01(b), as applicable; provided that no Subsidiary of the Obligors shall qualify as an Immaterial Subsidiary if the assets or revenue of such Subsidiary taken together with the consolidated assets or revenue of all then existing Immaterial Subsidiaries exceeds ten percent (10%) of the consolidated assets or revenue, as applicable, of the Borrower and its consolidated Subsidiaries.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (excluding trade account payables), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services ((A) excluding (1) current accounts payable incurred in the ordinary course of business not overdue by more than one hundred twenty (120) days, or subject to a bona fide dispute and for which adequate reserves in conformity with GAAP have been established on the books of such Person, and (2) prepaid or deferred revenue arising in the ordinary course of business consistent with past practice, but (B) including earn-out payments, purchase price adjustments and similar contingent payment obligations relating to any Acquisition (such obligations arising pursuant to this clause (B), collectively, “Contingent Acquisition Obligations”), provided that the amount of a Contingent Acquisition Obligation is the stated or determined amount of the primary obligation for which the Contingent Acquisition Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capital Lease Obligations of such Person, (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (x) obligations under any Permitted Equity Derivative, Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (xi) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (xii) any Disqualified Equity Interests of such Person and (xiii) all other obligations required to be classified as indebtedness of such Person under GAAP; provided that, notwithstanding the foregoing, Indebtedness shall not include accrued expenses, deferred rent, deferred taxes, deferred compensation or customary obligations under employment agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning set forth in Section 14.03(b).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document (other than the Warrant Obligations) and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Information Certificate” means an Information and Collateral Certificate, in substantially the form set forth in Exhibit G.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all of the right, title and interest in and to the following of a Person:

(a)    its Copyrights, Trademarks and Patents;

(b)    any and all trade secrets, trade secret rights and other proprietary or confidential information, public information and proprietary or non-proprietary know-how, including, without limitation, any rights to unpatented inventions, know how, operating manuals, documented research, development, demonstration or engineering work and all other information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, technical information, systems, methodologies, computer programs and information technology;

(c)    any and all source code;

(d)    any and all design rights which may be available to such Person;

(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Intercompany Subordination Agreement” means a subordination agreement to be executed and delivered by the Borrower and each of its Subsidiaries, pursuant to which all obligations in respect of any Indebtedness for borrowed money owing to any such Person by the Borrower or any of its Subsidiaries shall be subordinated to the prior payment in full in cash of all Obligations, such agreement to be substantially in the form attached hereto as Exhibit H.

“Interest Period” means, (i) initially, the period commencing on (and including) the Closing Date and ending on (and including) the last day of the calendar quarter in which the Closing Date occurred, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar quarter and ending on the earlier of (and including) (x) the last day of such calendar quarter and (y) the Maturity Date.

“Interest Rate” means, for any Interest Period, the sum of (i) the Applicable Margin plus (ii) the greater of (x) the Reference Rate as of the second Business Day immediately preceding the first day of such Interest Period and (y) two percent (2.00%).

“Invention” means any novel, inventive or useful art, apparatus, method, process, machine (including any article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (i) the acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (ii) the making of any deposit with, or advance, loan, assumption of debt, or other extension of credit to, or capital contribution in any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding one hundred eighty (180) days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (iii) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (iv) the entering into of any Hedging Agreement. The amount of any Investment will be determined at the time such Investment is made without giving effect to any subsequent changes in value.

“IRS” means the U.S. Internal Revenue Service.

“Landlord Consent” means a landlord consent substantially in the form of Exhibit G to the Security Agreement.

“Law” means any U.S. or non-U.S. federal, state, provincial, territorial, municipal or local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including any interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” has the meaning set forth in the preamble hereto.

“LIBOR” means, with respect to any applicable Interest Period hereunder, the three-month London Interbank Offered Rate for deposits in Dollars at approximately 11:00 a.m. (London, England time), as determined by the Administrative Agent from the appropriate Bloomberg page (or any successor thereto or similar source reasonably determined by the Administrative Agent from time to time), which shall be that three-month London Interbank Offered Rate for deposits in Dollars in effect two (2) Business Days prior to the first day of such Interest Period rounded up to the nearest one hundredth (1/100) of one percent (1%). The Administrative Agent’s determination of interest rates shall be binding on all parties to the Loan Documents in the absence of manifest error.

“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Loan” has the meaning set forth in the first recital hereto.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Warrant Certificate, the Intercompany Subordination Agreement, and any other guaranty, security agreement, subordination agreement, intercreditor agreement or other present or future document, instrument, agreement, certificate or other amendment, waiver or modification of the foregoing, delivered to the Administrative Agent or any Lender in connection with this Agreement (including, without limitation, in connection with Section 8.12) or any of the other Loan Documents, in each case, as amended or otherwise modified.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including reasonable fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of fifty percent (50%) of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loan) then in effect.

“Make-Whole Fee” means, with respect to any prepayment of all or any portion of the outstanding principal amount of the Loan on any Prepayment Date, pursuant to clause (a) or (b) of Section 3.03, occurring prior to the second anniversary of the Closing Date, an amount equal to the interest, fees (other than any Early Prepayment Fee) and any other amounts the Lenders would have earned in respect of such prepaid principal amount for the period beginning on such Prepayment Date through and including the second anniversary of the Closing Date had such prepayment not been made.

“Margin Stock” means “margin stock” within the meaning of Regulation U and Regulation X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, condition (financial or otherwise), operations, performance, property or assets of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Obligors taken as a whole to perform their obligations under the Loan Documents, as and when due, or (iii) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of the Administrative Agent or the Lenders under any of the Loan Documents.

“Material Agreement” means (i) any Contract to which the Borrower or any other Obligor is a party or a beneficiary from time to time, relating to Commercialization and Development Activities, for which the breach of, default or nonperformance under, cancellation or termination of which or failure to renew could reasonably be expected to result in a Material Adverse Effect, and (ii) any Contract entered into by the applicable Obligor and disclosed as a “material definitive agreement” in the filings made by the Borrower with SEC.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor (excluding any intercompany Indebtedness by and among the Obligors and their respective Subsidiaries that is permitted hereunder), the outstanding principal amount of which, individually or in the aggregate, exceeds $15,000,000 (or the Equivalent Amount in other currencies).

“Material Intellectual Property” means, all Intellectual Property material to the business of the Borrower and its Subsidiaries, taken as a whole, relating to Commercialization and Development Activities, whether currently owned or licensed, or acquired, developed or otherwise licensed or obtained after the date hereof, the loss of which could reasonably be expected to result in a Material Adverse Effect.

“Maturity Date” means either (i) June 1, 2024 if, at such time, the 2024 Notes are outstanding and are due to mature on September 1, 2024; provided that if, prior to such date, the maturity of at least eighty percent (80%) of the 2024 Notes is extended to a date that is prior to September 1, 2025, the Maturity Date shall automatically be deemed extended to the date that is ninety (90) days prior to such 2024 Notes’ maturity date (as extended), or (ii) otherwise, June 1, 2025.

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“Minimum Proceeds Threshold” has the meaning set forth in Section 3.03(b).

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means, (i) with respect to any Casualty Event experienced or suffered by an Obligor, the amount of cash proceeds received (directly or indirectly) including, without limitation, in the form of insurance proceeds or condemnation awards in respect of such Casualty Event, from time to time by or on behalf of such Person after deducting therefrom only (1) reasonable costs and expenses related thereto incurred by such Obligor in connection therewith, (2) amounts required to be repaid on account of any Permitted Indebtedness (other than the Obligations) as a result of such Casualty Event, (3) amounts required to be reserved in accordance with GAAP for indemnities and against liabilities associated with the property damaged, destructed or condemned in such Casualty Event, and (4) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith; and (ii) with respect to any Asset Sale by an Obligor, the amount of cash proceeds received (directly or indirectly) from time to time by or on behalf of such Person after deducting therefrom only (x) reasonable costs, fees and expenses related thereto incurred by such Obligor in connection therewith, (y) amounts required to be repaid on account of any Permitted Indebtedness (other than the Obligations) as a result of such Asset Sale, and (z) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith; provided that, in each case of clauses (i) and (ii), costs, fees and expenses shall only be deducted to the extent, that the amounts so deducted are (x) actually paid to a Person that is not an Affiliate of an Obligor and (y) properly attributable to such Casualty Event or Asset Sale, as the case may be.

“Note” means a promissory note, in substantially the form of Exhibit A hereto, executed and delivered by the Borrower to any Lender in accordance with Section 2.03.

“NY UCC” means the UCC as in effect from time to time in New York.

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description (including all Guaranteed Obligations and Warrant Obligations) owing by such Obligor to any Secured Party, any indemnitee hereunder or any participant, in each case, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) if such Obligor is the Borrower, the Loan, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.

“Obligor Intellectual Property” means, at any time of determination, Intellectual Property owned by, licensed to or otherwise held by any Obligor at such time including, without limitation, as of the Closing Date the Intellectual Property listed on Schedule 7.05(b).

“Obligors” means, collectively, the Borrower, each Subsidiary Guarantor, and their respective successors and permitted assigns.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Orbicule Royalty Transaction” means the transactions occurring pursuant to, or in connection with the settlement of amounts due under, that certain Intercompany Technology License Agreement between Borrower and Orbicule BVBA (d/b/a Diploid) dated as of October 1, 2020, including without limitation, the licensing of the Intellectual Property rights described therein to Borrower, the royalties and other fees to be paid by Borrower to Orbicule BVBA (d/b/a Diploid) thereunder and the distribution of the accounts receivable arising thereunder by the Specified Netherlands Subsidiaries to Borrower for offset against the accounts payable in respect of such royalties.

“Organic Document” means, for any Person, such Person’s formation documents, including, as applicable its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such Person’s Equity Interests, or any equivalent document of any of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 14.05(i)).

“Participant” has the meaning set forth in Section 14.05(e).

“Participant Register” has the meaning set forth in Section 14.05(g).

“Patents” means all patents and patent applications, including (i) the Inventions and improvements described and claimed therein, (ii) the reissues, divisions, continuations, renewals, extensions, and continuations in part thereof, and (iii) all rights whatsoever accruing thereunder or pertaining thereto throughout the world.

“Patriot Act” has the meaning set forth in Section 14.20.

“Payment Date” means (i) the last day of each Interest Period; provided that if such last day of any Interest Period is not a Business Day, then the Payment Date shall be the next succeeding Business Day, and (ii) the Maturity Date.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means (i) the ArcherDX Acquisition and (ii) after the Closing Date, any other Acquisition by an Obligor that satisfies each of the following conditions:

(a)    immediately prior to, and after giving pro forma effect to such Acquisition, no Default shall have occurred and be continuing or could reasonably be expected to result therefrom;

(b)    in the case of an Acquisition of Equity Interests of any Person, all of such Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to any Law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of the Borrower in connection with such Acquisition, shall be owned, directly or indirectly, by an Obligor and the Borrower shall take, or cause to be taken, each of the actions required pursuant to Section 8.12(a), to the extent applicable to such Person;

(c)    as of the date of the consummation of such Acquisition, the portion of consideration payable in respect thereof in the form of cash or Permitted Cash Equivalent Investments, when taken together with the aggregate consideration paid in cash or Permitted Cash Equivalent Investments in respect of all other Acquisitions made in the period of twelve (12) consecutive months ended on such date of consummation, shall not exceed $50,000,000; provided that this clause (c) shall not apply (and shall have no force or effect) in the event that, as of such date of consummation (i) the consolidated Revenue of the Obligors for the period of twelve (12) consecutive calendar months ended immediately prior to such date exceeds $300,000,000 and (ii) both immediately before and immediately after giving pro forma effect to such Acquisition, the Obligors shall have a minimum aggregate balance of $100,000,000 in cash or Permitted Cash Equivalent Investments on deposit in one or more Controlled Accounts;

(d)    to the extent such Acquisition is for consideration of (i) $50,000,000 or more, the Borrower shall have provided the Administrative Agent with at least five (5) Business Days’ prior written notice of such Acquisition, and if reasonably requested by the Administrative Agent, (w) any available summaries, prepared in reasonable detail, of all due diligence conducted by or on behalf of the Borrower or the applicable Subsidiary, prior to such Acquisition, (x) a copy of the draft purchase agreement (including all exhibits and schedules thereto, including any disclosure schedules) related to the proposed Acquisition, (y) any available quarterly and annual financial statements of the Person whose Equity Interests or assets are being acquired and (z) any other information reasonably requested by the Administrative Agent and available to the Obligors, or (ii) less than $50,000,000, the Borrower shall have provided the Administrative Agent written notice of such Acquisition within five (5) Business Days after the consummation thereof together with a copy of the executed purchase agreement (including all exhibits and schedules thereto, including any disclosure schedules) related to such Acquisition;

(e)    to the extent that the purchase price for any such Acquisition is paid in Equity Interests, all such Equity Interests shall be Qualified Equity Interests;

(f)    no Obligor shall, in connection with any such Acquisition, assume or remain subject to or liable with respect to (x) any Indebtedness of the related seller or the business, Person or properties acquired, except to the extent permitted pursuant to Section 9.01, or (y) any Lien on any business, Person or assets acquired, except to the extent permitted pursuant to Section 9.02; provided that any other such Indebtedness, or Liens not permitted to be assumed, continued or otherwise supported by the Borrower or any of its Subsidiaries hereunder shall be paid in full or released as to the business, Persons or properties being so acquired substantially on or before the consummation of such Acquisition; and

(g)    together with the notices given pursuant to clause (d) above, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower (prepared in reasonable detail), certifying that the Acquisition complies with the requirements of this definition;

provided that, notwithstanding anything to the contrary set forth in this definition, any delivery of documents or other information by the Borrower to the Administrative Agent or any Lender shall be subject to the provisions set forth in Section 1.05.

“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any state thereof having maturities of not more than one year from the date of acquisition, (ii) commercial paper maturing no more than two hundred and seventy (270) days after the date of its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of the Administrative Agent, (iv) money market funds at least ninety five percent (95%) of the assets of which constitute Permitted Cash Equivalent Investments of the kinds described in clauses (i) through (iii) of this definition and (v) any other Investments permitted by the Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by the Administrative Agent.

“Permitted Convertible Indebtedness” shall mean any unsecured Indebtedness that (i) is in the form of notes issued by Borrower that are convertible into a fixed number of shares of common stock of Borrower (or other securities or property following a merger event or other change of the common stock of Borrower), cash or any combination thereof, (ii) except as expressly permitted hereby, is not subject to scheduled amortization, scheduled mandatory redemption or similar payment and does not have a final maturity date earlier than 91 days after the Maturity Date, (iii) does not include any covenants (including financial covenants) or agreements (other than with respect to amortization or other economic terms) that, taken as a whole, are more restrictive or onerous on the Obligors than those set forth in the 2024 Notes (as in effect on the Closing Date), as determined in good faith by the Borrower, (iv) is not subject to repayment or prepayment earlier than 91 days after the Maturity Date, except in the case of an event of default or change of control (or any equivalent term in the documents or agreements governing such Indebtedness) or upon conversion into Qualified Equity Interests plus cash, if any, in lieu of any fractional share, (v) is not guaranteed by any Subsidiary of Borrower, (vi) has mandatory and optional redemption terms applicable to such Indebtedness that are substantially the same as those of the 2024 Notes, including that no optional redemption shall be permitted prior to the third anniversary of the issuance date of such Indebtedness, and (vii) without limiting any of the foregoing, has terms applicable to such Indebtedness that, taken as a whole, are customary for convertible Indebtedness of such type and that are no less favorable to the Borrower than the terms of the 2024 Notes, as determined in good faith by the Borrower.

“Permitted Equity Derivative” means any forward purchase, call option, warrant or other derivative transactions in respect of the Borrower’s common stock; provided that (i) the terms, conditions and covenants of each such transaction shall be customary for transactions of such type, as determined in good faith by the Borrower, (ii) such transaction may, at the option of the Borrower, be settled in Qualified Equity Interests of the Borrower, (iii) such transaction is entered into substantially simultaneously and in connection with the issuance of Permitted Convertible Indebtedness or any Permitted Refinancing of the 2024 Notes, and (iv) the purchase price for such Permitted Equity Derivative (a) does not exceed the net cash proceeds received by the Borrower from the issuance of Permitted Convertible Indebtedness or any Permitted Refinancing of the 2024 Notes and (b) is financed with the proceeds of such issuance or Permitted Refinancing, as applicable.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Licenses” means (A) licenses of over-the-counter software that is commercially available to the public and is purchased or sold, as the case may be, in the ordinary course of business, and (B) (1) non-Exclusive Licenses and (2) Exclusive Licenses, in each case, for the use of the Intellectual Property of the Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided that, with respect to any Exclusive License, (i) no Event of Default has occurred or is continuing at the time of such Exclusive License; (ii) such Exclusive License constitutes an arm’s-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of the Borrower or its applicable Subsidiary to pledge, grant a security interest in or Lien on, or assign or otherwise transfer, any Intellectual Property; (iii) such Exclusive License could not reasonably be expected to result in a legal transfer of title of the licensed property; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from such Exclusive License that are payable to any Obligor are paid to a Controlled Account.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Refinancing” means, with respect to any Indebtedness permitted to be refinanced, extended, renewed or replaced hereunder, any refinancings, extensions, renewals and replacements of such Indebtedness; provided that such refinancing, extension, renewal or replacement shall not (i) as of the time thereof, increase the outstanding principal amount of (or monetary payment obligation of any Obligor in respect of) the Indebtedness being refinanced, extended, renewed or replaced, except by an amount equal to any accrued and unpaid interest on such principal amount (or payment obligation) and a reasonable premium and other reasonable amount paid, and fees and expenses reasonably incurred in connection with such refinancing, extension, renewal or replacement, (ii) contain redemption, payment or repayment terms relating to outstanding principal amount or other payment obligations, amortization, maturity, redemption, collateral security (if any) or subordination (if any), or other material terms that, taken as a whole, are less favorable in any material respect to the Obligors or the Secured Parties than the terms of any agreement or instrument governing the Indebtedness being refinanced, (iii) contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of the Indebtedness being refinanced and (iv) after giving effect to such refinancing, extension, renewal or replacement, no Default shall have occurred (or could reasonably be expected to occur) as a result thereof.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate has any liability (contingent or otherwise) or is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Date” has the meaning set forth in Section 3.03(a)(i).

“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any applicable Law for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

“Proportionate Share” means, with respect to each Lender, the percentage obtained by dividing (i) the sum of all Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loan) of such Lender then in effect by (ii) the sum of all Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loan) of all Lenders then in effect.

“Qualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.

“Real Property Security Documents” means any Landlord Consents or Bailee Letters, any mortgage or deed of trust or any other real property security document required hereunder or under the terms of the Security Agreement to be executed by any Obligor.

“Recipient” means any Lender, the Administrative Agent or any other recipient of any payment to be made by or on account of any Obligation, as applicable.

“Reference Rate” means LIBOR; provided that if LIBOR can no longer be determined by the Administrative Agent (in its sole discretion) or the Governmental Authority having jurisdiction over the quotation or determination of London Interbank Offered Rates ceases to supervise or sanction such rates for purposes of interest rates on loans, then the Administrative Agent and the Borrower shall endeavor, in good faith, to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for middle-market loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest, any changes to the Applicable Margin and such other related changes to this Agreement as may be applicable; provided, further that, until such alternate rate of interest is agreed upon by the Administrative Agent and the Borrower, the Reference Rate for purposes hereof and of each other Loan Document shall be equal to the Wall Street Journal Prime Rate.

“Refinanced Debt” means Indebtedness outstanding pursuant to that certain Credit Agreement and Guaranty, dated as of May 10, 2019, by and between ArcherDX, the subsidiary guarantors party thereto and Perceptive Credit Holdings II, LP, as administrative agent, as amended, restated, modified or supplemented from time to time.

“Register” has the meaning set forth in Section 14.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Related Fund” means, with respect to any Lender, a fund which is managed or advised by the same investment manager or investment adviser as such Lender or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of such Lender.

“Related Parties” has the meaning set forth in Section 14.16.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer, chief accounting officer, treasurer, general counsel and similar officer of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interests or other property) or payment of interest, principal or fees with respect to any Equity Interests of the Borrower or any of its Subsidiaries, or any payment (whether in cash, Equity Interests or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any of its Subsidiaries, or any option, warrant or other right to acquire any such Equity Interests of the Borrower or any of its Subsidiaries issued after the Closing Date.

“Restrictive Agreement” means any Contract or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of any Obligor to create, incur or permit to exist any Lien upon any of its properties or assets (other than (x) customary provisions in Contracts (including without limitation leases and inbound licenses of Intellectual Property) or (y) restrictions or conditions imposed by any Contract governing secured Permitted Indebtedness permitted under Section 9.01(g), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness), or (ii) the ability of any Obligor to make Restricted Payments with respect to any of their respective Equity Interests or to make or repay loans or advances to any Obligor or to Guarantee Indebtedness of any Obligor.

“Revenue” means, for any relevant fiscal period, the consolidated total revenues of the Obligors for such fiscal period resulting from the sale of goods and services in the ordinary course of business, as recognized on the income statement of the Obligors for such fiscal period, determined on a consolidated basis in accordance with GAAP.

“Sanction” means any international economic sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union or its Member States, Her Majesty’s Treasury or other relevant sanctions authority where the Borrower is located or conducts business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Party” means each Lender, the Administrative Agent, each other Indemnified Party, any other holder of any Obligation, and any of their respective permitted transferees or assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the date hereof, among the Borrower as the grantor party thereto and the Administrative Agent, granting a security interest in the Borrower’s personal property in favor of the Administrative Agent.

“Security Documents” means, collectively, the Security Agreement, each Real Property Security Document, each Short-Form IP Security Agreement, and each other security agreement, control agreement or financing statement, registration, recordation, filing, instrument or approval required, entered into or recommended to grant, perfect and otherwise render enforceable Liens in favor of the Secured Parties for purposes of securing the Obligations, including (without limitation) pursuant to Section 8.12.

“Securities Account” means any securities account, as such term is defined in Section 8- 501 of the NY UCC.

“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements, substantially in the form of Exhibit C, Exhibit D or Exhibit E to the Security Agreement, entered into by one or more Obligors in favor of the Secured Parties, each in form and substance reasonably satisfactory to the Administrative Agent (and as amended, modified or replaced from time to time).

“Solvent” means, at any time of determination and with respect to any Person and its Subsidiaries, taken as a whole, that (i) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds their total liabilities (including contingent liabilities); (ii) the present fair saleable value of the property of such Person and its Subsidiaries is not less than the amount that will be required to pay the probable liabilities of such Person on their debts and liabilities as they become absolute and matured, and (iii) such Person and its Subsidiaries have not incurred and do not intend to, and do not believe that they will, incur debts or liabilities beyond such Person’s and its Subsidiaries’ ability to pay such aggregate debts and liabilities as they mature.

“Specified 956 Subsidiary” means any 956 Subsidiary that does not otherwise qualify as an Excluded Subsidiary pursuant to any provision of such defined term other than clause (iv) thereof.

“Specified Netherlands Subsidiary” means each of Invitae Netherlands, B.V., a besloten vennootschap (private limited company) organized under the laws of The Netherlands, and Orbicule BVBA (d/b/a Diploid), a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) organized under the laws of Belgium.

“Subordinated Indebtedness” means any Indebtedness that (a) is subordinated pursuant to, and on the terms of, the Intercompany Subordination Agreement or (b) (i) is subordinated to the prior payment in full of all of the Obligations pursuant to an intercreditor agreement or other written agreement with terms acceptable to the Administrative Agent, (ii) is not subject to scheduled amortization, redemption (mandatory) or similar payment and does not have a final maturity date prior to the Maturity Date, (iii) does not include any covenants (including financial covenants) or agreements (other than with respect to amortization or other economic terms) that, taken as a whole, are more restrictive or onerous on the Obligors in any material respect than the Loan Documents, as reasonably determined by a Responsible Officer in good faith, and (iv) is not subject to repayment or prepayment prior to a the Maturity Date except in the case of an event of default or change of control (or any equivalent term in the Subordinated Indebtedness Documents).

“Subordinated Indebtedness Documents” means, collectively, any loan agreements, indentures, note purchase agreements, promissory notes, guarantees, intercreditor agreements and other instruments and agreements evidencing the terms of, or the subordination of, any Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person (for purposes of this definition, the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, directly or indirectly or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more direct or indirect subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower; provided that for purposes of Sections 8 and 9 and any defined terms contained therein, references to a “Subsidiary” or to “Subsidiaries” shall not include any Immaterial Subsidiary.

“Subsidiary Guarantor” means, initially as of the Closing Date, each Subsidiary of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto that has satisfied or is required to satisfy the conditions set forth in Section 6.01(j). and, thereafter, each Subsidiary of the Borrower (other than an Excluded Subsidiary) that becomes, or is required to become, an Obligor after the Closing Date pursuant to Section 8.12(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Party Payor” is any U.S. or foreign federal, state or local governmental payor (including Medicare, Medicaid, TRICARE, CHAMPVA, and any state health plan adopted pursuant to Title XIX of the Social Security Act), private insurers, managed care plans and any other Person that maintains a Third-Party Payor Program.

“Third Party Payor Program” is all health care payment and reimbursement programs in which any Obligor participates or from which any Obligor receives payments for services.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including (i) all renewals of trademark and service mark registrations, (ii) all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and (iii) all rights whatsoever accruing thereunder or pertaining thereto throughout the world, together, in each case, with the goodwill of the business connected with the use thereof.

“Transactions” means the negotiation, preparation, execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is (or is intended to be) a party, the making of the Loan hereunder, the repayment of the Refinanced Debt, the consummation of the ArcherDX Acquisition and all other transactions contemplated pursuant to this Agreement and the other Loan Documents.

“UCC” means, with respect to any applicable jurisdictions, the Uniform Commercial Code as in effect in such jurisdiction, as may be modified from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” or “U.S.” means the United States of America, its fifty (50) states and the District of Columbia.

“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Wall Street Journal Prime Rate” means the Wall Street Journal Prime Rate, as published and defined in The Wall Street Journal.

“Warrant Certificate” means the Warrant Certificate in substantially the form of Exhibit J hereto, to be delivered pursuant to Section 6.01(g) (as a condition precedent to the Borrowing of the Loan), as amended or otherwise modified pursuant to the terms thereof.

“Warrant Obligations” means all Obligations of the Borrower arising out of, under or in connection with the Warrant Certificate.

“Withholding Agent” means the Borrower, any other Obligor and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02    Accounting Terms and Principles. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 10 and any definitions used in such calculations) shall be made, in accordance with GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication. If the Borrower requests an amendment to any provision hereof to eliminate the effect of (a) any change in GAAP or the application thereof or (b) the issuance of any new accounting rule or guidance or in the application thereof, in each case, occurring after the date of this Agreement, then the Lenders and the Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such change or issuance with the intent of having the respective positions of the Lenders and the Borrower after such change or issuance conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (i) the provisions in this Agreement shall be calculated as if no such change or issuance has occurred and (ii) the Borrower shall provide to the Lenders a written reconciliation in form and substance reasonably satisfactory to the Lenders, between calculations of any baskets and other requirements hereunder before and after giving effect to such change or issuance.

1.03    Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires,

(a)    the terms defined in this Agreement include the plural as well as the singular and vice versa;

(b)    words importing gender include all genders;

(c)    any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement;

(d)    any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision;

(e)    references to days, months and years refer to calendar days, months and years, respectively;

(f)    all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”;

(g)    the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”;

(h)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer broadly to any and all assets and properties, whether tangible or intangible, real or personal, including cash, securities, rights under contractual obligations and permits and any right or interest in any such assets or property;

(i)    accounting terms not specifically defined herein (other than “property” and “asset”) shall be construed in accordance with GAAP;

(j)    the word “will” shall have the same meaning as the word “shall”;

(k)    where any provision in this Agreement or any other Loan Document refers to an action to be taken by any Person, or an action which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or, to the knowledge of such Person, indirectly;

(l)    references to any Lien granted or created hereunder or pursuant to any other Loan Document securing any Obligations shall be deemed to be a Lien for the benefit of the Secured Parties;

(m)    references to “knowledge” or awareness of the Borrower or any of its Subsidiaries throughout this Agreement, or a similar qualification, knowledge or awareness, means the actual knowledge of any Responsible Officer of the Borrower or applicable Subsidiary; and

(n)    references to any Law will include all statutory and regulatory provisions amending, consolidating, replacing, supplementing or interpreting such Law from time to time.

Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents.

If any obligation to pay any amount pursuant to the terms and conditions of any Loan Document falls due on a day which is not a Business Day, then such required payment date shall be extended to the immediately following Business Day and interest shall accrue on such amount for the term of such extension at the rate applicable immediately prior to such extension.    For the purposes of calculations made pursuant to the terms of this Agreement or otherwise for purposes of compliance herewith, GAAP will be deemed to treat operating leases in a manner consistent with their current treatment under GAAP as in effect on the date of this Agreement, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

1.04    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.05    Material Non-Public Information. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Borrower, Administrative Agent and the Closing Date Lender hereby acknowledge and agree that, as of the Closing Date, the Administrative Agent and the Closing Date Lender desire not to receive reports, notices, documentation and other information (collectively, “Information”) which the Borrower reasonably believes may contain material non-public information with respect to the Borrower or any of its Subsidiaries, and the Borrower shall not provide such Information to the Administrative Agent and Closing Date Lender, in each case, for so long as the Borrower is subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act. In addition, the Borrower, the Administrative Agent and the Lenders, hereby (i) acknowledge that other Lenders may not wish to receive any Information which the Borrower reasonably believes may contain material non-public information with respect to the Borrower or any of its Subsidiaries, or the respective securities of any of the foregoing, for so long as the Borrower is subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act and (ii) agree that if any other Lender notifies the Borrower in writing that it does not wish to so receive such Information, the Borrower shall not provide such Information to such Lender and neither the Borrower, nor any Person acting on its behalf, will provide the Administrative Agent or any Lender or their respective representatives or agents with any Information that the Borrower reasonably believes may contain material non-public information unless, prior thereto, such receiving Person shall have confirmed to the Borrower in writing that it consents to receive such Information. The Borrower hereby acknowledges that the Administrative Agent and each Lender are relying on the foregoing acknowledgment and covenant in effecting transactions in securities of the Borrower.

SECTION 2

THE COMMITMENTS AND THE LOAN

2.01    Loans.

(a)    On the terms and subject to the conditions of this Agreement, each Lender agrees to make a Loan to the Borrower, in a single Borrowing on the Closing Date, in an aggregate principal amount for all Lenders of no less than $135,000,000 and not to exceed $200,000,000; provided that in the event that less than $200,000,000 is borrowed on the Closing Date, any remaining, unused portion of the Lenders’ Commitment with respect to the Loan shall automatically be terminated and reduced to zero.

(b)    No amounts repaid or prepaid with respect to any Loan may be reborrowed.

(c)    Any term or provision hereof (or of any other Loan Document) to the contrary notwithstanding, Loans made to the Borrower will be denominated solely in Dollars and will be repayable solely in Dollars and no other currency.

2.02    Borrowing Procedures. Unless the Administrative Agent otherwise agrees in writing, at least three (3), but no more than five (5), Business Days prior to the Closing Date, the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Notice, which notice, if received by the Administrative Agent on a day that is not a Business Day or after 10:00 A.M. (New York City time) on a Business Day, shall be deemed to have been delivered on the next Business Day.

2.03    Notes. If requested by any Lender, any Loan of such Lender shall be evidenced by one or more Notes. The Borrower shall prepare, execute and deliver to the Lender such Notes in the form attached hereto as Exhibit A.

2.04    Use of Proceeds. The Borrower shall use the proceeds of the Loan for purposes of (i) the financing of, in whole or in part, the ArcherDX Acquisition and the repayment of the Refinanced Debt on the Closing Date, (ii) working capital and general corporate purposes, and (iii) without duplication, the payment of fees, costs and expenses (including legal fees, costs and expenses) associated with the ArcherDX Acquisition, the repayment of the Refinanced Debt, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

SECTION 3

PAYMENTS OF PRINCIPAL AND INTEREST

3.01    Repayments and Prepayments Generally; Application.

(a)    There will be no scheduled repayments of principal on the Loan prior to the Maturity Date.

(b)    On the Maturity Date, the Borrower shall repay the entire remaining outstanding principal balance of the Loan in full and in cash.

(c)    The Borrower agrees that all amounts payable hereunder or under any other Loan Document, in respect of the Loan, fees or interest accrued or accruing thereon, or any other Obligations, shall be repaid and prepaid solely in Dollars pursuant to the terms of this. Except as otherwise provided in this Agreement, proceeds of each payment (including each repayment and prepayment of the Loan) by the Borrower shall be deemed to be made ratably to the Lenders in accordance with their respective Proportionate Shares of the Loan being repaid or prepaid.

3.02    Interest.

(a)    Interest Generally. The outstanding principal amount of the Loan, as well as the amount of all other outstanding Obligations, shall accrue interest at the Interest Rate on and from the Closing Date. The Administrative Agent’s determination of the Interest Rate shall be binding on the Obligors and the Lenders in the absence of manifest error.

(b)    Default Interest. Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of any Event of Default under Sections 11.01(a), (b) or (h), the Applicable Margin on the principal amount of the Loan outstanding hereunder shall automatically increase by three percent (3%) per annum; and (ii) upon the occurrence and during the continuance of any other Event of Default not set forth in clause (i) above, the Applicable Margin shall, at the Majority Lenders’ election and after a written notice thereof to Borrower by the Lenders, increase by three percent (3%) per annum (the Interest Rate, as increased pursuant to this Section 3.02(b), being the “Default Rate”).

(c)    Interest Payment Dates. Accrued interest on the Loan shall be payable in cash, in arrears, on each Payment Date with respect to the most recently completed Interest Period, and upon the payment or prepayment of the Loan (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate, or any accrued interest not paid on or before the Maturity Date, shall be payable from time to time in cash on demand by the Administrative Agent until paid in full.

3.03    Prepayments; Prepayment Premium.

(a)    Optional Prepayments.

(i)    Subject to prior written notice pursuant to clause (a)(ii) below and the payment of the Early Prepayment Fee and the Make-Whole Fee, in each case, if applicable pursuant to clause (c) below, the Borrower shall have the right to optionally prepay, in whole or in part, the outstanding principal amount of the Loan on any Business Day (a “Prepayment Date”); provided that in addition to such prepaid principal amount and the Early Prepayment Fee, the Borrower shall also make payment in full in cash on such Prepayment Date of all accrued but unpaid interest on the principal amount of the Loan being prepaid.

(ii)    A notice of optional prepayment shall be effective only if received by the Administrative Agent not later than 2:00 p.m. (New York City time) on a date at least three (3), and not more than five (5), Business Days prior to the proposed Prepayment Date. Each notice of optional prepayment shall specify the proposed Prepayment Date (and may be revocable if expressly conditioned on the occurrence of one or more events), the principal amount of the Loan to be prepaid, the amount of accrued and unpaid interest that will be paid on the Prepayment Date, and, in reasonable detail, a calculation of the Early Prepayment Fee and the Make-Whole Fee in each case, if applicable pursuant to clause (c) below, payable on such Prepayment Date in connection with such proposed prepayment.

(b)    Mandatory Prepayments. Within ten (10) Business Days of the receipt of Net Cash Proceeds from the occurrence of any Casualty Event or Asset Sale by any Obligor (other than any Asset Sale (i) to any other Obligor or (ii) permitted by clauses (a), (b), (c), (d)(ii), (f), (g), (h), (k), (l) (with respect to clauses (A) and (B)(1) of the definition of Permitted Licenses) or (m) of Section 9.09), in each case, in excess of ten million Dollars ($10,000,000) per occurrence or in the aggregate collectively since the Closing Date (the “Minimum Proceeds Threshold”), the Borrower shall apply an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by the applicable Obligor with respect to such Casualty Event or Asset Sale, as the case may be, to the (i) prepayment of outstanding principal of the Loan, and (ii) payment of accrued and unpaid interest on the principal amount of the Loan being prepaid and the payment of the Early Prepayment Fee and the Make-Whole Fee, if applicable. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing or shall immediately result therefrom, if, within fifteen (15) Business Days following the receipt of Net Cash Proceeds in excess of the Minimum Proceeds Threshold from any such Casualty Event or Asset Sale, a Responsible Officer of the Borrower delivers to the Administrative Agent a notice to the effect that the Borrower or the applicable Obligor intends to apply the Net Cash Proceeds from such Casualty Event or Asset Sale to reinvest in the business of the Borrower or the applicable Obligor, then such Net Cash Proceeds of such Casualty Event or Asset Sale may be applied for such purpose in lieu of such mandatory prepayment otherwise required pursuant to this clause (b) to the extent such Net Cash Proceeds of such Casualty Event or Asset Sale are actually applied for such purpose; provided that, in the event that such Net Cash Proceeds have not been so applied within three hundred sixty five (365) days following the receipt thereof, the Borrower shall make a mandatory prepayment of the Loan in an aggregate amount equal to one hundred percent (100%) of the unused balance of such Net Cash Proceeds received by the Borrower or the applicable Obligor with respect to such Casualty Event or Asset Sale, as the case may be, for application in accordance with Section 4.01(b).

(c)    Early Prepayment Fee; Make-Whole Fee. Without limiting the foregoing, whenever any prepayment of the Loan is made hereunder, including pursuant to Section 3.03(a) or Section 3.03(b), as a result of a Default acceleration or otherwise, the Early Prepayment Fee and the Make-Whole Fee, if applicable, shall be payable in full in cash on the applicable date such prepayment is made.

SECTION 4

PAYMENTS, ETC.

4.01    Payments.

(a)    Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made (i) in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to the deposit account of the Administrative Agent designated by the Administrative Agent by notice to the Borrower, and (ii) not later than 4:00 p.m. (New York City time) on the date on which such payment is due (each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day).

(b)    Application of Payments. Proceeds of any prepayment made pursuant to Section 3.03(a) or Section 3.03(b) shall be applied in the following order of priority, with proceeds being applied to the succeeding level of priority only if amounts owing pursuant to the immediately preceding level of priority have been paid off in full in cash; provided that all such applications to the Lenders shall be made in accordance with their respective Proportionate Shares:

(i)    first, to the payment of that portion of the Obligations payable to the Administrative Agent constituting fees, indemnities, costs, expenses, and other amounts then due and owing under this Agreement (including fees and disbursements and other charges of counsel payable under Section 14.03);

(ii)    second, to the payment of that portion of the Obligations payable to the Lenders constituting fees (other than the Early Prepayment Fee and the Make-Whole Fee), indemnities, expenses, and other amounts then due and owing under this Agreement ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)    third, to the payment of any accrued and unpaid interest and any fees then due and owing;

(iv)    fourth, to the payment of unpaid principal of the Loan;

(v)    fifth, to the payment of the Early Prepayment Fee and the Make-Whole Fee, if applicable;

(vi)    sixth, to the payment in full of all other Obligations then due and payable to the Administrative Agent and the Lenders, ratably among them in proportion to the respective amounts described in this clause (vi) payable to them; and

(vii)    seventh, to the Borrower or such other Persons as may lawfully be entitled to or directed by the Borrower to receive the remainder.

(c)    Non-Business Days. If the due date of any payment under this Agreement (whether in respect of principal, interest, fees, costs or otherwise) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day; provided that if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.

4.02    Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed during the period for which payable.

4.03    Set-Off.

(a)    Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, each of the Lenders and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, any Lender and any of their Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not such Person shall have made any demand and although such obligations may be unmatured. Any Person exercising rights of set off hereunder agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Lenders and each of their Affiliates under this Section 4.03 are in addition to other rights and remedies (including other rights of set-off) that such Persons may have.

(b)    Exercise of Rights Not Required. Nothing contained in Section 4.03(a) shall require the Administrative Agent, any Lender or any of their Affiliates to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

(c)    Payments Set Aside. To the extent that any payment by or on behalf of any Obligor is made to the Administrative Agent or any Lender, or the Administrative Agent, any Lender or any Affiliate of the foregoing exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent, or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or such Affiliate in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

SECTION 5

YIELD PROTECTION; ETC.

5.01    Additional Costs.

(a)    Changes in Law Generally. If, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), the adoption of any Law, or any change in any applicable Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement) against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or other Recipient or shall impose on a Lender (or its lending office) or other Recipient any other condition affecting the Loan or the Commitment, and the result of any of the foregoing is to increase the cost to such Lender or other Recipient of making or maintaining the Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient under this Agreement or any other Loan Document, or subject any Lender to any Taxes on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital (if any) attributable thereto by an amount deemed by such Lender to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (ii) through (iv) of the definition of “Excluded Taxes” and (iii) Connection Income Taxes), then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction suffered.

(b)    Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), the adoption of any applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loan to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction suffered.

(c)    Notification by Lender. Each Lender shall promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), which will entitle such Lender to request compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of such Lender requesting compensation under this Section 5.01, setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error.

(d)    Delays in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to request such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs unless the Lender notifies the Borrower, within ninety (90) days following the receipt by such Lender of its audited annual financial statements for the fiscal year in which such increased costs were incurred, of the change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor.

(e)    Other Changes. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.

5.02    Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes party to this Agreement), the adoption of or any change in any applicable Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loan (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof, following which (i) such Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Loan hereunder and (ii) if such Law shall so mandate, the Loan shall be prepaid by the Borrower on or before such date as shall be mandated by such Law in an amount equal to the outstanding principal amount of the Loan and all accrued but unpaid interest thereon (which for the avoidance of doubt shall include any Early Prepayment Fee or Make-Whole Fee) applicable on such Prepayment Date.

5.03    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent or each Lender, timely reimburse it for the payment of any Other Taxes.

(c)    Evidence of Payments. As soon as reasonably practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)    Indemnification by the Borrower. The Borrower shall reimburse and indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.05(g) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by (or withheld from payments to) the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that, other than in the case of U.S. federal withholding Taxes, such Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent shall deliver such other documentation prescribed by applicable Law as reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), (ii)(B), and (ii)(D)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI (or successor form);

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms); or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate, substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner.

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by such applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Tax Benefits. If any party to this Agreement determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Mitigation Obligations. If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.03, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment and delegation would: (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation. If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.03, and the Lender has declined or is unable to designate a different lending office in accordance with this Section 5.03(h), the Borrower may replace such Lender in accordance with Section 14.05(i).

(i)    Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 6

CONDITIONS PRECEDENT

6.01    Conditions to the Borrowing of the Loan. The obligation of the Closing Date Lender to make its Loan on the Closing Date shall be subject to the execution and delivery of this Agreement by the parties hereto, the delivery of a Borrowing Notice as required pursuant to Section 2.02, and the prior or concurrent satisfaction (or waiver thereof by the Administrative Agent) of each of the conditions precedent set forth below in this Section 6.01.

(a)    Secretary’s Certificate, Etc. The Administrative Agent shall have received from each Obligor party to a Loan Document on the Closing Date:

(i)    a copy of a good standing certificate or the equivalent thereof from the jurisdiction of incorporation or formation, as applicable, dated a date reasonably close to the Closing Date, for each such Person; and

(ii)    a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s secretary or assistant secretary, managing member, general partner or equivalent, as to:

(A)    resolutions of each such Person’s Board then in full force and effect authorizing the execution, delivery and performance of each Loan Document and the Transactions, to be executed and delivered by such Person;

(B)    the incumbency and signatures of those of its officers, managing member or general partner or equivalent authorized to act with respect to each Loan Document to be executed and delivered by such Person and upon which the Administrative Agent and the Lenders may conclusively rely until they shall have received a further certificate of a secretary or assistant secretary, managing member, general partner or equivalent of such Person cancelling or amending the prior incumbency and signatures; and

(C)    true and complete copies of each Organic Document of such Person;

which certificates shall be in form and substance reasonably satisfactory to the Administrative Agent.

(b)    Information Certificate. The Administrative Agent shall have received a fully completed Information Certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Closing Date, duly executed and delivered by a Responsible Officer of the Borrower, which is true and correct in all material respects as of the Closing Date.

(c)    Closing Date Certificate. The following statements shall be true and correct, and the Administrative Agent shall have received a certificate, dated as of the Closing Date and in form and substance satisfactory to the Administrative Agent, duly executed and delivered by a Responsible Officer of the Borrower certifying that: (i) both immediately before and after giving effect to the Borrowing and any other Transactions contemplated to occur on the Closing Date (except in the case of any ArcherDX Acquisition Agreement Representation that expressly relates to a given date or period, which ArcherDX Acquisition Agreement Representation shall be true and correct as of the respective date or for the respective period, as the case may be), (x) the ArcherDX Acquisition Agreement Representations and the ArcherDX Specified Representations that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct, (y) the ArcherDX Acquisition Agreement Representations and the ArcherDX Specified Representations that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects, and (z) no Default has occurred and is continuing, or could reasonably be expected to result from the making of the Loan being advanced, or the consummation of any Transactions contemplated to occur on the Closing Date, and (ii) subject to the Certain Funds Provision, all of the conditions set forth in this Section 6.01 have been satisfied (except to the extent waived in writing by the Administrative Agent).

(d)    Delivery of Notes. The Administrative Agent shall have received a Note in favor of the Closing Date Lender evidencing the Closing Date Lender’s Loan, duly executed and delivered by a Responsible Officer of the Borrower.

(e)    Financial Information, Etc. The Administrative Agent shall have received:

(i)    audited consolidated balance sheets of the Borrower, ArcherDX and their respective Subsidiaries for the fiscal years ended December 31, 2018 and December 31, 2019, together with the related consolidated statement of operations, shareholder’s equity and cash flows for each such fiscal year;

(ii)    unaudited consolidated balance sheets of the Borrower, ArcherDX and their respective Subsidiaries for each fiscal quarter ended March 31, 2020 and June 30, 2020 and, if available within two (2) Business Days prior to the Closing Date, September 30, 2020, together with the related consolidated statement of operations, shareholder’s equity and cash flows for each such fiscal quarter; and

(iii)    each pro forma consolidated balance sheet and related pro forma consolidated statements of income of the Borrower, Archer DX and their respective Subsidiaries to the extent required to be filed with the SEC in connection with the Transactions at least two (2) Business Days prior to the Closing Date;

provided that documents required to be furnished pursuant to this Section 6.01(e) shall be deemed furnished to the Administrative Agent if such documents are publicly available on “EDGAR”.

(f)    Minimum Liquidity Compliance. The Administrative Agent shall have received evidence reasonably satisfactory to it that, immediately after giving effect to the Borrowing on the Closing Date, the Borrower will be in compliance with the covenant set forth in Section 10.01.

(g)    Warrant Certificate. The Closing Date Lender shall have received an executed counterpart of the Warrant Certificate, exercisable into 1,000,000 shares of the Borrower’s common stock, duly executed and delivered by the Borrower.

(h)    Intercompany Subordination Agreement. The Administrative Agent shall have received executed counterparts of the Intercompany Subordination Agreement, duly executed and delivered by the Borrower and each of its Subsidiaries party thereto.

(i)    Solvency. The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit I, duly executed and delivered by the chief financial or accounting Responsible Officer of the Borrower, dated as of the Closing Date.

(j)    Security Documents. Subject to the Certain Funds Provision and Section 8.18, the Administrative Agent shall have received executed counterparts of all Security Documents, each in form and substance reasonably satisfactory to the Administrative Agent and dated as of the date hereof, duly executed and delivered by the Borrower and each Subsidiary Guarantor party thereto, together with:

(i)    all certificates (in the case of Equity Interests that are certificated securities (as defined in the UCC)) evidencing the issued and outstanding capital securities owned by the Borrower and each Obligor that are required to be pledged and so delivered under any Security Document, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Equity Interests that are uncertificated securities (as defined in the UCC), confirmation and evidence reasonably satisfactory to the Administrative Agent and the Lenders that the security interest required to be pledged therein under any Security Document has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the NY UCC and all Laws of the United States or any State thereof otherwise applicable to the perfection of the pledge of such Equity Interests; provided that, with respect to each Specified Netherlands Subsidiary and each Specified 956 Subsidiary existing as of the Closing Date, the Borrower and its Subsidiaries shall only be required to pledge (or cause to be pledged), on a perfected first-priority basis, sixty-five percent (65%) of such Specified Netherlands Subsidiary’s or such Specified 956 Subsidiary’s voting Equity Interests as collateral security for the Obligations;

(ii)    financing statements naming each Obligor as a debtor and the Administrative Agent as the secured party, or other similar instruments, registrations, or documents, in each case suitable for filing, filed under the UCC (or equivalent law) of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens of the Secured Parties pursuant to any Security Document;

(iii)    UCC-3 termination statements as may be necessary to release all Liens (other than Permitted Liens) and other rights of any Person in any collateral described in any security document previously granted by any Person; and

(iv)    all applicable Short-Form IP Security Agreements required to be provided under the Security Agreement, each dated as of the Closing Date, duly executed and delivered by each applicable Obligor.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, to the extent the creation or perfection of any Lien or security interest in any Collateral required pursuant to the Loan Documents is not or cannot be created or perfected on the Closing Date (other than, to the extent required under the Loan Documents, the creation and perfection of a Lien on Collateral that is of the type where a Lien on such Collateral may be perfected (w) by means of filing a Uniform Commercial Code financing statement, (x) by means of filing an intellectual property security agreement with the United States Patent and Trademark Office or the United States Copyright Office, or (y) by delivery of certificated securities of the Borrower and Subsidiaries of the Borrower that are part of the Collateral (together with a stock power or similar instrument endorsed in blank for the relevant certificate)), in each case, after the applicable Obligor’s use of commercially reasonable efforts to do so, then the obligation to create and/or perfect any such Lien or security interest in such Collateral shall not constitute a condition precedent to the availability of the Loan on the Closing Date but shall instead be subject to the terms of Section 8.18 (this paragraph is referred to herein as the “Certain Funds Provision”).

(k)    Liens. The Administrative Agent shall be satisfied that as of the Closing Date it has a first priority Lien on the Collateral in accordance with the terms of the Loan Documents, except for the Permitted Liens and subject to the Certain Funds Provision.

(l)    Opinions of Counsel. The Administrative Agent shall have received one or more legal opinions, dated as of the Closing Date and addressed to the Administrative Agent and the Lenders, from independent legal counsel to the Borrower and each other Obligor, in form and substance reasonably acceptable to the Administrative Agent.

(m)    Payoff of Refinanced Debt. The Refinanced Debt, together with all accrued and unpaid interest and related fees, costs and expenses, shall be indefeasibly paid in full, and the Administrative Agent shall have received executed payoff letters, in form and substance reasonably satisfactory to the Administrative Agent, evidencing such indefeasible payment in full (and irrevocable termination) of the Refinanced Debt and the termination and release of all guarantees and Liens, if any, in connection therewith. On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries shall not have any material Indebtedness for borrowed money other than the Obligations and other Permitted Indebtedness.

(n)    Material Adverse Change. Since the date of the ArcherDX Acquisition Agreement, no Company Material Adverse Change (as defined in the ArcherDX Acquisition Agreement) shall have occurred and be continuing.

(o)    Anti-Terrorism Laws. The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities and reasonably requested by the Administrative Agent or any Lender at least three (3) Business Days prior to the Closing Date with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(p)    ArcherDX Acquisition. (i) The ArcherDX Acquisition shall have been consummated pursuant to the terms of the ArcherDX Acquisition Agreement, (ii) no provision of the ArcherDX Acquisition Agreement shall have been waived, consented, amended, supplemented or otherwise modified in a manner material and adverse to the Administrative Agent or the Lenders without the consent of the Lenders (not to be unreasonably withheld, delayed, denied or conditioned) and (iii) the Administrative Agent shall have received evidence that the Borrower has obtained all necessary or required consents or approvals of any Governmental Authority, including any anti-trust authority, or any other Person that is required to obtained pursuant to the terms of the ArcherDX Acquisition Agreement in connection with the consummation of the ArcherDX Acquisition.

(q)    All Other Loan Documents. Subject to the Certain Funds Provision, the Administrative Agent shall have received executed counterparts of all other Loan Documents in form and substance reasonably satisfactory to the Administrative Agent and its counsel, each dated as of the date hereof, duly executed and delivered by each Obligor party thereto.

(r)    Fees, Expenses, Etc. The Administrative Agent shall have received for its account and the account of each Lender, together with all other fees, costs and expenses due and payable pursuant to the commitment letter, dated June 21, 2020, by and among the Borrower and Perceptive Credit Holdings III, LP and the fee letter, dated June 21, 2020, by and among the Borrower and Perceptive Credit Holdings III, LP and Section 14.03, including, to the extent invoiced at least three (3) Business Days prior to the Closing Date, all reasonable closing costs and fees and all unpaid reasonable expenses of the Administrative Agent and the Lenders incurred in connection with the Transactions (including the Administrative Agent’s and the Lenders’ reasonable and documented out-of-pocket legal fees and expenses).

SECTION 7

REPRESENTATIONS AND WARRANTIES

On the Closing Date, the Borrower and each other Obligor hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

7.01    Power and Authority. The Borrower and each of its Subsidiaries (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all requisite corporate or other power, and has all Governmental Approvals necessary to own or lease its assets (other than with respect to Material Intellectual Property, which is covered exclusively in Section 7.05(b)) and carry on its business as now being or as proposed to be conducted, including all Healthcare Permits, except to the extent that failure to have the same could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (iv) has full power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow the Loan hereunder.

7.02    Authorization; Enforceability. Each Loan Document to which the Borrower or any of its Subsidiaries is a party (or to which it or any of its assets or properties is subject) are within such Person’s corporate or other powers and have been duly authorized by all necessary corporate action including, if required, approval by all necessary holders of Equity Interests. This Agreement has been duly executed and delivered by each Obligor. This Agreement constitutes, and each of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party when executed and delivered by such Person, will constitute, a legal, valid and binding obligation of the Borrower or any each of its Subsidiaries party thereto, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.03    Governmental and Other Approvals; No Conflicts. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required in connection with the due execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of any Loan Document to which such Person is a party, except for such approvals, consents, exemptions, authorizations, actions or notices, including such filings and recordings, that (a) have been or will be made on the Closing Date in respect of perfecting or recording the Liens created pursuant to the Security Documents or (b) are required under state or federal securities laws. None of the Transactions will (i) violate or conflict with (1) any material Law applicable to any Obligor, (2) any Organic Document of the Borrower or any of its Subsidiaries, or (3) any Governmental Approval of any Governmental Authority binding upon such Obligor; (ii) violate or result in a default under any Material Agreement binding upon the Borrower or any of its Subsidiaries to the extent such violation or default could reasonably be expected to result in a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Borrower or its Subsidiaries.

7.04    Financial Statements; Material Adverse Change.

(a)    Financial Statements. The Borrower has heretofore furnished to the Administrative Agent certain consolidated financial statements as provided for in Section 6.01(e). Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of any quarterly or unaudited financial statements. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments required to be disclosed in the aforementioned financial statements and related footnotes in accordance with GAAP that are not disclosed therein.

(b)    No Material Adverse Change. Since December 31, 2019, there has been no Material Adverse Change.

7.05    Properties.

(a)    Property Generally. The Borrower and each of its Subsidiaries has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal property, whether tangible or intangible, necessary to or used in the ordinary conduct of its business, subject only to Permitted Liens and except for such defects in title that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)    Intellectual Property.

(i)    Schedule 7.05(b) sets forth a list of the Borrower’s and each of its Subsidiaries’ Material Intellectual Property as of the Closing Date, as described therein. Each of the Borrower and its Subsidiaries possesses valid title to the Material Intellectual Property for which it is listed as the owner or co-owner, as applicable, on Schedule 7.05(b).

(ii)    Each of the Borrower and its Subsidiaries owns or possesses the right, and title to use such Person’s Material Intellectual Property that is reasonably necessary for the operation of its business as currently conducted, and use thereof by such Person does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Obligor’s Material Intellectual Property is free and clear of all Liens or Claims of any kind whatsoever (other than Permitted Liens and Claims that would not reasonably be expected to result in a Material Adverse Effect), and each Obligor has the right to use its Material Intellectual Property in the ordinary course of its business as currently conducted.

(iii)    To the knowledge of the Borrower, all Material Intellectual Property is valid and subsisting and no such item of Material Intellectual Property has lapsed, expired, been canceled or invalidated or become abandoned.

(iv)    Except for such Claims that could not reasonably be expected to result in a Material Adverse Effect, (1) no Claim has been asserted in writing and is pending or, to the knowledge of the Borrower or any of its Subsidiaries, is threatened in writing by any Person challenging or questioning the use of any Material Intellectual Property or the validity or effectiveness of any Material Intellectual Property, nor does any Responsible Officer of the Borrower or any of its Subsidiaries know of any such Claim, and (2) the use of any Material Intellectual Property by the Borrower or the applicable Subsidiary, the granting of a right or a license in respect of any Material Intellectual Property from any of the Borrower or any of its Subsidiaries does not infringe on any rights of any other Person.

(v)    Each relevant current and former employee and contractor of the Borrower and each of its Subsidiaries who has contributed to the creation or development of any Material Intellectual Property has executed confidentiality and invention assignment Contract(s) with the Borrower or such Subsidiary, as applicable, that irrevocably assign to the Borrower or such Subsidiary, as applicable, or its designee all rights of such employee or contractor to any inventions, improvements, discoveries or information relating to the business of the Borrower or such Subsidiary, as applicable.

(vi)    The Borrower and each of its Subsidiaries have taken reasonable precautions to protect the secrecy, confidentiality and value of its Material Intellectual Property consisting of trade secrets, trade secret rights and confidential information.

(vii)    There are no maintenance fees, annuities and the like that are currently overdue beyond their allotted grace period for any Material Intellectual Property which is owned by or exclusively licensed to the Borrower and each of its Subsidiaries, or the failure to so pay could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

7.06    No Actions or Proceedings.

(a)    Litigation. Except as set forth on Schedule 7.06(a), there is no litigation, investigation or formal legal proceeding pending or, to the knowledge of the Borrower, threatened in writing, with respect to the Borrower or any of its Subsidiaries by or before any Governmental Authority or arbitrator that (i) could, individually or in the aggregate, if adversely determined reasonably be expected to result in a Material Adverse Effect or (ii) involves this Agreement, the other Loan Documents or the Transactions.

(b)    Environmental Matters. The operations and property of the Borrower and each of its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Effect.

(c)    Labor Matters. There are no material strikes, lockouts or other material labor disputes against the Borrower or any of its Subsidiaries, or to the Borrower’s or its Subsidiaries’ knowledge, threatened in writing against or directly affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, threated in writing against any of them involving employees of the Borrower or any of its Subsidiaries before any Governmental Authority, in each case that could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 7.06(c), none of the Borrower or any of its Subsidiaries is a party to any collective bargaining agreements or similar Contracts, no union representation exists on any facilities of such Person and the Borrower and its Subsidiaries do not have any knowledge of any union organizing activities that are taking place.

7.07    Compliance with Laws.

(a)    The Borrower and each of its Subsidiaries is in compliance with all applicable Laws (including Healthcare Laws and Governmental Approvals), except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing, or will occur as a result of any Borrowing hereunder.

(b)    There is no investigation, audit, or other proceeding with respect to the Borrower and each of its Subsidiaries by a Governmental Authority involving allegations of any violation of any Healthcare Laws, and no such investigation, inspection, audit or other proceeding involving allegations of any such violation has been, to the knowledge of the Borrower or any of its Subsidiaries, threatened in writing except to the extent such violations could not, if adversely determined, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(c)    Neither the Borrower nor any of its Subsidiaries is a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with, or imposed by, any Governmental Authority.

7.08    Taxes. Except as set forth on Schedule 7.08, the Borrower and each of its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which, in each case, such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

7.09    Full Disclosure. No written representation, warranty or other statement of any Obligor in any certificate or written statement (excluding any projected or pro forma financial information) given to the Administrative Agent or any Lender, as of the date such representation, warranty or other statement was made, taken together as a whole with all such written certificates and written statements, in light of the circumstances in which they were made in connection with this Agreement, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements in the certificates or statements not misleading; provided that, with respect to projected or pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood by the Administrative Agent and the Lenders that such projected financial information and all other forward looking information are not to be viewed as facts, and that no assurances can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material).

7.10    Investment Company Act and Margin Stock Regulation.

(a)    Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

(b)    Margin Stock. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loan will be used to buy or carry any Margin Stock in violation of Regulation T, Regulation U or Regulation X.

7.11    Solvency. The Borrower and its Subsidiaries, on a consolidated basis, are, and, immediately after giving effect to the Borrowing and the use of proceeds thereof, will be Solvent.

7.12    Subsidiaries and Other Investments.

(a)    Schedule 7.12(a) sets forth a complete and correct list of all direct and indirect Subsidiaries of the Obligors. Each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in Schedule 7.12(a), and the percentage ownership by the applicable Obligor or its Subsidiary of each such Subsidiary thereof is as shown in Schedule 7.12(a).

(b)    Schedule 7.12(b) sets forth a complete and correct list of all other Equity Interests owned or held by each Obligor and the type of Equity Interest held by such Obligor in such other Person, and the fully diluted percentage ownership by the applicable Obligor, in each case in reasonable detail.

7.13    Indebtedness and Liens. Schedule 7.13 sets forth a complete and correct list of all Material Indebtedness that is not otherwise permitted under Section 9.01 and that is outstanding as of the date hereof that will remain outstanding immediately after the making of the Loan and the application of the proceeds therefrom on the Closing Date. After giving effect to the Loan on the Closing Date, no Obligor has any Indebtedness other than Permitted Indebtedness and there are no Liens on the property of any Obligor other than Permitted Liens.

7.14    Material Agreements. Schedule 7.14 sets forth a complete and correct list of each Material Agreement. No Obligor is in material default under any Material Agreement or Contract creating or evidencing any Material Indebtedness, and the Borrower does not have knowledge of any material default by any counterparty to such Material Agreement or Contract creating or evidencing any Material Indebtedness. Neither the Borrower nor any other Obligor has received any Claim or written notice by any Person that the Borrower or any other Obligor has materially breached or is in default under any Material Agreement to which it is a party.

7.15    Restrictive Agreements. Except as set forth on Schedule 7.15, no Obligor is subject to any Restrictive Agreement, except those permitted under Section 9.11.

7.16    Real Property. Schedule 7.16 sets forth a complete and accurate list of all real property owned by the Obligors as of the Closing Date.

7.17    ERISA and Pension Matters. Schedule 7.17 sets forth a complete and correct list of (i) all Plans, (ii) all Multiemployer Plans and (iii) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax-exempt status under Section 401 or 501 of the Code or other applicable Law so qualifies. Except for those that as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (x) each Benefit Plan and Foreign Pension Plan is in compliance with all applicable provisions of ERISA, the

Code or other applicable Law, (y) there are no existing or pending or, to the knowledge of the Borrower, threatened in writing Claims (other than routine claims for benefits in the ordinary course of business), sanctions, actions, lawsuits or other proceedings or investigations involving any Benefit Plan to which the Borrower or any other Obligor incurs or otherwise has or could have an obligation or any liability or Claim and (z) no ERISA Event has occurred and neither the Borrower nor any of its ERISA Affiliates is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan. As of the most recent valuation date for any Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least sixty percent (60%) and none of the Borrower nor any other Obligor nor any of their respective ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below sixty percent (60%) as of the most recent valuation date.

7.18    Priority of Obligations; Collateral; Security Interest. Subject to any Permitted Liens, (i) the Obligations constitute the sole senior secured obligations of the Obligors and (ii) no monetary Obligation arising hereunder or under any Loan Document, or arising in connection herewith or therewith, is subordinated to any other Indebtedness. Each Security Document is effective to create in favor of the Secured Parties a legal, valid and enforceable security interest in the Collateral subject to such Security Document, each such security interest is legal, valid and enforceable, and each such security interest is perfected to the extent required the applicable Security Document on a first-priority basis (subject to Permitted Liens) and secures the Obligations; provided that the representations and obligations of Obligors set forth in this Section 7.18 shall be subject to the Certain Funds Provision and the post-closing matters set forth in Section 8.18.

7.19    Governmental Approvals. Except to the extent that the failure to do so would not have a Material Adverse Effect: (a) the Borrower and each of its Subsidiaries holds, and will continue to hold, either directly or through licensees and agents, all Governmental Approvals, including all Healthcare Permits, necessary or required for the Borrower and its Subsidiaries to conduct in all material respects their respective operations and businesses in the ordinary course of business, (b) each such Healthcare Permit is (i) legally and beneficially owned or held exclusively by the applicable Obligor or one of its Subsidiaries, as the case may be, free and clear of all Liens (other than Permitted Liens), (ii) validly registered and on file with the applicable Governmental Authority, in compliance with all registration, filing and maintenance requirements (including any fee requirements) thereof, and (iii) valid, enforceable, in good standing and in full force and effect with the applicable Governmental Authority in all material respects and (c) all required notices, registrations, listing, supplemental applications or notification reports (including field alerts or other reports of adverse experiences) and other required filings have been filed with the appropriate Governmental Authority, and all such filings are complete and correct in all material respects and are in material compliance with all applicable Laws.

7.20    Sanctions. The Borrower and each of its Subsidiaries and, to the knowledge of the Borrower and its Subsidiaries, each director, officer or employee of the Borrower or any of its Subsidiaries acting on behalf of the Borrower or such Subsidiary, are in compliance with applicable Laws relating to Sanctions. Without limiting the generality of the foregoing, none of the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower and its Subsidiaries, any of their respective directors, officers, or employees or any agents or other

Persons acting on behalf of the Borrower or such Subsidiary (i) is currently the target of any applicable Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has ever been (within the previous five (5) years) in violation of or the subject of an investigation relating to applicable Sanctions.

7.21    Anti-Corruption. None of the Borrower nor its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, has any director, officer, agent of employee of the Borrower or any of its Subsidiaries acting on behalf of the Borrower or such Subsidiary in the previous five (5) years, directly or indirectly, (i) materially violated or is in material violation of any applicable anti-corruption Law, (ii) made, offered to make, promised to make or authorized the payment or giving of, directly or indirectly, any Prohibited Payment or (iii) been subject to any investigation by any Governmental Authority with regard to any actual or alleged Prohibited Payment.

7.22    Deposit and Disbursement Accounts. Schedule 7.22 sets forth a list of all banks and other financial institutions at which the Borrower or any other Obligor maintains Deposit Accounts, Securities Accounts or lockboxes and correctly identifies the name, address and telephone number of each bank or financial institution, the name in which the account is held, the type of account, and the complete account number therefor in all material respects.

7.23    Reimbursement from Medical Reimbursement Programs. Neither the Borrower nor any of its Subsidiaries is debarred or excluded from participation under any Third Party Payor Program or any other state or federal health care program, including any state or federal workers compensation program. The Borrower and each of its Subsidiaries has the requisite provider number to bill Medicare (to the extent such Person participates in Medicare), the respective Medicaid program in the state or states in which such Person operates (to the extent such Person participates in the Medicaid program in such state or states), and all other commercial payor programs that the Borrower or any Subsidiary currently bills. There is no material investigation, audit, claim review, or other action pending with respect to any the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, threatened in writing, which could reasonably be expected to result in a revocation, suspension, termination, probation, restriction, limitation or non-renewal of any provider number issued to the Borrower or any of its Subsidiaries or result in the exclusion of the Borrower or any of its Subsidiaries from Medicare or Medicaid, and there is not any action pending or, to the Borrower’s knowledge, threatened in writing, pursuant to which any Governmental Authority seeks to impose material sanctions with respect to the Borrower’s business or any of the Borrower’s Subsidiaries’ businesses.

SECTION 8

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no Claim has been made) have been indefeasibly paid in full in cash:

8.01    Financial Statements and Other Information. Subject to the provisions set forth in Section 1.05, the Borrower shall furnish to the Administrative Agent:

(a)    As soon as available and in any event within forty five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower, (i) a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and (ii) the related consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such fiscal quarter, in each case, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with (iii) a certificate of a Responsible Officer of the Borrower stating that (x) such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at such date and (y) the results of operations of the Borrower and its Subsidiaries for the period ended on such date have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes; provided that documents required to be furnished pursuant to this Section 8.01(a) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” and such certification shall be deemed to have been made if a similar certification is required under applicable Law and shall have been made available on “EDGAR”.

(b)    As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year, and (ii) the related consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of Ernst & Young LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than as to going concern or a qualification resulting solely from the scheduled maturity of the Notes within one year form the date such opinion is delivered); provided that documents required to be furnished pursuant to this Section 8.01(b) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”.

(c)    Together with the financial statements required pursuant to Sections 8.01(a) and 8.01(b), a compliance certificate of a Responsible Officer, substantially in the form of Exhibit E (a “Compliance Certificate”), as of the end of the applicable accounting period, including, (a) with respect to the financial statements delivered pursuant to Section 8.01(b), details of any issues that are material that are raised by the Borrower’s auditors, (b) the creation, development or other acquisition of any Material Intellectual Property by any Obligor since the date of the last Compliance Certificate delivered hereunder, which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority, (c) any change to the Obligors’ ownership of Deposit Accounts, Securities Accounts and Commodities Accounts including the establishment by an Obligor of any new Deposit Account, Securities Account or Commodities Account (in each case other than Excluded Accounts), (d) the acquisition by any Obligor of any fee interest in any real property having a fair market value in excess of $5,000,000 and (e) evidence reasonably satisfactory to the Administrative Agent, based upon the Borrower’s bank account statements, of Borrower’s compliance with the minimum liquidity requirements set forth in Section 10.01.

(d)    Promptly after the same are released, copies of all press releases; provided that documents required to be furnished pursuant to this Section 8.01(d) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” or on the Borrower’s website

(e)    Promptly, and in any event within fifteen (15) Business Days after receipt, by an Obligor thereof, copies of each material notice or other material correspondence received from any securities regulator or exchange to the authority of which the Borrower or any other Obligor may become subject from time to time concerning any investigation by such agency regarding financial or other operational results of the Borrower or any other Obligor; provided that documents required to be furnished pursuant to this Section 8.01(e) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”.

(f)    Within five (5) Business Days after delivery, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with any securities regulator or exchange to the authority of which the Borrower may become subject from time to time; provided that documents required to be furnished pursuant to this Section 8.01(f) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”.

(g)    [Reserved].

(h)    Within fifteen (15) Business Days of delivery, copies of all statements, reports and notices distributed by the Borrower to the holders of the Borrower’s Equity Interests; provided that (i) any such material may be redacted by the Borrower to exclude information relating to the Loan, Loan Documents, the Administrative Agent or the Lenders, and (ii) the Administrative Agent or the Lenders shall not be entitled to receive statements, reports or notices relating to topics that (A) are reasonably subject to attorney–client privilege or (B) present a conflict of interest for the Lenders; provided, further that, the documents required to be pursuant to this Section 8.01(i) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”.

(i)    Such other information respecting the operations, properties, business, liabilities or condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as the Administrative Agent may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by Law or Contract; provided that no Obligor shall be obligated to disclose any information that is reasonably subject to attorney-client privilege or attorney work product).

8.02    Notices of Material Events. Subject to the provisions set forth in Section 1.05, the Borrower shall furnish to the Administrative Agent written notice thereof (prepared in reasonable detail) of the following promptly (and in any event within five (5) Business Days) after a Responsible Officer obtains knowledge thereof:

(a)    The occurrence of any Default or ERISA Event.

(b)    Other than routine written notices of potential or claimed overpayment received from Third Party Payors in the ordinary course of business, the filing or commencement of any Claim, action, suit, notice of violation, hearing, investigation or other litigation or governmental proceedings by any Person pending or threatened (in writing) against the Borrower or any of its Subsidiaries, including with respect to liability under Environmental Laws or in connection with any spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material by the Borrower or any of its Subsidiaries, which could reasonably be expected to result in (i) damages or costs to the Borrower or any of its Subsidiaries in excess of $12,500,000 (or the Equivalent Amount in other currencies) or (ii) a Material Adverse Change.

(c)    Notice of any action arising under Environmental Law or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to result in damages or costs to the Borrower or any of its Subsidiaries in excess of $12,500,000 (or the Equivalent Amount in other currencies) or which could reasonably be expected to result in a Material Adverse Change.

(d)    The occurrence of any event with respect to any property or assets of the Borrower or any other Obligor resulting in a Loss aggregating $12,500,000 (or the Equivalent Amount in other currencies) or more.

(e)    The termination of any Material Agreement other than upon expiration thereof in accordance with its terms.

(f)    Any material change in accounting or financial reporting practices by the Borrower or any of its Subsidiaries.

(g)    Any modifications of or additions to the information contained in Schedule 1 to the Security Agreement which have not previously been notified in writing by Borrower to the Administrative Agent;

(h)    Any other matter or development that has had a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Nothing in this Section 8.02 is intended to waive, consent to or otherwise permit any action or omission that is otherwise prohibited by this Agreement or any other Loan Document.

8.03    Existence; Conduct of Business. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and all Governmental Approvals material to the conduct of its business; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.

8.04    Payment of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful Claims for labor, materials and supplies which, if unpaid, might become a Lien (other than a Permitted Lien) upon any properties or assets of any Obligor, except to the extent such Taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP, and (ii) all other lawful Claims which, if unpaid, would by Law become a Lien upon any properties or assets of the Borrower or any of its Subsidiaries, other than any Permitted Lien.

8.05    Insurance. The Borrower shall, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks and in such amounts that are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. At all times during the term of this Agreement, the Administrative Agent, for the benefit of the Lenders, shall be an additional insured and loss payee, as applicable, under the Borrower’s and each other Obligor’s general liability and personal property insurance policies required to be maintained pursuant to this Section 8.05. Upon the request of the Administrative Agent, the Borrower shall furnish to the Administrative Agent from time to time material information regarding and certificates of insurance evidencing the insurance carried by the Borrower and each other Obligor. The Borrower shall use commercially reasonable efforts to ensure, or cause others to ensure, that all insurance policies of each Obligor required under this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed in a manner adverse to the insured Person without at least thirty (30) days’ prior written notice to the Borrower and the Administrative Agent. Receipt of notice of termination or modification of any such insurance policies of any Obligor or reduction of coverage or amounts thereunder shall entitle any Secured Party to renew any such policies, cause the coverage and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Borrower (payable on demand) and, unless an Event of Default has occurred and is continuing, with the prior written consent of the Borrower (such consent not to be unreasonably withheld). The amount of any such expenses shall accrue interest at the Default Rate if not paid when due and shall constitute “Obligations.”

8.06    Books and Records; Inspection Rights. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each other Obligor to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior written notice and during normal business hours, to visit and inspect its properties, to reasonably examine and make extracts from its books and records (excluding records subject to attorney-client privilege, subject to confidentiality agreements with third parties that preclude disclosure to the Administrative Agent (acting in such capacity) or subject to confidentiality restrictions pursuant to Law (including HIPAA)), and to discuss its affairs, finances and condition (financial or otherwise) with its officers and its independent accountants (provided that the Borrower or Subsidiary, as applicable, shall have the right to be present during any such discussions), at such reasonable times (but not more often than once per year unless an Event of Default has occurred and is continuing) as the Administrative Agent or the Lenders may reasonably request; provided that such representative shall use its commercially reasonable efforts to minimize disruption to the business and affairs of the Obligors as a result of any such visit, inspection, examination or discussion. The Borrower shall pay all reasonable and documented out-of-pocket costs and expenses of all such inspections.

8.07    Compliance with Laws and Other Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all applicable Laws and Governmental Approvals (including Environmental Laws and all Healthcare Laws) and (ii) maintain in full force and effect, remain in material compliance with, and perform all material obligations under all Material Agreements except to the extent failure to maintain such compliance does not, or could not reasonably be expected to, result in a Material Adverse Effect.

8.08    Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its assets and properties, whether tangible or intangible, necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted and except where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

8.09    Licenses. The Borrower shall, and shall cause each other Obligor to, obtain and maintain all Governmental Approvals (including all Healthcare Permits) necessary in connection with (i) the execution, delivery and performance of the Loan Documents, (ii) the consummation of the Transactions and (iii) the operation and conduct of their respective businesses and the ownership of their respective properties, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

8.10    Action under Environmental Laws. The Borrower shall, and shall cause each of its Subsidiaries to, upon becoming aware of the release of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, to restore their respective businesses, operations and properties to a condition, in each case, to the extent required by, and in material compliance with, the applicable Environmental Laws.

8.11    Use of Proceeds. The proceeds of the Loan shall be used only as provided in Section 2.04. Without limiting the foregoing, no part of the proceeds of the Loan shall be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U and Regulation X.

8.12    Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)    Subsidiary Guarantors. The Borrower shall take such action from time to time as shall be necessary to ensure that (x) each of its Subsidiaries that is a party to this Agreement as of the date hereof will be and will remain an Obligor (except as otherwise permitted the terms of this Agreement, including without limitation Section 9.03), and (y) each of its other Subsidiaries (other than any Excluded Subsidiaries that are not Specified 956 Subsidiaries), whether direct or indirect, now existing or hereafter created, will, within thirty (30) days after becoming a Subsidiary (or ceasing to constitute such an Excluded Subsidiary) become an “Obligor” by taking the actions set forth in clauses (i) and (ii) of this Section 8.12(a); provided that, any term or provision hereof to the contrary notwithstanding, for so long as any Subsidiary continues to qualify as a Specified 956 Subsidiary, for purposes of this Section 8.12(a) the Borrower and its Subsidiaries shall only be required to pledge (or cause to be pledged), on a perfected first-priority basis in accordance with clause (ii) below, sixty-five percent (65%) of such Subsidiary’s voting Equity Interests as collateral security for the Obligations. Without limiting the generality of the foregoing, in the event that any Obligor shall form or acquire any new Subsidiary (other than an Excluded Subsidiary that is not a Specified 956 Subsidiary) such Obligor shall (unless otherwise agreed by the Administrative Agent in its sole discretion), within thirty (30) days of such formation or acquisition:

(i)    cause such Subsidiary to become a “Subsidiary Guarantor” hereunder pursuant to a Guarantee Assumption Agreement, a “Grantor” (or the equivalent thereof) under the applicable Security Document, and a “Subsidiary Party” under the Intercompany Subordination Agreement;

(ii)    take such action or cause such Subsidiary to take such action (including joining the Security Agreement or the applicable Security Documents and delivering any certificated Equity Interests together with undated transfer powers executed in blank, applicable control agreements, and other instruments) as shall be necessary or desirable by the Administrative Agent to create and perfect, in favor of the Administrative Agent, for the benefit of the Secured Parties, valid and enforceable first priority Liens (other than Permitted Liens) on substantially all of the personal property of such new Subsidiary (other than any Excluded Assets (as defined in the Security Agreement)) as collateral security for the Obligations, subject to the terms of the applicable Security Documents;

(iii)    subject to the proviso set forth in clause (a) above, to the extent that the parent of such Subsidiary is not a party to the Security Agreement or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Agreement and this Agreement and the parent is not itself an Excluded Subsidiary, cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all outstanding issued Equity Interests (other than any Equity Interests which constitute Excluded Assets) of such Subsidiary; and

(iv)    deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 6.01 or as the Administrative Agent shall have reasonably requested.

(b)    Further Assurances.

(i)    The Borrower shall, and shall cause each of its direct or indirect Subsidiaries (including any newly formed or newly acquired Subsidiaries but excluding Excluded Subsidiaries that are not Specified 956 Subsidiaries), to take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement and the applicable Security Documents.

(ii)    In the event that the Borrower or any other Obligor acquires any fee interest in real property having a fair market value in excess of $5,000,000 in the aggregate (in one or more transactions, whether or not related), upon the request of the Administrative Agent, the Borrower or any such other Obligor shall execute and deliver a mortgage and any other Real Property Security Documents reasonably requested by the Administrative Agent with respect to all or any portion of such acquired real property to the extent the fair market value thereof exceeds $5,000,000.

(iii)    Without limiting the generality of the foregoing, the Borrower shall cause each Person that is required to be a Subsidiary Guarantor or an Obligor hereunder to take such action from time to time (including executing and delivering such Short-Form IP Security Agreements or other Security Documents, and delivering shares of stock together with undated transfer powers executed in blank) as shall be reasonably requested by the Administrative Agent to create, in favor of the Secured Parties, perfected security interests and Liens in substantially all of the property of such Person as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to Permitted Liens and the relevant requirements of the applicable Security Documents.

(iv)    Notwithstanding any term or provision of this Section 8.12 to the contrary, without limiting the right of the Administrative Agent or the Lenders to require a Lien or a security interest in the Equity Interests of, or guaranty from, any newly acquired or created Subsidiary of the Borrower (or any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary), or a Lien or security interests on any assets or properties of the Borrower or any other Obligor, so long as no Event of Default has occurred and is continuing, the Borrower may request in writing to the Lenders that the Lenders waive the requirements of this Section 8.12 to provide a Lien, security interest or guaranty, as the case may be, due to the cost or burden thereof to the Borrower and its Subsidiaries (when taken as a whole) being unreasonably excessive relative to the benefit that would inure to the Secured Parties, and describing such cost or burden in reasonable detail. Upon receipt of any such written notice, the Lenders shall review and consider such request in good faith and, within five (5) Business Days of receipt of such request, the Majority Lenders shall determine in their sole, but commercially reasonable, discretion whether the Majority Lenders will grant such request for a waiver, and will notify the Borrower of such determination.

8.13    Termination of Non-Permitted Liens. In the event that any Responsible Officer of any Obligor obtains knowledge of, or is notified by the Administrative Agent or any Lender of the existence of, any outstanding Lien against any assets or property of any Obligor, which Lien is not a Permitted Lien, the Borrower shall use its commercially reasonable efforts to promptly terminate or cause the termination of such Lien and the Obligor in question shall not be considered in beach of this Section 8.13 or Section 9.02 if it terminates such Lien within thirty (30) days of obtaining knowledge or receipt of such notice regarding such Lien.

8.14     Intellectual Property. In the event that an Obligor creates, develops or acquires any Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such creation, development, or acquisition, except to the extent that the creation of a Lien upon such Obligor Intellectual Property shall cause an Obligor to be in violation or default with respect to any agreement relating thereto. The Borrower shall, and shall cause each of its Subsidiaries to (i) maintain all Material Intellectual Property, (ii) use commercially reasonable efforts to pursue any infringement or other violation by any Person of the Borrower’s or any of its Subsidiaries’ Material Intellectual Property, and (iii) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all new Material Intellectual Property created, developed or acquired by the Borrower or any of its Subsidiaries, as the case may be, that are necessary for the operations of the business of such Person.

8.15    [Reserved].

8.16    ERISA and Foreign Pension Plan Compliance. Each Obligor shall comply in all material respects with the provisions of ERISA or applicable Law with respect to any Plans or Foreign Pension Plans to which the Borrower or any other Obligor is a party.

8.17    Cash Management. Subject to Section 8.18, the Borrower shall, and shall cause each other Obligor to:

(a)    other than with respect to any Excluded Accounts, maintain at all times all Deposit Accounts, Securities Accounts, Commodities Accounts and lockboxes located in the U.S. and held by any Obligor with a bank or financial institution, except as permitted pursuant to clause (c) below, that has executed and delivered to the Administrative Agent an account control agreement, in form and substance reasonably acceptable to the Administrative Agent (each such Deposit Account, Securities Account, Commodities Account and lockbox located in the U.S., a “Controlled Account”); each such Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and each Obligor shall have granted a Lien to the Administrative Agent, for the benefit of the Secured Parties, over such Controlled Accounts;

(b)    deposit promptly, and in any event no later than five (5) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts receivable, Contracts or any other rights and interests (including pursuant to clause (c) below) into Controlled Accounts; and

(c)    at any time after the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, the Borrower shall cause all payments constituting proceeds of accounts receivable to be directed into lockbox accounts pursuant to agreements in form and substance satisfactory to the Administrative Agent.

8.18    Post-Closing Matters. On or before the date that is ninety (90) days following the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall have delivered to the Administrative Agent:

(a)    any items required to be delivered by the Borrower or any Subsidiary Guarantor pursuant Section 6.01(j) but not delivered on the Closing Date as a result of the application of the Certain Funds Provision;

(b)    endorsements naming the Administrative Agent, for the benefit of the Lenders, as additional insured and loss payee, as applicable, under the Borrower’s insurance policies required to be maintained pursuant to Section 8.05, in form and substance reasonably satisfactory to the Administrative Agent;

(c)    evidence that any Deposit Accounts, Securities Accounts, Commodities Accounts and lockboxes (other than Excluded Accounts) that are not Controlled Accounts have been closed or (i) evidence that all Deposit Accounts, Securities Accounts, Commodities Accounts and lockboxes located in the U.S. (except for any Excluded Accounts) are Controlled Accounts and (ii) evidence that all such Controlled Accounts are subject to one or more account control agreements, in favor of, and satisfactory in form and substance to, the Administrative Agent; and

(d)    the Real Property Security Documents with respect to the real property owned or leased by any Obligor listed on Schedule 8.18; provided that if the Borrower has used commercially reasonable efforts to obtain any such Real Property Security Documents but the applicable counterparty thereto has not executed and delivered the same, the Borrower shall not be obligated to deliver such Real Property Security Documents to the Administrative Agent.

SECTION 9

NEGATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no Claim has been made) have been indefeasibly paid in full in cash:

9.01    Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a)    the Obligations;

(b)    (i) the 2024 Notes in an aggregate principal amount not to exceed $350,000,000 at any time and any Permitted Refinancings thereof and (ii) Indebtedness existing on the Closing Date (other than Refinanced Debt), not otherwise permitted by this Section 9.01 and set forth on Schedule 9.01(b) and Permitted Refinancings thereof;

(c)    accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Borrower’s or such Subsidiary’s business in accordance with customary terms and paid within one hundred twenty (120) days of becoming due, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(d)    Indebtedness consisting of guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

(e)    Indebtedness (i) of any Obligor owing to another Obligor, (ii) consisting of the royalty payments payable by the Borrower to any of the Specified Netherlands Subsidiaries pursuant to the Orbicule Royalty Transaction, (iii) of any Excluded Subsidiary owing to any other Excluded Subsidiary or to any Obligor, or (iv) of an Obligor owing to an Excluded Subsidiary not to exceed $10,000,000 in the aggregate at any time outstanding; provided that, in each case, such Indebtedness is subordinated to the Obligations pursuant to the Intercompany Subordination Agreement;

(f)    Guarantees by any Subsidiary of any outstanding Permitted Indebtedness of any Obligor; provided that any subrogation claims of any such guarantying Subsidiary shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement;

(g)    ordinary course of business equipment financing and leasing and Capital Lease Obligations; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness (inclusive of all Capital Lease Obligations) shall not exceed $25,000,000 (or the Equivalent Amount in other currencies) at any time;

(h)    Indebtedness under Hedging Agreements permitted by Section 9.05(f);

(i)    (x) unsecured Contingent Acquisition Liabilities arising with respect to customary indemnification provisions or deferred purchase price adjustments (including earn-out payments) in connection with any Acquisition consummated prior to the Closing Date, in connection with any Permitted Acquisition consummated on or after the Closing Date or in connection with any asset sale or other dispositions permitted hereunder and (y) Indebtedness assumed in connection with any Permitted Acquisition; provided that, (i) no such Indebtedness shall have been created or incurred in connection with, or in contemplation of, the Acquisition or this Section 9.01(i)(y), and (ii) (A) the amount of such Indebtedness, individually, shall not exceed the fair market value (determined in the reasonable business judgment of the Borrower) of eighty percent (80%) of the total assets of the Person acquired pursuant to such Permitted Acquisition, and (B) the aggregate amount of Indebtedness permitted pursuant to this Section 9.01(i)(y) with respect to a Permitted Acquisition shall not exceed $50,000,000 (or the Equivalent Amount in other currencies) at any time outstanding;

(j)    credit card Indebtedness in an outstanding principal amount not to exceed $2,500,000 in the aggregate at any time;

(k)    Indebtedness consisting of the financing of insurance premiums in respect of insurance policies insuring assets or businesses of an Obligor written or arranged in such Obligor’s ordinary course of business;

(l)    Indebtedness incurred in connection with the endorsement of negotiable instruments for collection, cash management services, including treasury, depository, overdraft, electronic funds transfer, automatic clearing house arrangements, cash pooling arrangements, netting services, merchant services, credit card processing services, debit cards, stored value cards, purchase cards and other similar arrangements of an Obligor, in each case incurred in the ordinary course of business;

(m)    Indebtedness incurred under performance, surety, bid, statutory and appeal bonds, completion guarantees and other similar obligations, in each case in the ordinary course of business;

(n)    Indebtedness in respect of worker’s compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations and reclamation and statutory obligations, in each case incurred in the ordinary course of business;

(o)    Indebtedness in respect of letters of credit; provided that the aggregate face amount of all such letters of credit (including, for the avoidance of doubt, letters of credit outstanding on the Closing Date) shall not exceed $25,000,000 at any time outstanding;

(p)    Indebtedness consisting of Investments permitted pursuant to Section 9.05;

(q)    Indebtedness constituting deposits or prepayments received from its customers in the ordinary course of business;

(r)    other Subordinated Indebtedness or Permitted Convertible Indebtedness in an aggregate principal amount not exceeding $600,000,000 at any time;

(s)    other unsecured Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time; and

(t)    Permitted Equity Derivatives;

provided that, in the case of Indebtedness permitted under clauses (g), (i)(y) and (o) above, the aggregate amount of such Indebtedness shall in no event exceed $75,000,000 at any time outstanding.

9.02    Liens. The Borrower shall not, and shall not permit any of its Subsidiaries, to create, incur, assume or permit to exist any Lien on any property, assets or revenues (including accounts receivable), except:

(a)    Liens securing the Obligations;

(b)    any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the Closing Date and set forth on Schedule 9.02 and renewals and extensions thereof in connection with Permitted Refinancings of the Indebtedness being secured by such Lien; provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c)    Liens securing Indebtedness permitted under Section 9.01(g); provided that such Liens are restricted solely to the collateral permitted to be secured by Section 9.01(g);

(d)    Liens imposed by any applicable Law arising in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s and mechanics’ liens, materialmen and other similar Liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with GAAP;

(e)    pledges or deposits made in the ordinary course of business in connection with (i) real property leases entered into in the ordinary course of business, (ii) obligations in respect of workers’ compensation, unemployment insurance or other similar social security legislation to the extent permitted pursuant to Section 9.01(n), or (iii) obligations in respect of surety or appeal bonds, bid or performance bonds, or other obligations of a like nature to the extent permitted pursuant to Section 9.01(m);

(f)    Liens securing Taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(g)    servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by any applicable Law and Liens consisting of zoning or building restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Borrower or any of its Subsidiaries;

(h)    with respect to any real property, (i) such defects or encroachments as might be revealed by an up-to-date survey of such real property; (ii) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to applicable Law; (iii) rights of expropriation, access or user or any similar right conferred or reserved by or in any applicable Law, which, in the aggregate for clauses (i), (ii) and (iii) above, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and (iv) leases and subleases in the ordinary course of business;

(i)    bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business and contractual rights of set-off relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft of similar obligations incurred in the ordinary course of business;

(j)    any judgment Lien or Lien arising from decrees or attachments not constituting an Event of Default;

(k)    interests of lessors and sublessors under operating leases, interests of licensors or sublicensors under license agreements, and with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, reservations, licenses, encroachments, variations and similar restrictions, charges and encumbrances on title that, in any such case or event, (i) are not material and do not materially impair the use of such property for its intended purposes and (ii) do not secure Indebtedness;

(l)    Liens on cash to secure letters of credit permitted under Section 9.01(o) in an amount that does not exceed the face amount of such letters of credit so long as such cash is held in segregated accounts maintained with the issuers of such letters of credit;

(m)    Liens securing Indebtedness incurred in connection with Hedging Agreements permitted by Section 9.05(e);

(n)    any Lien securing Indebtedness permitted under Section 9.01(i); provided that (i) such Lien is not created in contemplation of or in connection with such Permitted Acquisition, (ii) such Lien shall not apply to any other property or assets of the Borrower or any of its Subsidiaries other than the property or assets being acquired pursuant to such Permitted Acquisition, and (iii) such Lien shall secure only those obligations that it secured immediately prior to the consummation of such Permitted Acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(o)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement solely in connection with a Permitted Acquisition and Liens on funds escrowed in connection with the consummation of any Permitted Acquisition;

(p)    Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of custom duties in connection with the importation of goods in the ordinary course of business;

(q)    Liens securing Indebtedness permitted by Section 9.01(k); provided that such Lien shall be solely limited to the applicable policies, supporting documentation relating thereto and the Borrower’s or its applicable Subsidiary’s right to receive proceeds under the insurance policy with respect to which such Indebtedness has been incurred; and

(r)    Other Liens, which secure obligations in the aggregate amount not to exceed $2,500,000 (or the Equivalent Amount in other currencies) at any time outstanding.

Any term or provision of this Section 9.02 to the contrary notwithstanding, no Lien otherwise permitted under clauses (b), (e)(i), (e)(iii), (m), (q) and (r) shall apply to any Material Intellectual Property.

9.03    Fundamental Changes, Acquisitions, Etc. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) consummate any transaction of merger, amalgamation or consolidation, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) sell or issue any Disqualified Equity Interests, or (iv) other than Permitted Acquisitions, make any Acquisition or otherwise acquire any business or substantially all the property from, or Equity Interests of, or be a party to any Acquisition of, any Person, except, so long as no Event of Default has occurred and is continuing or could reasonably be expected to occur as a result therefrom, the following:

(a)    Investments permitted under Section 9.05;

(b)    the ArcherDX Acquisition and any Permitted Acquisitions;

(c)    the merger, amalgamation or consolidation of any Subsidiary with or into any Obligor; provided that with respect to any such transaction involving the Borrower, the Borrower must be the surviving or successor entity of such transaction and with respect to any such transaction involving any other Obligor, the surviving or successor entity of such transaction must be an Obligor;

(d)    the sale, lease, transfer or other disposition by (i) any Obligor (other than the Borrower) of substantially all of its property (upon voluntary liquidation or otherwise) to any other Obligor or (ii) any Excluded Subsidiary of substantially all of its property (upon voluntary liquidation or otherwise) to any other Excluded Subsidiary or to any Obligor;

(e)    the sale, transfer or other disposition of the Equity Interests (i) of any Subsidiary Guarantor to any other Obligor and (ii) of any Excluded Subsidiary to any other Excluded Subsidiary or to any Obligor; and

(f)    the liquidation, winding up or dissolution of (i) any Excluded Subsidiary described in clause (vi) of the definition thereof within one hundred eighty (180) days after the Closing Date to the extent such Subsidiary has assigned and transferred all or substantially all of its property to an Obligor, and (ii) with prior written notice to the Administrative Agent in the case of Subsidiary Guarantor, any Subsidiary Guarantor that has assigned and transferred all or substantially all of its property to any other Obligor.

9.04    Lines of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage to any material extent in any business other than the business engaged in on the Closing Date by such Persons or a business reasonably related, incidental or ancillary thereto or a reasonable extension thereof.

9.05    Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a)    Investments outstanding on the Closing Date (including after giving pro forma effect to the consummation of the ArcherDX Acquisition) and identified on Schedule 9.05 and any modification, replacement, renewal or extension thereof to the extent not increasing the aggregate amount of such Investments;

(b)    operating Deposit Accounts, Securities Accounts and Commodities Accounts with banks or financial institutions that are Controlled Accounts or any Excluded Accounts;

(c)    extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business and any prepaid royalties in the ordinary course of business;

(d)    Permitted Cash Equivalent Investments in Controlled Accounts;

(e)    (i) Investments by any Obligor in any other Obligor; (ii) Investments by any Obligor in any Specified Netherlands Subsidiary; provided that the fair value of any such Investments made pursuant to clause (ii) above shall not exceed $3,000,000 in the aggregate after the Closing Date; (iii) Investments by any Excluded Subsidiary in any other Excluded Subsidiary; and (iv) Investments by any Obligor in any Excluded Subsidiary; provided that the fair value of any such Investments made pursuant to clause (iv) above shall not exceed $25,000,000 in the aggregate since the Closing Date and such Investments shall otherwise comply with Section 9.04; provided, further that the outstanding amount of such loans and advances made pursuant to this clause (e) shall be evidenced by a promissory note pledged pursuant to the terms of the Security Agreement;

(f)    Hedging Agreements entered into in the Borrower’s or any of its Subsidiaries’ ordinary course of business for the purpose of hedging currency risks or interest rate risks (but not for speculative purposes) and in an aggregate notional amount for all such Hedging Agreements not in excess of $5,000,000 (or the Equivalent Amount in other currencies);

(g)    Investments consisting of prepaid expenses, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons and deposits in connection with workers’ compensation and similar deposits, in each case, made in the ordinary course of business;

(h)    employee loans and advances (including but not limited to employee relocation loans and advances in the form of sign-on bonus and relocation bonus), travel advances and guarantees in accordance with the Borrower’s usual and customary practices with respect thereto (if permitted by applicable Law) which in the aggregate shall not exceed $2,500,000 outstanding at any time (or the Equivalent Amount in other currencies);

(i)    Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(j)    Investments permitted under Sections 9.01 and 9.03;

(k)    Investments made as a result of consideration received in connection with any Asset Sale permitted under Section 9.09; provided that all such Investments made pursuant to this clause (k) shall not exceed $2,500,000 in the aggregate in any consecutive twelve (12) month period;

(l)    Investments in the form of non-cash loans and advances in an aggregate amount not to exceed $2,500,000 outstanding at any one time to employees, officers, and directors of any Obligor or any of its Subsidiaries for the purpose of purchasing Qualified Equity Interests in the Borrower so long as the proceeds of such loans are used in their entirety to purchase such Qualified Equity Interests in the Borrower;

(m)    Investments in the form of Permitted Acquisitions;

(n)    the Orbicule Royalty Transaction;

(o)    the ArcherDX Acquisition;

(p)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers, and suppliers who are not Affiliates, in the ordinary course of business;

(q)    non-cash Investments in joint ventures or strategic alliances in the ordinary course of the Obligor’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;

(r)    Investments in Permitted Equity Derivatives; and

(s)    other Investments, which shall not exceed $2,500,000 in the aggregate at any one time.

9.06    Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that the following Restricted Payments shall be permitted so long as no Event of Default has occurred and is continuing or could reasonably be expected to occur or result from such Restricted Payment:

(a)    Restricted Payments payable solely in shares of Borrower’s Qualified Equity Interests (or the equivalent thereof) or any option, warrant or other right to acquire any such Qualified Equity Interests;

(b)    the Borrower’s purchase, redemption, retirement or other acquisition of its Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its Qualified Equity Interests or from cash proceeds received solely from the settlement of Permitted Equity Derivatives;

(c)    Restricted Payments paid by (i) any Obligor (other than the Borrower) to any other Obligor and (ii) any Excluded Subsidiary to any other Excluded Subsidiary or to any Obligor, including without limitation as contemplated by the Orbicule Royalty Transaction;

(d)    repurchases of Qualified Equity Interests deemed to occur upon the exercise of stock options or warrants if such repurchased Qualified Equity Interests represents a portion of the exercise price of such options or warrants pursuant to a “cashless exercise” or similar feature;

(e)    the Borrower or any Subsidiary may receive or accept the return to the Borrower or any Subsidiary of Equity Interests of the Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims in connection with a Permitted Acquisition;

(f)    cash payments made in lieu of issuance of fractional shares made(i) to redeem, purchase, repurchase, or retire the Warrant Obligations or its obligations under any other warrants issued by it in accordance with the terms thereof and (ii) upon the conversion of the 2024 Notes, Permitted Refinancing of 2024 Notes or Permitted Convertible Indebtedness;

(g)    purchase, redemption, retirement or other acquisition of Qualified Equity Interests (i) held by current or former directors, officers, employee or consultants (or their transferees, estates or beneficiaries under their estates) of Obligors not to exceed $2,500,000 per year (calculated since the Closing Date) and (ii) of the Borrower deemed to occur in connection with any tax withholding required upon the grant of or any exercise or vesting of any Qualified Equity Interests of the Borrower (or options in respect thereof); and

(h)    other Restricted Payments in an aggregate amount not to exceed $2,500,000 in any fiscal year;

provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, neither (x) the issuance of new shares of the Borrower’s Qualified Equity Interests, or the application of cash proceeds received from a Permitted Refinancing of the 2024 Notes, the issuance of Permitted Convertible Indebtedness or the settlement of Permitted Equity Derivatives, to consummate the conversion, exercise, repurchase, redemption, settlement, unwinding or early termination or cancellation of (whether in whole or in part and including by netting or set-off) the 2024 Notes, any Permitted Refinancing thereof or any Permitted Convertible Indebtedness (in each case, (A) to the extent not prohibited by the terms of the 2024 Notes, any Permitted Refinancing thereof, any Permitted Convertible Indebtedness or any Permitted Equity Derivatives, as applicable and (B) upon the satisfaction of any condition that would permit or require any of the foregoing), nor (y) the issuance of or the performance of obligations under (including any payments of interest) the 2024 Notes, any Permitted Refinancing thereof, any Permitted Convertible Indebtedness or any Permitted Equity Derivatives, shall be prohibited by this Section 9.06, any other provision of this Agreement or any other Loan Document.

9.07    Repayments of Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) payments of the Obligations and (ii) payments in respect of any other Permitted Indebtedness that are not otherwise prohibited pursuant to any subordination or similar contract that is binding upon the Borrower, any such Subsidiary or any holder of such Permitted Indebtedness.

9.08    Change in Fiscal Year. The Borrower shall not, and shall not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the Closing Date, except to change the fiscal year of a Subsidiary acquired in connection with the ArcherDX Acquisition or any Permitted Acquisition to conform its fiscal year to that of the Borrower.

9.09    Sales of Assets, Etc. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer, or otherwise dispose of any of its assets or property (including accounts receivable, Intellectual Property or Equity Interests of any Obligor), grant or enter into any Exclusive License, forgive, release or compromise any amount owed to the Borrower or any of its Subsidiaries in one transaction or series of transactions (any thereof, an “Asset Sale”), except:

(a)    sales or leases of inventory in the ordinary course of its business on ordinary business terms;

(b)    the forgiveness, release or compromise of any amount owed to any Obligor or Subsidiary in the ordinary course of business;

(c)    transfers of assets or property by (i) any Obligor to any other Obligor or (ii) any Excluded Subsidiary to any other Excluded Subsidiary or to any Obligor;

(d)    dispositions of any (i) Intellectual Property that does not constitute Material Intellectual Property or (ii) any other assets, rights or property, in each case, that is obsolete or worn out or no longer used or useful in the business of the Borrower or its Subsidiaries;

(e)    in connection with any transaction permitted under Sections 9.02, 9.03 or 9.05;

(f)    transfers of cash in the ordinary course of business for equivalent value;

(g)    the abandonment or other disposition of a lease or sublease of real property that is, in the commercially reasonable judgment of the Borrower or applicable Subsidiary, not used or useful in the conduct of the business of the Borrower and its Subsidiaries;

(h)    the use of cash and Permitted Cash Equivalent Investments in the ordinary course of business or in connection with other business activities not prohibited or otherwise restricted hereby or by any other Loan Documents;

(i)    the sale, assignment, transfer, disposition or discount, in each case, without recourse, of accounts receivable in connection with the compromise, settlement, or collection thereof in the ordinary course of business;

(j)    any dispositions as a result of any involuntary loss, damage or destruction of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property or as a result of a Casualty Event or transfers of property to insurance companies in exchange for casualty insurance proceeds;

(k)    (i) the sale or issuance of Qualified Equity Interests of the Borrower and (ii) the issuance by any of the Borrower’s Subsidiaries of Qualified Equity Interests to the Borrower or any Obligor;

(l)    Permitted Licenses;

(m)    the lapse, abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property that is not Material Intellectual Property and in each case is not in the good faith judgment of the Borrower or applicable Subsidiary useful to, or required in, the conduct of the business of the Borrower or its Subsidiaries;

(n)    disposition of assets acquired following a Permitted Acquisition which the Obligor in question deems in its commercially reasonable judgment to be duplicative of other assets of such Obligor or not used or useful in the conduct of business of the Borrower and its Subsidiaries; and

(o)    dispositions of assets (other than accounts receivable or Intellectual Property) not otherwise permitted pursuant to clauses (a) through (n) above; provided that (i) such dispositions are made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions (including the proposed disposition) would not exceed $5,000,000 in the aggregate in a consecutive twelve (12) month period and (ii) at least seventy-five percent (75%) of the consideration from all such dispositions is in the form of cash or Permitted Cash Equivalent Investments.

9.10    Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)    transactions (i) solely between or among Obligors and (ii) solely between or among Excluded Subsidiaries;

(b)    any transaction permitted under Section 9.05(a), (e), (h), (l), (m), (n) or (o) or Section 9.06 or set forth on Schedule 9.10;

(c)    customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of the Borrower or any of its Subsidiaries in the ordinary course of business;

(d)    issuances of Qualified Equity Interests of the Borrower (or the equivalent thereof) to Affiliates in exchange for cash, provided that (i) no Default shall have occurred and be continuing (or could reasonably be expected to occur as a result of such issuance), (ii) it is on fair and reasonable terms that are no less favorable (including the amount of cash received by the Borrower) to the Borrower than those that would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower, and (iii) it is of the kind which would be entered into by a prudent Person in the position of the Borrower with another Person that is not an Affiliate of the Borrower;

(e)    pursuant to the Orbicule Royalty Transaction;

(f)    the payment by the Borrower or any of its Affiliates of any payment required pursuant to the terms of ArcherDX Acquisition Agreement (as in effect on the Closing Date); and

(g)    other transactions having terms that are fair and reasonable terms no less favorable (including the amount of cash or other consideration received or paid by any Obligor)

to any Obligor than those that would be obtainable by the Borrower or such Subsidiary in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Borrower or such Subsidiary, as applicable.

9.11    Restrictive Agreements(a) . No Obligor shall directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (i) restrictions and conditions imposed by applicable Laws or by the Loan Documents, (ii) any Organic Document of an Obligor as in effect as of the date hereof, (iii) customary restrictions and conditions contained in agreements relating to transactions permitted under Sections 9.03 and 9.09, (iv) restrictions and conditions imposed by any agreement relating to Permitted Indebtedness, Permitted Investments, or that is secured by a Permitted Lien (so long as such restrictions or conditions apply only to the property or assets subject to such Permitted Lien); (v) any agreement or restriction or condition that applies to any Person that becomes a Subsidiary, or the assets or property of such person, pursuant to a Permitted Acquisition so long as such agreement or restriction is in effect at the time of such Permitted Acquisition and it was not entered into solely in contemplation of such Permitted Acquisition and does not extend to any assets, properties or businesses other than those acquired pursuant to such Permitted Acquisition and (vi) any Restrictive Agreements set forth on Schedule 9.11.

(b)    The Borrower shall not, and shall not permit any other Obligor to enter into or become or remain bound by any inbound Permitted License of any Material Intellectual Property that constitutes a Restrictive Agreement unless the Borrower or such other Obligor has taken commercially reasonable efforts to take such action as the Administrative Agent may reasonably request to obtain the consent of, or waiver by, any third party whose consent or waiver is necessary for the Administrative Agent to be granted a valid and perfected Lien on such Permitted License and the right to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation (including in connection with a foreclosure) of the rights, assets or properties that are subject to such Permitted License; provided that the failure by the Borrower, after using commercially reasonable efforts, to obtain the consent of, or waiver by, any third party as described above shall not be deemed a breach of this Section 9.11.

9.12    Modifications of Material Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to:

(a)    waive, amend, modify, terminate, replace or otherwise modify any term or provision of any of their respective Organic Documents that would adversely affect in any material respect (x) any Obligations or rights or remedies of any Secured Party in respect of the Loan Documents (other than the Warrant Certificate) or (y) rights or remedies of any Lender in respect of the Warrant Certificate (or, to the extent the Lender has exercised its rights under the Warrant Certificate, such Lender’s rights as a holder of the Borrower’s Equity Interests) except, for purposes of this clause (y) only, to the extent such modification would not adversely and disproportionately affect such Lender when compared with the effect of such modification on all other holders of the same series or class of Equity Interests;

(b)    waive, amend, modify, supplement, terminate or replace any of the 2024 Notes Documents, Subordinated Indebtedness Documents or any indentures, note purchase agreements, promissory notes, and other instruments and agreements evidencing the terms of any Permitted

Convertible Indebtedness or Permitted Equity Derivatives if the effect of such waiver, amendment, modification, supplement, termination or replacement would be materially adverse to the Administrative Agent or any other Secured Party; provided that, for the avoidance of doubt, this Section 9.12(b) shall not preclude a Permitted Refinancing of the 2024 Notes; or

(c)    waive, amend, modify, supplement or terminate the ArcherDX Acquisition Agreement, or enter into any forbearance from exercising any rights with respect to, the terms and conditions of the ArcherDX Acquisition Agreement to the extent such waiver, amendment, modification, supplement, termination or forbearance would be reasonably expected to materially and adversely affect the rights or interests of the Administrative Agent or any other Secured Party. For purposes hereof, any amendment, supplement, waiver or other modification that revises the conditions to or increases the amount of any earnout or other contingent purchase price (as set forth in the ArcherDX Acquisition Agreement on the date hereof) shall be deemed material and adverse to the Administrative Agent and the Secured Parties.

9.13    Sales and Leasebacks. Except as disclosed on Schedule 9.13, the Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person and (ii) which such Person intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

9.14    Hazardous Material. The Borrower shall not, and shall not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

9.15    Accounting Changes. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

9.16    Compliance with ERISA. The Borrower shall not, and shall not permit any of its ERISA Affiliates to, cause or suffer to exist (i) any event that could result in the imposition of a Lien with respect to any Plan or Multiemployer Plan or (ii) any other ERISA Event that, in each case, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

9.17    Sanctions; Anti-Corruption Use of Proceeds. (1) Neither the Borrower nor any of its Subsidiaries shall use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption Law, or (ii) to fund any transaction by the Borrower or any of its Subsidiaries with any Person, or in any Designated Jurisdiction, which would result in a violation of applicable Sanctions by (A) the Borrower or any of its Subsidiaries or (B) by any Person participating in the Loan, whether as Administrative Agent, Lender, underwriter, advisor, investor, or otherwise; and (2) Neither the Borrower nor any of its Subsidiaries shall lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption Law, or (ii) to fund any activities or business of or with any Person, or in any Designated Jurisdiction, which would knowingly result in a violation of applicable Sanctions by (A) the Borrower or any of its Subsidiaries or (B) by any Person participating in the Loan, whether as Administrative Agent, Lender, underwriter, advisor, investor, or otherwise.

SECTION 10

FINANCIAL COVENANTS

10.01    Minimum Liquidity. The Borrower shall at all times maintain a minimum aggregate balance of [*] in cash in one or more Controlled Accounts maintained with one or more commercial banks or similar deposit-taking institutions in the U.S. that are free and clear of all Liens, other than Liens granted under the Loan Documents in favor of the Secured Parties or Liens permitted under Section 9.02(i).

10.02    Minimum Revenue. As of the last day of each fiscal quarter set forth below, the Obligors shall have received Revenue in the ordinary course of business, for the twelve (12) month consecutive period ending on the last day of such fiscal quarter, in an aggregate amount not less than the corresponding amount set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Revenue
December 31, 2020	[*]
March 31, 2021	[*]
June 30, 2021	[*]
September 30, 2021	[*]
December 31, 2021	[*]
March 31, 2022	[*]
June 30, 2022	[*]
September 30, 2022	[*]
December 31, 2022	[*]
March 31, 2023	[*]
June 30, 2023	[*]
September 30, 2023	[*]
December 31, 2023	[*]
March 31, 2024	[*]
June 30, 2024	[*]
September 30, 2024	[*]
December 31, 2024	[*]
March 31, 2025	[*]

SECTION 11

EVENTS OF DEFAULT

11.01    Events of Default. Each of the following events shall constitute an “Event of Default”:

(a)    Principal or Interest Payment Default. The Borrower shall fail to pay any principal of or interest on the Loan, when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof or otherwise, and in the case of payment of interest on the Loan, such non-payment is not cured within three (3) Business Days of when the interest payment on the Loan was due and payable.

(b)    Other Payment Defaults. Any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days.

(c)    Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier.

(d)    Certain Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Sections 8.02, 8.03 (with respect to the Borrower’s existence), 8.09, 8.11, 8.12, 8.14, 8.16, 8.18, Section 9 or Section 10.

(e)    Other Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), 11.01(b) or 11.01(d)) or any other Loan Document, and, in the case of any failure that is capable of cure, such failure shall continue unremedied for a period of forty-five (45) or more days after actual knowledge by a Responsible Officer or receipt of notice of such failure from the Administrative Agent.

(f)    Payment Default on Other Indebtedness. Any Obligor or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness.

(g)    Other Defaults on Other Indebtedness. (i) Any “event of default” or similar event under, any Contract governing any Material Indebtedness (excluding any Permitted Equity Derivative) shall occur, (ii) any event or condition occurs (x) that results in any Material Indebtedness (excluding any Permitted Equity Derivative) becoming due prior to its scheduled maturity or (y) that enables or permits the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness (excluding any Permitted Equity Derivative) to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (iii) there occurs under one or more Permitted Equity Derivatives an early termination date resulting from (x) any event of default under such Permitted Equity Derivative as to which the Borrower or any Subsidiary is the defaulting party or (y) any termination event under such Permitted Equity Derivative as to which the Borrower or any Subsidiary is the affected party and, in either event, the termination value (if determined in accordance with such Permitted Equity Termination Derivative) or the amount determined as the mark-to-market value(s) (if the termination value has not been so determined) for such affected Permitted Equity Derivatives (after taking into account the effect of any legally enforceable netting agreement relating thereto) that is owed by the Borrower or such Subsidiary is greater than $15,000,000; provided that this Section 11.01(g) shall not apply to (a) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness or (b) any redemption, exchange, repurchase, conversion or settlement of the 2024 Notes, any Permitted Refinancing thereof or any Permitted Convertible Indebtedness permitted pursuant to the terms of this Agreement, including with cash proceeds from any Permitted Equity Derivatives (in each case, (A) in accordance with the terms of the 2024 Notes, any Permitted Refinancing thereof, any Permitted Convertible Indebtedness or any Permitted Equity Derivatives, as applicable and (B) upon the satisfaction of any condition that would permit or require any of the foregoing).

(h)    Insolvency, Bankruptcy, Etc.

(i)    An Obligor ceases to be Solvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors.

(ii)    An Obligor shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate matter, any proceeding or petition described in Section 11.01(h)(iii), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestator, conservator or similar official for an Obligor or for a substantial part of its property, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of the creditors or (F) take any action for the purpose of effecting any of the foregoing.

(iii)    An involuntary proceeding shall be commenced or an involuntary petition filed seeking (i) liquidation, reorganization or other relief in respect of an Obligor or its debts, or of a substantial part of its property, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestator, conservator or similar official for an Obligor or for a substantial part of its property, and in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)    Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (or the Equivalent Amount in other currencies, and excluding any amounts covered by insurance as to which the applicable carrier has accepted coverage) shall be rendered against an Obligor and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment.

(j)    ERISA and Pension Plans. An ERISA Event shall have occurred that, in the reasonable opinion of the Administrative Agent, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Change or the imposition of a Lien on any Collateral.

(k)    Change of Control. A Change of Control shall have occurred.

(l)    Material Adverse Change, Etc. A Material Adverse Change or Material Adverse Effect shall have occurred

(m)    Regulatory Matters. If any Obligor’s Medicare license has been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(n)    Impairment of Security, Etc. If any of the following events occurs other than, the case of clause (i) or (ii) below, as a result of the acts or omissions of the Administrative Agent or any Lender: (i) any Lien created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the applicable Collateral in favor of the Secured Parties, free and clear of all other Liens (other than Permitted Liens) to the extent perfection is required herein or therein, (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason cease to be in full force and effect, or (iii) any of the Security Documents or any Guarantee of any of the Obligations, or the enforceability thereof, shall be repudiated or contested by any Obligor.

(o)    Subordinated Indebtedness. Any Subordinated Indebtedness Document shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (other than termination or expiration in accordance with its terms), any Obligor shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement, other than with respect to Permitted Liens.

11.02     Remedies. Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h)), and at any time thereafter during the continuance of such event, the Administrative Agent may, by notice to the Borrower, declare the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon, the Early Prepayment Fee, and if applicable, the Make-Whole Fee, and all fees and other Obligations, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of an Event of Default described in Section 11.01(h), the principal of the Loan then outstanding, together with accrued interest thereon, the Early Prepayment Fee, and if applicable, the Make-Whole Fee, and all fees and other Obligations, shall automatically become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

SECTION 12

THE ADMINISTRATIVE AGENT

12.01    Appointment and Duties. Subject in all cases to clause (c) below:

(a)    Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints Perceptive Credit Holdings III, LP (together with any successor the Administrative Agent pursuant to Section 12.09) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from the Borrower and its Subsidiaries party thereto, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)    Duties as Collateral and Disbursing Agent. Without limiting the generality of Section 12.01(a), the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Laws or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by any Obligor with, and cash and Permitted Cash Equivalent Investments held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)    Limited Duties. The Lenders and the Obligors hereby each acknowledge and agree that the Administrative Agent (i) has undertaken its role hereunder purely as an accommodation to the parties hereto and the Transactions, (ii) is receiving no compensation for undertaking such role and (iii) subject only to the notice provisions set forth in Section 12.09, may resign from such role at any time for any reason or no reason whatsoever. Without limiting the foregoing, the parties hereto further acknowledge and agree that under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 12.11), with duties that are entirely administrative in nature and do not (and are not intended to) create any fiduciary obligations, notwithstanding the use of the defined term “the Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document (fiduciary or otherwise), and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in this clause (c).

12.02    Binding Effect. Each Lender agrees that (i) any action taken by the Administrative Agent or the Majority Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of the Majority Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

12.03    Use of Discretion.

(a)    No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except (subject to clause (b) below) any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)    Right Not to Follow Certain Instructions. Notwithstanding Section 12.03(a) or any other term or provision of this Section 12, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Parties thereof or (ii) that is, in the opinion of the Administrative Agent, in its sole and absolute discretion, contrary to any Loan Document, applicable Law or the best interests of the Administrative Agent or any of its Affiliates or Related Parties.

12.04    Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Section 12 to the extent provided by the Administrative Agent.

12.05    Reliance and Liability.

(a)    The Administrative Agent may, without incurring any liability hereunder, (i) consult with any of its Related Parties and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Obligor) and (ii) rely and act upon any document and information and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)    Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and the Borrower hereby waives and shall not assert (and the Borrower shall cause each other Obligor to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the fraudulent conduct or behavior of the Administrative Agent or, as the case may be, such Related Party (each as determined in a final, non-appealable judgment or order by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:

(i)    shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Majority Lenders or for the actions or omissions of any of their Related Parties selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii)    shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)    makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Party, in or in connection with any Loan Document or any transaction contemplated therein, whether or not transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and

(iv)    shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Obligor or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Obligor to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

12.06    Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Equity Interests of, engage in any kind of business with, any Obligor or Affiliate thereof as though it were not acting as the Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Majority Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Majority Lenders, respectively.

12.07    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Lender or any of their Related Parties or upon any document solely or in part because such document was transmitted by the Administrative Agent or any of its Related Parties, conducted its own independent investigation of the financial condition and affairs of each Obligor and has made and continues to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.

12.08    Expenses; Indemnities.

(a)    Each Lender agrees to reimburse the Administrative Agent and each of its Related Parties (to the extent not reimbursed by any Obligor) promptly upon demand for such Lender’s Proportionate Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Obligor) that may be incurred by the Administrative Agent or any of its Related Parties in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)    Each Lender further agrees to indemnify the Administrative Agent and each of its Related Parties (to the extent not reimbursed by any Obligor), from and against such Lender’s aggregate Proportionate Share of the liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Parties in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such Loan Document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or with respect to any of the foregoing; provided that no Lender shall be liable to the Administrative Agent or any of its Related Parties to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

12.09    Resignation of the Administrative Agent.

(a)    At any time upon not less than thirty (30) days’ prior written notice, the Administrative Agent may resign as the “the Administrative Agent” hereunder, in whole or in part (in the sole and absolute discretion of the Administrative Agent), effective on the date set forth in such notice, which effective date shall not be less than thirty (30) days and no more than forty five (45) days following delivery of such notice. If the Administrative Agent delivers any such notice, the Majority Lenders (except if an Event of Default has occurred and is continuing, with the consent of the Borrower not to be unreasonably withheld, conditioned or delayed) shall have the right to appoint a successor to the Administrative Agent; provided that if a successor to the Administrative Agent has not been appointed on or before the effectiveness of the resignation of the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of the Lenders, appoint any Person reasonably chosen by it as the successor to the Administrative Agent.

(b)    Effective immediately upon its resignation, (i) the resigning Administrative Agent shall be discharged from its duties and obligations under the Loan Documents to the extent set forth in the applicable resignation notice, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor the Administrative Agent shall have accepted a valid appointment hereunder, (iii) the resigning Administrative Agent and its Related Parties shall no longer have the benefit of any provision of any Loan Document other than with respect to (x) any actions taken or omitted to be taken while such resigning Administrative Agent was, or because the Administrative Agent had been, validly acting as the Administrative Agent under the Loan Documents or (y) any continuing duties such resigning Administrative Agent continues to perform, and (iv) subject to its rights under Section 12.04, the resigning Administrative Agent shall take such action as may be reasonably necessary to assign to the successor the Administrative Agent its rights as the Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as the Administrative Agent, a successor the Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the resigning Administrative Agent under the Loan Documents.

12.10    Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of Section 12.10(b)(ii), release or subordinate) the following:

(a)    any Subsidiary of the Borrower from its guaranty of any Obligation of any Obligor (i) if all of the Equity Interests in such Subsidiary owned by any Obligor or any of its Subsidiaries are disposed of in an Asset Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Asset Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 8.12(a), and (ii) upon (x) termination of the Commitments, (y) payment and satisfaction in full of the Loan and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (other than the Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no claim has been made) and (z) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Obligors each in form and substance acceptable to the Administrative Agent; and

(b)    any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is disposed of by an Obligor in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any property subject to a Lien described in Section 9.02(c) and (iii) all of the Collateral and all Obligors, upon (x) termination of the Commitments, (y) payment and satisfaction in full of the Loan and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (other than the Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no claim has been made) and (z) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Obligors each in form and substance acceptable to the Administrative Agent.

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guarantees and Liens when and as directed in this Section 12.10.

12.11    Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender so long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Section 12 and the decisions and actions of the Administrative Agent and the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 12.08 only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Proportionate Share or similar concept, (ii) each of the Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (iii) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

SECTION 13

GUARANTEE

13.01    The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to the Administrative Agent and the Lenders, and their successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan, all fees and other amounts and Obligations from time to time owing to the Administrative Agent and the Lenders by the Borrower and each other Obligor under this Agreement or under any other Loan Document, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower or any other Obligor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors shall promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same shall be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

13.02    Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 13.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower or any other Subsidiary Guarantor under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by all applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)    at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)    any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)    any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower or any other Subsidiary Guarantor under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

13.03    Reinstatement. The obligations of the Subsidiary Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they shall indemnify the Secured Parties on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

13.04    Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 13.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

13.05    Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors, on one hand, and the Administrative Agent and the Lenders, on the other hand, the obligations of the Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 13.01.

13.06    Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent and the Lenders, at their sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

13.07    Continuing Guarantee. The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

13.08    General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 13.01 would otherwise, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Administrative Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 14

MISCELLANEOUS

14.01    No Waiver. No failure on the part of the Administrative Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

14.02    Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) or in the other Loan Documents shall be given or made in writing (including by telecopy or email) delivered, if to the Borrower, another Obligor, the Administrative Agent or any Lender, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

14.03    Expenses, Indemnification, Etc.

(a)    Expenses. Each Obligor, jointly and severally, agrees to pay or reimburse upon delivery of an invoice from the Administrative Agent or Lender, as applicable, (i) the Administrative Agent and the Lenders for all of their reasonable and documented out-of-pocket costs and expenses in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loan (exclusive of post-closing costs), (y) reasonable out-of-pocket post-closing costs and expenses (including in connection with the negotiation and preparation of any amendments, consents, waivers or other modifications, if any, with respect to any Loan Documents) and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated), and (ii) the Administrative Agent and the Lenders for all of their documented out-of-pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence and continuation of an Event of Default; provided that (a) notwithstanding the foregoing, the Borrower shall have no obligation to pay more than $350,000 in the aggregate pursuant to clause (i)(x) of this Section 14.03(a) and (b) the payment or reimbursement costs and expenses pursuant to this Section 14.03(a) and elsewhere in the Loan Documents shall include reasonable and documented out-of-pocket legal fees incurred by the Administrative Agent and the Lenders, however the Obligors shall only be responsible for payment or reimbursement of expenses of one counsel (namely Morrison & Foerster LLP) to the Administrative Agent and the Lenders taken as a whole, and if necessary, of one local counsel in any relevant jurisdiction, and in the case of an actual or reasonably perceived conflict of interest where the Lenders affected by such conflict notify the Borrower of the existence of such conflict, of another firm or counsel for each group of similarly affected Lenders in each relevant jurisdiction.

(b)    Indemnification. Each Obligor, jointly and severally, hereby indemnifies the Administrative Agent, the Lenders and their respective Affiliates, directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind, including reasonable and documented out-of-pocket fees and disbursements of counsel for the Administrative Agent and the Lenders (unless an Event of Default has occurred and is continuing, limited to one legal counsel for the Administrative Agent and the Lenders, taken as a whole and if necessary, of one local counsel in any relevant jurisdiction, and in the case of an actual or reasonably perceived conflict of interest where the Lenders affected by such conflict notify the Borrower of the existence of such conflict, of another firm or counsel for each group of similarly affected Lenders in each relevant jurisdiction), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the Transactions or any use made or proposed to be made with the proceeds of the Loan, whether or not such investigation, litigation or proceeding is brought by any Obligor, any of its Subsidiaries, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. No Obligor shall assert any Claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loan. The Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party.” No Lender shall assert any Claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loan.

14.04    Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and any other Loan Document (except for the Warrant Certificate, which may be amended, waived or supplemented in accordance with the terms thereof) may be modified or supplemented only by an instrument in writing signed by the Borrower, the Administrative Agent and the Majority Lenders; provided that:

(a)    any such modification or supplement that is disproportionately adverse to any Lender as compared to other Lenders or subjects any Lender to any additional obligation shall not be effective without the consent of such affected Lender;

(b)    the consent of all of the Lenders shall be required to:

(i)    amend, modify, discharge, terminate or waive any of the terms of this Agreement or any other Loan Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of the Loan or any Commitment, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loan, extend any date fixed for payment of principal (it being understood that the waiver of any prepayment of the Loan shall not constitute an extension of any date fixed for payment of principal), interest or other amounts payable relating to the Loan or extend the repayment dates of the Loan;

(ii)    amend, modify, discharge, terminate or waive any Security Document if the effect is to release a material part of the Collateral subject thereto other than pursuant to the terms hereof or thereof; or

(iii)    amend this Section 14.04 or the definition of “Majority Lenders”.

14.05    Successors and Assigns.

(a)    General. The provisions of this Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto or thereto and their respective successors and assigns permitted hereby or thereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder (except in a connection with an event permitted under Section 9.03) without the prior written consent of the Administrative Agent. No Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without prior written consent from the Borrower, except (i) to an assignee in accordance with the provisions of Section 14.05(b), (ii) by way of participation in accordance with the provisions of Section 14.05(e), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.05(h). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.05(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lender. Any Lender may at any time assign to one or more Eligible Transferees (or, if an Event of Default has occurred and is continuing, to any Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it) and the other Loan Documents; provided that (i) no such assignment shall be made to any Obligor, any Affiliate of any Obligor, or any employees or directors of any Obligor at any time, (ii) no such assignment shall be made without the prior written consent of the Administrative Agent, and (iii) no such assignment shall be made to a Competitor of any Obligor without the Borrower’s prior written consent. Subject to the recording thereof by the Lender pursuant to Section 14.05(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of the Lender under this Agreement and the other Loan Documents, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) and the other Loan Documents but shall continue to be entitled to the benefits of Section 5 and Section 14.03. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this Section 14.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.05(e).

(c)    Amendments to Loan Documents. Each of the Administrative Agent, the Lenders, the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Administrative Agent, the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 14.05.

(d)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person or any Obligor or any of its Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loan owing to it); provided that (A) (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection therewith and (B) no Lender may sell a participation hereunder to (1) any Competitor of any Obligor or (2) unless an Event of Default has occurred and is continuing, any hedge fund or private equity fund that principally invests in distressed debt (but may include any Affiliated fund or Person that does not principally invest in distressed debt), in each case without the Borrower’s prior written consent. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender shall not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loan or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. Subject to Section 14.05(f), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5 (subject to the requirements and limitations therein including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.05(b); provided that such Participant agrees to be subject to the provisions of Section 5.03(h) as if it were an assignee under Section 14.05(b) above. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 4.03(a) as though it were a Lender.

(f)    Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Sections 5.01 or 5.03 than such Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(g)    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, the Loan, or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

(h)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i)    Replacement of Lender. If any Lender requests compensation under Section 5.01(a) or (b), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.03(h), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.05(b)), all of its interests, rights (other than its existing rights to payments pursuant to Sections 5.01(a) or (b) and 5.03) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (a) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (b) in the case of any such assignment resulting from a claim for compensation under Section 5.01(a) or (b) or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments thereafter; (c) such assignment does not conflict with applicable Laws; and (d) neither the Administrative Agent nor any Lender shall have any obligation to find such assignee. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the

Borrower to require such assignment and delegation cease to apply. Notwithstanding anything in this Section to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 12.09.

14.06    Survival. The obligations of the Borrower under Sections 5.01, 5.02, 5.03, 14.03, 14.05, 14.06, 14.09, 14.10, 14.11, 14.12, 14.13, 14.14 and the obligations of the Subsidiary Guarantors under Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitment and, in the case of the Lenders’ assignment of any interest in the Commitment or the Loan hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a Borrowing Notice, herein or pursuant hereto shall survive the making of such representation and warranty.

14.07    Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

14.08    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system.

14.09    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York.

14.10    Jurisdiction, Service of Process and Venue.

(a)    Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against any other party hereto in any way relating to this Agreement or any Loan Document or the transactions relating hereto or thereto, in any forum other than in the federal or state courts located in New York, New York, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding anything to the contract in this Section 14.10, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction solely with respect to enforcement actions with respect to the Collateral of such Lender.

(b)    Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent and the Lenders to serve any process or summons in any manner permitted by any applicable Law.

(c)    Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

14.11    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14.12    Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

14.13    Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED,

AND SHALL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH ADMINISTRATIVE AGENT OR THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.14    Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

14.15    No Fiduciary Relationship. The Borrower acknowledges that the Administrative Agent and the Lenders have no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and the Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

14.16    Confidentiality. The Administrative Agent and each Lender agree to keep confidential all non-public information provided to them by any Obligor pursuant to this Agreement that is designated by such Obligor as confidential in accordance with its customary procedures for handling its own confidential information; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (i) subject to an agreement to comply with the provisions of this Section, to the Administrative Agent, any other Lender, any Affiliate of a Lender or any Eligible Transferee or other assignee permitted under this Agreement, (ii) subject to an agreement to comply with the provisions of this Section, to any actual or prospective direct or indirect counterparty to any Hedging Agreement (or any professional advisor to such counterparty), (iii) to its employees, officers, directors, agents, attorneys, accountants, trustees and other professional advisors or those of any of its affiliates (collectively, its “Related Parties”); provided that such Related Parties are subject to obligations of confidentiality at least as restrictive as set forth in this Section 14.16, (iv) upon the request or demand of any Governmental Authority or any Governmental Authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any applicable Law, (vi) if requested or required to do so in connection with any litigation or similar proceeding; provided that, unless otherwise prohibited by applicable Law, court order or decree, the Administrative Agent and each Lender, as applicable, shall provide prior notice to the Obligor to allow such Obligor an opportunity to obtain a protective order, (vii) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 14.16), (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (ix) in connection with the exercise of any remedy permitted hereunder or under any other Loan Document, (x) on a confidential basis to (A) any rating agency in connection with rating the Borrower or any other Obligor or the Loan or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the Loan or (xi) to any other party hereto.

14.17    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts that are treated as interest on the Loan under applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Administrative Agent and the Lender holding the Loan in accordance with applicable Law, the rate of interest payable in respect of the Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by the Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of the Loan so that at no time shall the interest and charges paid or payable in respect of the Loan exceed the maximum amount collectible at the Maximum Rate.

14.18    Early Prepayment Fee; Make-Whole Fee. The parties hereto acknowledge and agree that, to the extent the Early Prepayment Fee or Make-Whole Fee is applicable to any repayment or prepayment of principal of any Loan at any time, such Early Prepayment Fee or Make-Whole Fee is not intended to be a penalty assessed as a result of any such repayment or prepayment of the Loan, but rather is the product of a good faith, arm’s-length commercial negotiation between the Borrower and the Lenders relating to the mutually satisfactory compensation payable to the Lenders by the Borrower in respect of the Loan made hereunder. In furtherance of the foregoing, to the fullest extent permitted by applicable Law, the Obligors hereby jointly and severally waive any rights or Claims any of them may have under any such applicable Law (whether or not in effect on the Closing Date) that would prohibit or restrict the payment of the Early Prepayment Fee or Make-Whole Fee under any of the circumstances provided herein or in any other Loan Document, including payment after acceleration of the Loan.

14.19    Judgment Currency.

(a)    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase Dollars with such other currency at the buying spot rate of exchange in the New York foreign exchange market on the Business Day immediately preceding that on which any such judgment, or any relevant part thereof, is given.

(b)    The obligations of the Obligors in respect of any sum due to the Administrative Agent hereunder and under the other Loan Documents shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent in Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss. If the amount of Dollars so purchased exceeds the sum originally due to the Administrative Agent in Dollars, the Administrative Agent shall remit such excess to the Borrower.

14.20    USA PATRIOT Act. The Administrative Agent and the Lenders hereby notify the Borrower and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), they are required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the name and address of the Borrower and its Subsidiaries and other information that will allow such Person to identify the Borrower or such Subsidiary in accordance with the Patriot Act.

14.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

INVITAE CORPORATION

By	/s/ Tom Brida
	Name:	Tom Brida
	Title:	Secretary and General Counsel

Address for Notices:

Invitae Corporation
1400 16th Street
San Francisco, CA 94103
Attn: Shelly Guyer, CFO
Email:

With a copy to:

Invitae Corporation
1400 16th Street
San Francisco, CA 94103
Attn: Legal Department
Email:

[SIGNATURE PAGE TO CREDIT AGREEMENT AND GUARANTY]

SUBSIDIARY GUARANTORS:

GENETIC SOLUTIONS, LLC

By	/s/ Tom Brida
	Name:	Tom Brida
	Title:	Secretary and General Counsel

SINGULAR BIO, INC.

By	/s/ Tom Brida
	Name:	Tom Brida
	Title:	President

YOUSCRIPT, LLC

By	/s/ Tom Brida
	Name:	Tom Brida
	Title:	President

GOOD START GENETICS, INC.

By	/s/ Shelly Guyer
	Name:	Shelly Guyer
	Title:	Chief Financial Officer

OMMDOM INC.

By	/s/ Shelly Guyer
	Name:	Shelly Guyer
	Title:	Chief Financial Officer

ARCHERDX LLC

By	/s/ Tom Brida
	Name:	Tom Brida
	Title:	Secretary and General Counsel

ARCHERDX CLINICAL SERVICES, INC.

By	/s/ Tom Brida
	Name:	Tom Brida
	Title:	Secretary and General Counsel

Address for Notices (all Subsidiary Guarantors):

c/o Invitae Corporation 1400 16th Street
San Francisco, CA 94103
Attn: Shelly Guyer, CFO
Email:

With a copy to:

Invitae Corporation 1400 16th Street
San Francisco, CA 94103
Attn: Legal Department
Email:

ADMINISTRATIVE AGENT:

PERCEPTIVE CREDIT HOLDINGS III, LP

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit
	Name:	Sandeep Dixit
	Title:	Chief Credit Officer

By	/s/ Sam Chawla
	Name:	Sam Chawla
	Title:	Portfolio Manager

Address for Notices:
Perceptive Credit Holdings III, LP c/o Perceptive Advisors LLC 51 Astor Place, 10th Floor
New York, NY 10003
Attn: Sandeep Dixit
Email:

LENDERS:

PERCEPTIVE CREDIT HOLDINGS III, LP

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit
	Name:	Sandeep Dixit
	Title:	Chief Credit Officer

By	/s/ Sam Chawla
	Name:	Sam Chawla
	Title:	Portfolio Manager

Address for Notices:
Perceptive Credit Holdings III, LP c/o Perceptive Advisors LLC 51 Astor Place, 10th Floor
New York, NY 10003
Attn: Sandeep Dixit
Email:

EXHIBIT A

TO CREDIT AGREEMENT AND GUARANTY

FORM OF NOTE

[DATE]

U.S. $ [        ]

FOR VALUE RECEIVED, the undersigned, Invitae Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to [        ] (the “Lender”), in immediately available funds, the principal sum of [         ($        )] pursuant to the terms of the Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), on the date or dates specified in the Credit Agreement, together with interest on the unpaid principal amount of the Loan outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is a Note issued pursuant to the terms of Section 2.03 of the Credit Agreement, and this Note and the holder hereof are entitled to all the benefits and security, and are subject to the terms and conditions, provided for in the Loan Documents or referred to therein. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE BORROWER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THIS NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE AND (3) THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE BORROWER AT [                    ].

[Signature Page Follows]

Exhibit A-2

INVITAE CORPORATION

By
Name:
Title:

Exhibit A-3

EXHIBIT B

TO CREDIT AGREEMENT AND GUARANTY

FORM OF BORROWING NOTICE

Date: [                    ]

To:	Perceptive Credit Holdings III, LP, as Administrative Agent

c/o Perceptive Advisors LLC

51 Astor Place, 10th Floor

New York, NY 10003

Attn:    Sandeep Dixit

Email:

Re:	Borrowing under the Credit Agreement

Ladies and Gentlemen:

The undersigned, Invitae Corporation, a Delaware corporation (the “Borrower”), refers to the Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.02 of the Credit Agreement, of the borrowing of the Loan specified herein:

1.    The Borrowing Date is [                    ].1

2.    The amount of the proposed Borrowing is $[        ].

3.    The payment instructions with respect to the funds to be made available to the Borrower are as follows:

Bank name:

Bank Address:

Routing Number:

Account Number:

[1]

Pursuant to Section 2.02 of the Credit Agreement, this Borrowing Notice must be delivered to the Administrative Agent at least three (3), but not more than five (5), Business Days prior to the Closing Date. If received by the Administrative Agent on a day that is not a Business Day or after 10:00 a.m. (New York City time) on a Business Day, this Borrowing Notice will be deemed to have been delivered on the next Business Day.

Exhibit B-1

The Borrower hereby certifies that, both immediately before and after giving effect to both the Borrowing and the application of proceeds thereof on the Closing Date, the following statements are true and correct:

a)

both immediately before and after giving effect to the Borrowing and any other Transactions contemplated to occur on the Closing Date (except in the case of any ArcherDX Acquisition Agreement Representation that expressly relates to a given date or period, which ArcherDX Acquisition Agreement Representation is true and correct as of the respective date or for the respective period, as the case may be), (x) the ArcherDX Acquisition Agreement Representations and the ArcherDX Specified Representations that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct as of the date hereof, (y) the ArcherDX Acquisition Agreement Representations and the ArcherDX Specified Representations that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects as of the date hereof, and (z) no Default has occurred and is continuing, or could reasonably be expected to result from the making of the Loan being advanced, or the consummation of any Transactions contemplated to occur, on the Closing Date; and

b)

subject to the Certain Funds Provisions, all of the conditions set forth in Section 6.01 of the Credit Agreement have been satisfied (except to the extent waived in writing by the Administrative Agent).

[Signature Page Follows]

Exhibit B-2

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Notice to be duly executed and delivered as of the day and year first above written.

BORROWER:

INVITAE CORPORATION

By
Name:
Title:

Exhibit B-3

EXHIBIT C

TO CREDIT AGREEMENT AND GUARANTY

FORM OF GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of [DATE] by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a                      [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), under that certain Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to Section 8.12(a)(i) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Credit Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to the Lenders and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Section 13 of the Credit Agreement. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties (after giving effect to this Guarantee Assumption Agreement) set forth in Section 7 of the Credit Agreement with respect to itself and its obligations under this Guarantee Assumption Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Guarantee Assumption Agreement. [Attached as Exhibit A hereto are the Schedules set forth in Section 7 to the Credit Agreement, updated to include the Additional Subsidiary Guarantor.]2

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 8.12(a)(iv) of the Credit Agreement to the Administrative Agent and the Lenders.

This Guarantee and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

[Signature Page Follows]

[2]

Include if any Schedules set forth in Section 7 of the Credit Agreement need to be updated in connection with the making of representations and warranties with respect to the Additional Subsidiary Guarantor.

Exhibit C-1

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By
Name:
Title:

Address for Notices:
[ ]
[ ]
Attn:	[ ]
Tel.:	[ ]
Fax:	[ ]
Email:	[ ]

Exhibit C-2

EXHIBIT A TO GUARANTEE ASSUMPTION AGREEMENT

[ATTACH UPDATED SCHEDULES, IF NEEDED]

Exhibit C-3

EXHIBIT D-1

TO CREDIT AGREEMENT AND GUARANTY

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Invitae Corporation (the “Borrower”), a Delaware corporation, certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as any Note(s) evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page Follows]

Exhibit D-1-1

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit D-1-2

EXHIBIT D-2

TO CREDIT AGREEMENT AND GUARANTY

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page Follows]

Exhibit D-2-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit D-2-2

EXHIBIT D-3

TO CREDIT AGREEMENT AND GUARANTY

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY (or applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) or (ii) an IRS Form W-8IMY (or applicable successor form) accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page Follows]

Exhibit D-3-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit D-3-2

EXHIBIT D-4

TO CREDIT AGREEMENT AND GUARANTY

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan (as well as any Note(s) evidencing such Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan (as well as any Note(s) evidencing such Loan), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with an IRS Form W-8IMY (or applicable successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) or (ii) an IRS Form W-8IMY (or applicable successor form) accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page Follows]

Exhibit D-4-1

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit D-4-2

EXHIBIT E

TO CREDIT AGREEMENT AND GUARANTY

FORM OF COMPLIANCE CERTIFICATE

[DATE]

This certificate is delivered pursuant to Sections 8.01[(a)/(b)] and 8.01(c) of the Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned, a duly authorized chief [financial][accounting] officer, and a Responsible Officer, of the Borrower having the name and title set forth below under his or her signature, hereby certifies (in his or her capacity as an officer of the Borrower and not in his or her individual capacity), on behalf of the Borrower for the benefit of the Secured Parties and pursuant to Section 8.01[(a)/(b)] of the Credit Agreement that such Responsible Officer of the Borrower is familiar with the Credit Agreement and that, in accordance with each of the following sections of the Credit Agreement, each of the following is true on the date hereof:

[In accordance with Section 8.01[(a)/(b)] of the Credit Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [                    ] required to be delivered pursuant to Section 8.01[(a)/(b)] of the Credit Agreement.]3 [Such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at the dates indicated therein and the results of operations of the Borrower and its Subsidiaries for the periods indicated therein and have been prepared in accordance with GAAP consistently applied (subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes).]4 [The following are the details of any issues that are material that were raised by the Borrower’s auditors:                     .]5

[Attached hereto as Annex [B] are the calculations used to determine compliance with each financial covenant contained in Section 10 of the Credit Agreement, together with evidence based upon the Borrower’s bank account statements that the Borrower has met its minimum liquidity requirement set forth in Section 10.01 of the Credit Agreement.]

[To my knowledge, no Default or Event of Default is continuing as of the date hereof[, except as provided for on Annex [C] attached hereto].

[3]	Not required if such documents are made publicly available on EDGAR.
[4]

Insert bracketed language only for certifications pursuant to Section 8.01(a) of the Credit Agreement and only to the extent a similar certification is not required under applicable Law when such documents are made publicly available on EDGAR.

[5]	Insert bracketed language only for certifications pursuant to Section 8.01(b) of the Credit Agreement.

Exhibit E-1

[Attached hereto as Annex [D] is (i) [a list of all newly developed, acquired or created Material Intellectual Property of any Obligor since the date of the last Compliance Certificate, which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority; (ii) a summary of any changes to the Obligor’s ownership of Deposit Accounts, Securities Accounts and Commodities Accounts including the establishment by an Obligor of any new Deposit Account, Securities Account or Commodities Account (in each case, other than Excluded Accounts); and (iii) a list of newly acquired fee interest by any Obligor in any real property having a fair market value in excess of $5,000,000.]

[Signature Page Follows]

Exhibit E-2

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

INVITAE CORPORATION

By
Name:
Title:

Exhibit E-3

EXHIBIT F

TO CREDIT AGREEMENT AND GUARANTY

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [                    ] (the “Assignor”) and [                    ] (the “Assignee”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is an Affiliate of [identify Lender]]

Exhibit F-1

3.	Borrower: Invitae Corporation

4.	Administrative Agent: Perceptive Credit Holdings III, LP

5.

Credit Agreement: Credit Agreement and Guaranty, dated as of October 2, 2020, among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Aggregate Amount of Commitment/Loan for all Lenders	Amount of Commitment/Loan Assigned[8]	Percentage Assigned of Commitment/ Loan[8]
		$	$	%
		$	$	%
		$	$	%

[Signature Page Follows]

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loan of all Lenders thereunder.

Exhibit F-2

Effective Date:              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title: .

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

PERCEPTIVE CREDIT HOLDINGS III, LP,

as Administrative Agent

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:
[Consented to and Accepted:

Exhibit F-3

INVITAE CORPORATION

By:
Name:
Title:	][9]

[9]	Include if applicable

Exhibit F-4

ANNEX 1

STANDARD TERMS AND CONDITIONS

1.	Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or other Person of any of their respective obligations under any Loan Document.

1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Transferee under the Credit Agreement (subject to such consents, if any, as may be required under Section 14.05 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.01(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and

Exhibit F-5

other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or in electronic (PDF) format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

Exhibit F-6

EXHIBIT G

TO CREDIT AGREEMENT AND GUARANTY

FORM OF INFORMATION CERTIFICATE

(See attached.)

Exhibit G-1

INFORMATION AND COLLATERAL CERTIFICATE

[            ], 2020

Reference is made to that certain Credit Agreement and Guaranty, dated as of October 2, 2020 (the “Credit Agreement”), by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain of the subsidiaries of the Borrower from time to time party thereto (together with the Borrower, the “Loan Parties”), the lenders from time to time party thereto (together with all successors and permitted assigns, the “Lenders”) and Perceptive Credit Holdings III, LP, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, all capitalized terms not defined herein will have the meanings ascribed to them in the Credit Agreement.

The undersigned, the Chief Financial Officer of the Borrower, hereby represents, warrants and certifies, in her capacity as an officer of the Borrower (and not in her personal capacity), to the Administrative Agent and the Lenders as follows:

1.	General.

(a)    This Information and Collateral Certificate is delivered pursuant to Section 6.01(b) of the Credit Agreement. Both immediately before and after giving effect to the making of the Loans on the Closing Date, the statements made herein are true and correct; provided that any information or statements regarding ArcherDX, LLC and ArcherDX Clinical Services, Inc. (together, the “ArcherDX Parties”) are subject to the consummation of the transactions contemplated by the ArcherDX Acquisition Agreement.

(b)    The Responsible Officer of the Borrower executing this Information Certificate on behalf of the Borrower is familiar with the terms and provisions of the Credit Agreement and the other Loan Documents.

2.	Names and Related Information

(a)    The full and exact legal names of each Loan Party, as those names appear in their current certificate of incorporation (or equivalent organizational documents), are as follows:

Loan Party Name

(b)    The following are the (i) type of organization, (ii) jurisdiction of incorporation, organization or equivalent, (iii) state-issued registration number (if any), (iv) federal employer identification number or equivalent (if any), and (v) date of formation, of each Loan Party:

Loan Party Name	Type of Organization	Jurisdiction	Registration Number	Federal Employment Identification Number or Equivalent	Date of Formation

(c)    The following are all the jurisdictions within and outside of the United States in which each Loan Party is qualified to do business (or equivalent):

Loan Party Name	Jurisdiction

(d)    The following is a list of all other names (including, without limitation, trade names, fictitious names, d/b/a’s or similar appellations) used by any Loan Party, currently or at any time during the past five years:

Loan Party Name	Other Names	Period of Use

(e)    The following is a list of the names of all entities or businesses to which any Loan Parties became a successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

Loan Party Name	Name of Merged Entity	Year of Merger

(f)    The following are the names and addresses of all entities from whom any Loan Party has acquired any personal property in a transaction not in the ordinary course of business during the past five years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Loan Party Name	Seller Name	Address	Date of Acquisition	Type of Property

3.	Equity Ownership

(a)    The following is the applicable ticker symbol for the Borrower and the national exchange where the Borrower’s common stock is publicly listed: NVTA listed on the NYSE.

(b)    The following is a list of each of the Loan Party’s direct Subsidiaries and the equity ownership of each such Subsidiary, specifying all holders (whether beneficially or of record) and all issuers, together with the number of shares, ownership percentages, class and series of all Equity Interests, and certificate numbers, if any, and a designation as to whether such Equity Interests are certificated or uncertificated.

Borrower/Subsidiary Name	Owner	Equity Ownership	Certificated/Uncertificated

4.	Current Locations

(a)    The following is a list of the current chief executive offices of each Loan Party (and to the extent the address of any such chief executive office has changed within the past five years, such prior address is set forth in Section 5 below):

Loan Party Name	Address

(b)    The following are all other locations within and outside of the United States at which any Loan Party currently maintains any books or records relating to any accounts, contract rights, chattel paper, general intangibles, intellectual property or licenses thereof, or mobile goods:

Loan Party Name	Address

2

(c)    The following are all other locations within and outside of the United States where any inventory, equipment or other personal property with a value greater than $5,000,000 is currently owned, held, leased or otherwise stored or used by any Loan Party in the ordinary course of business:

Loan Party Name	Address	Brief Description of Assets

(d)    The following are the names and addresses of all Persons other than any Loan Party, such as bailees, lessees, consignees, warehousemen or purchasers of chattel paper, which currently have possession of or are intended to have possession of any Collateral with a value greater than $5,000,000 at any one location, including chattel paper, inventory or equipment:

Loan Party Name	Entity Name and Address	Brief Description of Assets

5.	Prior Locations

(a)    The following is a list of prior (but not current) chief executive offices of each Loan Party within the past five years:

Loan Party Name	Address

(b)    Set forth below is each other location or place of business at which books or records were previously (but not currently) maintained, at any time during the past five years:

Loan Party Name	Address

(c)    The following are all other locations within and outside of the United States where any inventory, equipment or any other property or assets of any Loan Party with a value greater than $5,000,000 was previously (but is not currently) located in the past five years:

Loan Party Name	Address	Brief Description of Assets

6.	Intellectual Property

(a)    Attached hereto as Schedule 6(a) is a list of all of the Loan Parties’ registered patents and patent applications, including the name of the registered owner and the registration number of each of the foregoing.

3

(b)    Attached hereto as Schedule 6(b) is a list of all of the Loan Parties’ registered trademarks, trademark applications and internet domain names, including the name of the registered owner and the registration number of each of the foregoing.

(c)    Attached hereto as Schedule 6(c) is a list of all of the Loan Parties’ registered copyrights and copyright applications, including the name of the registered owner and the registration number of each of the foregoing.

(d)    Attached hereto as Schedule 6(d) is a list of all of the Loan Parties’ licenses, royalty agreements and similar agreements with respect to all patents, patent applications, trademarks, trademark applications, copyrights and copyright applications (other than non-exclusive, “off the shelf” software licenses obtained in the ordinary course of business), including, without limitation, licenses, royalty agreements and similar agreements with respect to any such Intellectual Property to be included, utilized or otherwise incorporated into any of the Loan Parties’ products or product commercialization and development activities.

7.	Deposit and Securities Accounts

Attached hereto as Schedule 7 is a complete list of all bank and securities accounts (including, without limitation, deposit, investment, payroll, lockbox and commodities accounts) maintained by any Loan Party, including all information regarding the name and address of each applicable depository bank or securities intermediary, the type of account and the account number.

8.	Investment Property

Attached hereto as Schedule 8 is a complete list of (i) all stocks, bonds, debentures, notes and other securities and investment property (not otherwise held in accounts described on Schedule 7) owned by any Loan Party and (ii) all limited liability company, partnership and limited partnership interests owned by any Loan Party, including the name of each issuer and a description of the security or interest and its value.

9.	Commercial Tort Claims

Attached hereto as Schedule 9 is a complete description of all existing commercial tort claims greater than $5,000,000 held by any Loan Party that have been asserted or are expected to be asserted, including a brief description of each claim.

10.	Letter of Credit Rights

Attached hereto as Schedule 10 is an accurate description of all existing letter of credit rights with a face amount greater than $5,000,000, including the name of the issuer, the account party and beneficiary and a brief description of the purpose of the letter of credit, held by any Loan Party.

11.	[Reserved]

12.	[Reserved]

13.	Government Contracts

Attached hereto as Schedule 13 is a true and correct list of all written Contracts between (i) any Loan Party, on the one hand, and (ii) the United States government or any department or agency thereof, on the other hand, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Federal Assignment of Claims Act should be sent), contract start date and end date, the agency with which such Contract was entered into, and a description of the type of contract.

4

14.	Instruments and Tangible Chattel Paper.

Attached hereto as Schedule 14 are true and correct copies of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of Indebtedness held by any Loan Party, including all intercompany notes between or among the Loan Parties.

15.	FDA and Related Regulatory Matters

The following is a list of all federal, state or local government entities within or outside the United States or any department, agency, or instrumentality thereof that regulate any Loan Party pursuant to any Healthcare Law:

Loan Party Name	Name of Regulatory Entity	Description of Regulation

16.	Litigation Matters

(a)    Attached hereto as Schedule 15 is a complete list of pending and threatened litigation or claims involving amounts claimed against any Loan Party in an indefinite amount or in excess of $5,000,000 in each case.

(b)    The following are the only other claims which any Loan Party has against others (other than claims on accounts receivable), which the Loan Party is asserting or intends to assert, and in which the potential recovery exceeds $5,000,000:

17.	Real Property Owned

The following are all the locations where any Loan Party owns any real property with a value greater than $5,000,000:

Loan Party Name	Complete Street and Mailing Address including County and Zip Code	Own/Lease

18.	Unusual Transactions; Mergers and Acquisitions

Set forth below is a list and description of all property and assets of each Loan Party to be pledged to the Secured Parties as Collateral that has not been originated, manufactured or otherwise produced by such Person in the ordinary course of business or that consists of goods which have not been acquired by such Person in the ordinary course of business from a Person in the business of selling goods of that kind.

Loan Party Name	Description of Non-Conforming Collateral	Date and Method of Acquisition

5

19.	[Reserved]

20.	Filing Office

Attached hereto as Schedule 20 attached hereto is a true and correct schedule setting forth each filing office in which financing statements naming any Loan Party, as applicable, as “debtor” and the Administrative Agent as “secured party” are to be filed in connection with the perfection of security interests in Collateral granted pursuant to the Loan Documents.

21.	Debt/Encumbrances

(a)    Set forth below is a list of all outstanding Indebtedness for borrowed money having an aggregate value or face amount greater than $5,000,000, including deferred payment or royalty obligations for property or services (whether or not convertible, but excluding trade debt) of each Loan Party, including any such Indebtedness to be paid off with proceeds of the Loans on the Closing Date:

Loan Party Name	Name of Lender/Creditor	Original Principal Amount/Principal Outstanding	Maturity Date

(b)    Set forth below is a list of each property and asset of each Loan Party that is subject to any Lien (other than any Permitted Lien), together with a description of such property or asset and such Lien:

Loan Party Name	Name of Holder of Lien/Encumbrance	Description of Property Encumbered

22.	Insurance Broker

The following insurance broker handles property and liability insurance for each Loan Party:

Loan Party Name	Broker	Contact	Telephone	Fax	Email

[Signature page follows.]

6

IN WITNESS WHEREOF, the undersigned has signed this Information Certificate as of the date first set forth above.

INVITAE CORPORATION, a Delaware corporation

By:
Name:
Title:

[Signature Page to Information Certificate]

EXHIBIT H

TO CREDIT AGREEMENT AND GUARANTY

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

This INTERCOMPANY SUBORDINATION AGREEMENT, dated as of [            ], 20         (this “Subordination Agreement”), is entered into by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that are parties hereto, and certain other Subsidiaries of the Borrower that may, from time to time in the future, become parties hereto by executing and delivering a joinder agreement in substantially the form of Exhibit A hereto (any such Subsidiary being herein, individually, a “Subsidiary Party” and collectively the “Subsidiary Parties”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, in its capacity as Administrative Agent for the Lenders under the Credit Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Reference is made to that certain Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, certain Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

One or more of the Borrower and the Subsidiary Parties (individually, an “Invitae Party” and collectively, the “Invitae Parties”), in their capacities as lenders (each such entity, together with its successors, assigns and transferees in such capacity, individually, a “Junior Creditor”, and, collectively, “Junior Creditors”) has made, or may from time to time may make, loans or advances to one or more of the Invitae Parties (each such Invitae Party, in its capacity as a borrower from any Junior Creditor (together with its successors, assigns and transferees) being herein, individually, a “Debtor Obligor”, and, collectively, “Debtor Obligors”), including pursuant to Section 9.01(e) of the Credit Agreement. All such Indebtedness (other than any Indebtedness between any Debtor Obligor that constitutes an Immaterial Subsidiary that is owed to any Junior Creditor that constitutes an Immaterial Subsidiary) resulting from the making of any such loan or advance, together with all principal, interest, fees, premiums, costs, expenses, liabilities, obligations and other amounts of any type or nature at any time owing or arising in respect thereof, including but not limited to any such items or amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against the Borrower are herein collectively referred to as the “Junior Obligations”.

Each of the Junior Creditors and each of the Debtor Obligors, for the benefit of the Secured Parties and each of their permitted successors, transferees and assigns, hereby irrevocably and unconditionally agree as follows:

1.

All payment obligations and other monetary obligations of any Debtor Obligor arising from time to time under or in connection with any Junior Obligations to any Junior Creditor are, and shall at all times be, subordinated in right of payment and performance

Exhibit H-1

to the prior Payment in Full (as defined below) of all Obligations owing under or in connection with the Credit Agreement and the other Loan Documents, whether in respect of principal, interest, fees or other monetary obligations or liabilities of any type or nature, including costs and expenses of enforcement, if any (collectively, the “Senior Obligations”), notwithstanding the maturity date or amortization date of any Junior Obligations or any acceleration of the maturity date related thereto, any default by or insolvency of any Debtor Obligor or any other Person, or otherwise.

2.	This Subordination Agreement is for the benefit of, and shall be enforceable by the Administrative Agent on behalf of the Secured Parties.

3.

So long as no Event of Default would result therefrom or has occurred and is continuing, each Debtor Obligor may make, and each Junior Creditor shall be entitled to accept and receive, payments on account of the Junior Obligations in the ordinary course of business. At all times from and after the occurrence of any Event of Default and for so long as such Event of Default continues or until Payment in Full of all Senior Obligations and termination of all Senior Liens (as defined below), (i) no Debtor Obligor shall make, and no Junior Creditor shall accept, receive or collect from or on behalf of any Debtor Obligor, any direct or indirect payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, forgiveness of any Indebtedness of any Secured Party, or otherwise) on account of any of the Junior Obligations, and (ii) under no circumstance shall any payment of any of the Junior Obligations be accelerated, or any other remedy, enforcement action or other action be taken by any Junior Creditor against any Debtor Obligor or any property of any Debtor Obligor or of any other Person, in each case with respect to any of the Junior Obligations (including to assert, enforce or collect any of the Junior Obligations), in each case, without the prior written consent of the Administrative Agent.

4.

No Junior Creditor shall, directly or indirectly, independently or with any other Person, take any action that would be in violation of, or inconsistent with, or result in a breach of this Subordination Agreement or challenge or contest (i) the validity, perfection, priority or enforceability of this Subordination Agreement, any Senior Obligations or any Liens securing the Senior Obligations (“Senior Liens”), (ii) any of the rights of any Secured Party set forth in the Credit Agreement or any other Loan Document (including with respect to the Senior Liens), or (iii) the validity or enforceability of the Credit Agreement or any other Loan Document or any portion thereof.

5.

In the event that, prior to Payment in Full of the Senior Obligations, any Junior Creditor shall receive any payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, forgiveness of any Indebtedness of any Secured Party, or otherwise) on or in respect of all or any portion of the Junior Obligations in violation of any of the provisions of this Subordination Agreement, then such payment or distribution shall be held in trust by such Junior Creditor for the benefit of, and promptly paid over by such Junior Creditor to the Administrative Agent for application of such payment or distribution to repay the Obligations in accordance with the terms thereof, until Payment in Full of the Obligations as confirmed in writing by the Administrative Agent to the Borrower.

Exhibit H-2

6.

For purposes of this Subordination Agreement, “Payment in Full” means, with respect to the Obligations, that all such obligations and other amounts payable constituting Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no Claim has been made) have been indefeasibly paid in full in cash.

7.

Neither any Junior Creditor nor any Debtor Obligor may assign or transfer any of its rights or obligations hereunder, except to an assignee or transferee that becomes bound by the terms of this Subordination Agreement in a manner reasonably satisfactory to the Administrative Agent.

8.

This Subordination Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Section 14 thereof. The provisions of this Subordination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

9.

This Subordination Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Subordination Agreement by signing any such counterpart.

10.

This Subordination Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

11.

Any Subsidiary of the Borrower may, without the consent of any other party to this agreement, become an Invitae Party under this Subordination Agreement by executing and delivering to the Administrative Agent a Subordination Agreement Joinder in substantially the form of Exhibit A hereto.

12.

Except as modified in accordance with Section 11 to add any Subsidiary of the Borrower as an additional Invitae Party to this Subordination Agreement, this Subordination Agreement may not be amended, waived or otherwise modified without the prior written consent of each of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

Exhibit H-3

IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed and delivered as of the date first above written.

INVITAE CORPORATION

By:
Name:
Title:

Exhibit H-4

[SUBSIDIARY PARTY]

By:
Name:
Title:

Exhibit H-5

PERCEPTIVE CREDIT HOLDINGS III, LP, as the Administrative Agent

By Perceptive Credit Opportunities GP, LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:

Exhibit H-6

Exhibit A

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT JOINDER

This INTERCOMPANY SUBORDINATION AGREEMENT JOINDER, dated as of [DATE] by [NAME OF ADDITIONAL SUBSIDIARY], a              [corporation][limited liability company] (the “Additional Invitae Party”), under that certain Intercompany Subordination Agreement, dated as of [            ], 2020 (as amended or otherwise modified from time to time, the “Subordination Agreement”), by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto and Perceptive Credit Holdings III, LP, a Delaware limited partnership, in its capacity as Administrative Agent for the Lenders under the Credit Agreement (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Subordination Agreement.

Pursuant to Section 11 of the Subordination Agreement, the Additional Invitae Party hereby agrees to become an “Invitae Party” for all purposes of the Subordination Agreement.

IN WITNESS WHEREOF, the Additional Invitae Party has caused this Subordination Agreement Joinder to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL INVITAE PARTY]

By
Name:
Title:

Exhibit H-7

EXHIBIT I

TO CREDIT AGREEMENT AND GUARANTY

FORM OF SOLVENCY CERTIFICATE

[DATE]

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section 6.01(i) of that certain Credit Agreement and Guaranty, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Invitae Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby certifies on behalf of the Borrower as of the date hereof as follows:

1.    I am the Chief Financial Officer of the Borrower and am duly authorized to execute and deliver this Certificate on behalf of the Borrower. I have been employed in positions involving responsibility for the management of the financial affairs of the Borrower. I have, together with other officers of the Borrower, acted on behalf of the Borrower in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents.

2.    I have carefully reviewed the contents of this Certificate and have conferred with legal counsel for the Borrower for the purpose of discussing the meaning of its contents.

The undersigned hereby further certifies, solely in [his][her] capacity as Chief Financial Officer of the Borrower and not in any individual capacity and without personal liability, that as of the date hereof and after giving effect to all the transactions contemplated by the Credit Agreement and the other Loan Documents, including any Borrowings thereunder, and the incurrence of any other Indebtedness contemplated thereunder, and after giving effect to all rights of indemnity, obligation and contribution, as follows:

(i)    The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis exceeds their total liabilities (including contingent liabilities).

(ii)    The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liabilities on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.

(iii)    The Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

Exhibit I-1

(iv)    The Borrower and its Subsidiaries have not, and do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature.

(v)    The Borrower and its Subsidiaries, on a consolidated basis, will not have an unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and expected to be conducted following the date hereof.

(vi)    No transfer of property is being made by the Borrower or any of its Subsidiaries and no obligation is being incurred by the Borrower or any of its Subsidiaries in connection with the transactions contemplated by the Credit Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of the Borrower or any of its Subsidiaries.

In computing the amount of the contingent liabilities of the Borrower and its subsidiaries as of the date hereof, such liabilities have been computed at the amount that, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

[Signature Page Follows]

Exhibit I-2

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

INVITAE CORPORATION

By
Name:
Title:

Exhibit I-3

EXHIBIT J

TO CREDIT AGREEMENT AND GUARANTY

FORM OF WARRANT CERTIFICATE

(See attached.)

Exhibit J-1

WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IN EACH CASE, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Warrant Shares Issuable:	1,000,000

Issue Date:	October 2, 2020 (the “Issue Date”)

FOR VALUE RECEIVED, INVITAE CORPORATION, a Delaware corporation (the “Company”), hereby certifies that PERCEPTIVE CREDIT HOLDINGS III, LP, a Delaware limited partnership (the “Initial Holder” and, together with its successors and permitted transferees and assigns, a “Holder”) is entitled to purchase, at the per share Exercise Price, up to one million (1,000,000) fully paid and nonassessable shares of the Company’s Common Stock, all subject to the terms, conditions and adjustments set forth below in this Warrant Certificate. Capitalized terms used herein have the meanings ascribed thereto in Section 1 below.

This Warrant Certificate has been issued as a condition precedent to the making of the Loan under and pursuant to of the Credit and Guaranty Agreement, dated as of October 2, 2020 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Company, as the borrower, certain Subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto, and Perceptive Credit Holdings III, LP, as the administrative agent for the lenders.

Section 1.    Definitions. Capitalized terms used in this Warrant Certificate but not otherwise defined herein will have the meanings ascribed thereto in the Credit Agreement as in effect on the Issue Date. The following terms when used herein have the following meanings:

“Aggregate Exercise Price” means, with respect to any exercise of this Warrant Certificate for Warrant Shares pursuant to Section 3, an amount equal to the product of (i) the number of Warrant Shares in respect of which this Warrant Certificate is then being exercised pursuant to Section 3, multiplied by (ii) the Exercise Price.

“Assignment” has the meaning set forth in Section 6.

“Bloomberg” has the meaning set forth within the definition of “VWAP”.

“Cashless Exercise” has the meaning set forth in Section 3(b).

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of Delaware on February 18, 2015, as amended to date and as further amended, amended or restated, or subsequently modified.

“Common Stock” means the Company’s common stock, $0.0001 par value per share, having ordinary voting rights, as provided in the Company’s Certificate of Incorporation.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any Equity Interests that, directly or indirectly, are convertible into or exchangeable for Common Stock.

“Credit Agreement” has the meaning set forth in the preamble.

“Determination Date” has the meaning set forth in the definition of “VWAP”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Certificate” has the meaning set forth in Section 3(a)(i).

“Exercise Date” means, for any given exercise of this Warrant Certificate, whether in whole or in part, a Business Day on which the conditions to such exercise as set forth in Section 3 have been satisfied at or prior to 5:00 p.m., New York City time.

“Exercise Period” means the period from (and including) the Issue Date to (and including) 5:00 p.m., New York City time, on the Expiration Date.

“Exercise Price” means $16.85 per Warrant Share, as adjusted from time to time as provided herein.

“Expiration Date” means October 2, 2027.

“Fair Market Value” means the VWAP of such Warrant Shares for such day; provided that if at any time the Warrant Shares are not listed, quoted or otherwise available for trading on the Trading Market, the “Fair Market Value” of such Warrant Shares shall be the fair market value per share of such Warrant Shares as reasonably determined in good faith by the Company’s Board, such determination to be subject to Section 9(a) or Section 9(b), as applicable.

“Holder” has the meaning set forth in the preamble.

“Independent Advisor” has the meaning set forth in Section 9(a).

“Initial Holder” has the meaning set forth in the preamble.

“Issue Date” means the date designated as such on the first page of this Warrant Certificate.

“Marketable Securities” means Equity Interests meeting each of the following requirements: (i) the issuer thereof is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is current in its filing of all required reports and other

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information under the Securities Act and the Exchange Act; (ii) such Equity Interests are quoted or available for trading on the Nasdaq, the NYSE or the OTC Bulletin Board (or any successor to the foregoing); and (iii) if delivered (or to be delivered) as payment or compensation to the Holder in connection with an automatic Cashless Exercise resulting from a Sale of the Company pursuant to Section 3(c), following the closing of such Sale of the Company the Holder would not be restricted from publicly re-selling any or all of such Equity Interests delivered to it, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, or (y) arising in connection with a customary market stand-off provision (or similar underwriters’ lock-up) and does not extend beyond six (6) months from the closing of such Sale of the Company to the extent such restrictions may be lifted at such time under the applicable federal or state securities laws, rules or regulations.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“NYSE” means the New York Stock Exchange.

“Options” means any warrants, options or similar rights to subscribe for or purchase Equity Interests of the Company, including its Common Stock or Convertible Securities.

“OTC Bulletin Board” means the National Association of Securities Dealers, Inc. OTC Bulletin Board.

“Registration Statement” means, with respect to any Public Offering by the Company of its Common Stock, a registration statement of the Company that covers such Common Stock, including any prospectus, amendments or supplements to such Registration Statement, including post-effective amendments and all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Sale of the Company” means an event or transaction or series of related events or transactions pursuant to which, directly or indirectly, either (i) any Person or group of Persons acting jointly or otherwise in concert acquires ownership, directly or indirectly, beneficially or of record, of Equity Interests of the Company having more than fifty percent (50%) of the aggregate ordinary voting power, determined on a fully-diluted, as-if-converted or exercised basis, whether such right is exercisable immediately or only after the passage of time, or (ii) all or substantially all of the assets or businesses of the Company and its Subsidiaries, taken as a whole, are transferred or sold, including by way of lease, transfer, conveyance or other disposition (including, without limitation, by way of irrevocable, exclusive license arrangements).

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Market” means, with respect to the Warrant Shares, the principal US exchange or market on which such Warrant Shares are quoted or available for trading, including the Nasdaq, the NYSE, the OTC Bulletin Board or otherwise.

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“Unrestricted Conditions” has the meaning set forth in Section 10(a)(ii).

“VWAP” means, with respect to any Warrant Shares, as of any day of determination (a “Determination Date”), the volume weighted average sale price for the period of ten (10) consecutive trading days immediately preceding such Determination Date on the Trading Market for such Warrant Shares as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Holder and the Company (collectively, “Bloomberg”) or, if the volume weighted average sale price has not been reported for such security by Bloomberg for such ten (10) day period, then the average of the last closing trade prices of such security as reported by Bloomberg for such ten (10) day period, or, if the last closing trade price has not been reported for such security by Bloomberg for such ten (10) day period, the average of the bid prices for such ten (10) day period of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the OTC Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc.; provided that if the VWAP cannot be calculated for such security on such date in the manner provided above (including because the applicable security is not listed or publicly traded), the VWAP shall be the Fair Market Value as mutually determined by the Board and the Holder; provided further that, in the event the Board and Holder are unable to so mutually agree, Fair Market Value shall be determined pursuant to Section 10(a).

“Warrant Certificate” means this Warrant Certificate and all subsequent warrant certificates issued upon division, combination or transfer of, or in substitution for, this Warrant Certificate.

“Warrant Register” has the meaning set forth in Section 5.

“Warrant Shares” means the shares of Common Stock purchasable upon exercise of this Warrant Certificate in accordance with the terms of this Warrant Certificate and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the Issue Date.

“Warrant Shares Deemed Outstanding” means, at any given time, the sum of (i) the number of shares of Warrant Shares actually outstanding at such time, plus (ii) the number of shares of Warrant Shares issuable upon exercise of Options actually outstanding at such time, plus (iii) the number of shares of Warrant Shares issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided that Warrant Shares Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any or its wholly owned Subsidiaries.

Section 2.    Term of Warrant Certificate. Subject to the terms and conditions hereof, from time to time during the Exercise Period, the Holder of this Warrant Certificate may exercise this Warrant Certificate for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

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Section 3.    Exercise of Warrant Certificate.

(a)    Exercise Procedure. This Warrant Certificate may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i)    delivery to the Company at its then principle executive office of a duly completed and executed Exercise Certificate in the form attached hereto as Exhibit A (each, an “Exercise Certificate”), which certificate will specify the number of Warrant Shares to be purchased and the Aggregate Exercise Price; and

(ii)    substantially contemporaneously with the delivery of the Exercise Certificate, payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b); provided that, notwithstanding anything to the contrary herein, in no event shall the Exercise Price be lower than the par value of a Warrant Share.

(b)    Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Certificate, by any of the following methods:

(i)    by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii)    by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant Certificate with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or

(iii)    any combination of the foregoing.

In the event of any withholding of Warrant Shares pursuant to Section 3(b)(ii) or (iii) (solely to the extent of such withholding, a “Cashless Exercise”) where the number of such shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of such shares withheld by the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by wire transfer of immediately available funds to an account designated by the Holder) in an amount calculated as provided pursuant to Section 3(e) below.

To the extent permitted by applicable Law, for purposes of Rule 144, it is acknowledged and agreed that (i) the Warrant Shares issuable upon any exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have been acquired on the Issue Date, and (ii) the holding period for any Warrant Shares issuable upon the exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have commenced on the Issue Date; provided that the Company makes no representation or warranty regarding the commencement of the holding period of any Warrant Share.

(c)    Automatic Cashless Exercise. To the extent this Warrant Certificate has not been exercised in full by the Holder prior to the date of any of the following events or circumstances, any portion of this Warrant Certificate that remains unexercised on such date shall be deemed to have been exercised automatically pursuant to a Cashless Exercise, in whole (and not in part), on

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the Business Day immediately preceding the earlier of (i) the occurrence of the Expiration Date, but only in the event that the Fair Market Value of a Warrant Share is greater than the Exercise Price as of such date, and (ii) the consummation of a Sale of the Company in which the consideration to be received by the Company or its shareholders consists solely of cash, Marketable Securities or a combination thereof. Any term or provision hereof to the contrary notwithstanding, in the event of any Acquisition of the Company that does not result in a deemed automatic Cashless Exercise as set forth above in this Section 3(c), the acquiring, surviving, resulting or successor entity shall assume the obligations of the Company under this Warrant Certificate, and this Warrant Certificate shall thereafter be exercisable for the same Equity Interests or other securities or property as would have been paid for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant Certificate as if such Warrant Shares were outstanding as of the time immediately preceding such Acquisition, subject to further adjustment from time to time as set forth in Section 4 of this Warrant Certificate.

(d)    Delivery of Stock Certificates. With respect to any exercise of this Warrant Certificate by the Holder, upon receipt by the Company of the Exercise Certificate and delivery of the Aggregate Exercise Price, the Company shall, within three (3) Business Days, deliver in accordance with the terms hereof to or upon the order of the Holder that number of Warrant Shares for the portion of this Warrant Certificate so exercised on such date, together with cash in lieu of any fraction of a share, as provided in Section 3(e) below. If such Warrant Shares are issued in certificated form, the Company shall deliver a certificate or certificates, to the extent possible, representing the number of Warrant Shares purchased pursuant to the applicable Exercise Certificate. If such Warrant Shares are issued in uncertificated form, the Company shall deliver upon request a confirmation evidencing the registration of such shares. Except as otherwise provided herein, upon any exercise hereof this Warrant Certificate shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(e)    Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant Certificate. As to any fraction of a Warrant Share that the Holder would otherwise be entitled upon such exercise, the Company shall pay to such Holder an amount in cash (by wire transfer of immediately available funds to an account designated by the Holder) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(f)    Delivery of New Warrant Certificate. Unless the purchase rights represented by this Warrant Certificate shall have expired or shall have been fully exercised, the Company shall, at the time of issuance of the Warrant Shares being issued in accordance with Section 3(d) hereof, deliver to the Holder a new Warrant Certificate evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant Certificate. Such new Warrant Certificate shall in all other respects be identical to this Warrant Certificate.

(g)    Valid Issuance of Warrant Certificate and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant Certificate, the Company hereby represents, warrants, covenants and agrees as follows:

(i)    This Warrant Certificate is, and any Warrant Certificate issued in substitution for or replacement of this Warrant Certificate shall be, upon issuance, duly authorized.

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(ii)    All Warrant Shares issuable upon the exercise of this Warrant Certificate (or any substitute or replacement Warrant Certificate) in accordance with its terms including payment of the Exercise Price, shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any pre-emptive or similar rights of any shareholder of the Company and free and clear of all liens and charges.

(iii)    The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable Law or any requirements of any U.S. or non-U.S. securities exchange upon which Warrant Shares may be listed at the time of such exercise.

(iv)    The Company shall pay all expenses in connection with, and all governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares issuable upon exercise of their Warrant Certificate, except to the extent such expenses or governmental charges result from any transfer of this Warrant Certificate or any Warrant Shares.

(v)    The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware and has the capacity and corporate power and authority to enter into this Warrant Certificate.

(vi)    The Company has taken or caused to be taken all action required to be taken by it, its Board, any of its shareholders or any other Person to authorize the execution, delivery and performance of this Warrant Certificate and the issuance of the Warrant Shares.

(vii)    This Warrant Certificate has been duly executed and delivered by the Company.

(viii)    The obligations of the Company under this Warrant Certificate are legal, valid and binding obligations, enforceable against the Company in accordance with the terms hereof and thereof, as applicable.

(ix)    The Company has complied with all obligations set forth in Section 3(i) and 3(j), below.

(h)    Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of all or any portion of this Warrant Certificate is to be made in connection with a Sale of the Company or other possible liquidity transaction or event, such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction or event.

(i)    Reservation of Shares. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized but unissued Common Stock or (if applicable) other Equity Interests constituting Warrant Shares, the maximum number of Warrant Shares or

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other Equity Interests issuable upon the exercise of this Warrant Certificate or the conversion or exchange of Warrant Shares issuable upon such exercise. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant Certificate above the Exercise Price then in effect, and shall take all such actions within its power as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant Certificate.

(j)    Rule 144 Compliance. With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company shall:

(i)    use reasonable commercial efforts to make and keep adequate public information available, as required by clause (c) of Rule 144;

(ii)    use reasonable commercial efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)    furnish, or otherwise make available to the Holder so long as the Holder owns Warrant Shares, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act.

(k)    Ownership Cap. The Company shall not knowingly effect the exercise of this Warrant Certificate, and the Initial Holder shall not have the right to exercise, and shall not knowingly exercise, this Warrant Certificate to the extent that, after giving effect to such exercise, the Initial Holder (together with its Affiliates) would beneficially own in excess of 9.99% of the Equity Interests of the Company having ordinary voting rights outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of such voting Equity Interests beneficially owned by the Initial Holder and its Affiliates shall include the number of Warrant Shares issuable upon exercise of this Warrant Certificate with respect to which the determination of such aggregate number is being made, but shall exclude Warrant Shares that do not have ordinary voting rights, if any, or that would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant Certificate beneficially owned by the Initial Holder and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other Equity Interests of the Company beneficially owned by the Initial Holder and its Affiliates (including, without limitation, any Convertible Securities) subject to a limitation on conversion or exercise analogous to the limitations contained herein. Except as set forth in the preceding sentence, for purposes of this Section 3(k), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(k) applies, the determination of whether this Warrant Certificate is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant Certificate is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant Certificate is exercisable (in relation to other

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securities owned by such Holder) and of which portion of this Warrant Certificate is exercisable, in each case subject to the ownership cap, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Warrant Certificate, in determining the number of outstanding Equity Interests of the Company having ordinary voting rights the Initial Holder of this Warrant Certificate may rely on the number of such outstanding Equity Interests as reflected in the most recent of (i) if available, the Company’s Form 10-K, Form 10-Q or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or its transfer agent setting forth the number of such Equity Interests outstanding. In addition, upon the written request of the Initial Holder, the Company shall, within three (3) Business Days, confirm to the Initial Holder the number of its shares of Equity Interests having ordinary voting rights then outstanding.

Section 4.    Adjustment to Number of Warrant Shares, Exercise Price, etc. The number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as provided in this Section 4.

(a)    Adjustment to Number of Warrant Shares Upon Reclassifications, etc. In the event of any changes in the number of Warrant Shares Deemed Outstanding by reason of recapitalizations, reclassifications, combinations or exchanges of shares, splits or reverse splits, separations, reorganization, liquidations, substitutions, replacements or the like, the number and class of Warrant Shares available upon exercise of this Warrant Certificate in the aggregate and the Exercise Price per share shall be correspondingly adjusted as may be necessary in order to give the Holder of this Warrant Certificate, upon exercise, the total number, class, and kind of shares as the Holder would have owned (or would have had the right to own upon exercise hereof) had this Warrant Certificate been exercised prior to any such event and had the Holder continued to hold such Warrant Shares until after the event requiring adjustment. The form of this Warrant Certificate need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant Certificate.

(b)    Adjustment to Number of Warrant Shares Upon Certain Dividends, etc. If the Company declares or pays a dividend or distribution on the outstanding shares of its Common Stock payable in cash, Equity Interests or other property (or prior to the exercise of this Warrant Certificate in full the holders of the Company’s Common Stock become entitled to receive any such dividend or distribution), then upon exercise of this Warrant Certificate, for each Warrant Share acquired, the Holder shall receive, without additional cost to the Holder, the total amount, number and kind of cash, Equity Interests or other property which the Holder would have received had the Holder owned the Warrant Shares of record as of the date such dividend or distribution occurred.

(c)    Certificate as to Adjustment.

(i)    As promptly as reasonably practicable following any change or adjustment of the type described above in this Section 4, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of a Responsible Officer setting forth in reasonable detail such change or adjustment and the facts upon which it is based and certifying the calculation thereof.

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(ii)    As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of a Responsible Officer certifying the number of Warrant Shares or the amount, if any, of other Equity Interests, securities or assets then issuable upon exercise of the Warrant Certificate.

(d)    Notices. In the event that, at any time during the Exercise Period the Company shall take a record of the holders of the outstanding Warrant Shares (or other Equity Interests exercisable for or convertible into Warrant Shares) for any of the following purposes:

(i)    entitling or enabling the Holders to receive any dividend or other distribution pursuant to Section 4(b) above;

(ii)    (x) any event of the type described in Section 4(a) or (y) any Sale of the Company; or

(iii)    the voluntary or involuntary dissolution, liquidation or winding-up of the Company (including by way of a bankruptcy or equivalent insolvency proceeding);

then, and in each such case, the Company shall cause a Responsible Officer to send to the Holder at least five (5) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for any such event or action, a written notice prepared in reasonable detail specifying, as the case may be and as applicable, (A) the record date for such event or action, and a description of such event or action, or (B) the effective date on which such event or action is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of its capital stock (or such other Equity Interests at the time issuable upon exercise of the Warrant Certificate) shall be entitled to exchange their shares of capital stock (or such other Equity Interests) for cash, securities or other property, as the case may be, deliverable upon the occurrence of such event or action, and the amount per share and character of such exchange applicable to this Warrant Certificate and the Warrant Shares.

Section 5.    Warrant Register. The Company shall keep and properly maintain at its principal executive offices a register (the “Warrant Register”) for the registration of this Warrant Certificate and any transfers thereof. The Company may deem and treat the Person in whose name this Warrant Certificate is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant Certificate effected in accordance with the provisions of this Warrant Certificate.

Section 6.    Transfer of Warrant Certificate. Subject to the transfer conditions referred to in the legend endorsed hereon and Section 10, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant Certificate to the Company at its then principal executive offices with a properly completed and duly executed instrument of assignment in the form attached hereto as Exhibit B (an “Assignment”). Upon such compliance, surrender and delivery, the Company shall execute

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and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such Assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant Certificate, if any, not so assigned, and this Warrant Certificate shall promptly be cancelled.

Section 7.    The Holder Not Deemed a Shareholder; Limitations on Liability. Except as otherwise specifically provided herein (including in Section 4(b) above), (i) prior to the Exercise Date, the Holder shall not be entitled to receive dividends, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to receive dividends or subscription rights, and (ii) prior to due exercise of this Warrant Certificate, the Holder shall not be entitled to vote, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise) or receive notice of meetings. In addition, nothing contained in this Warrant Certificate shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant Certificate or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to all stockholders of the Company generally, contemporaneously with the giving thereof to such stockholders.

Section 8.    Replacement on Loss; Division and Combination.

(a)    Replacement of Warrant Certificate on Loss. Subject to any further requirements in relation to the cancellation of this Warrant Certificate pursuant to applicable Law, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder, in customary form, shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant Certificate for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Warrant Shares as this Warrant Certificate so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Company for cancellation.

(b)    Division and Combination of Warrant Certificate. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or other assignment which may be involved in such division or combination, this Warrant Certificate may be divided or, following any such division of this Warrant Certificate, subsequently combined with other Warrant Certificates, upon the surrender of this Warrant Certificate or Warrant Certificates to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by each applicable Holder or its agents or attorneys. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant Certificate or Warrant Certificates in exchange for this Warrant Certificate or Warrant Certificates so

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surrendered in accordance with such notice. Such new Warrant Certificate or Warrant Certificates shall be of like tenor to the surrendered Warrant Certificate or Warrant Certificates and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice.

Section 9.    Disputes; No Impairment, etc. The parties hereto agree as follows:

(a)    Disputes. In the event of any dispute which arises between the Holder and the Company (including the Board of the Company) with respect to the calculation or determination of the adjusted Exercise Price, the number of Warrant Shares, other Equity Interests, Fair Market Value, cash or other property issuable upon exercise of this Warrant Certificate, the amount or type of consideration due to the Holder in connection with any event, transaction or other matter described in Section 4 above or any other matter involving this Warrant Certificate or the Warrant Shares that is not resolved by the parties after good faith discussions and efforts to reach resolution, upon the request of the Holder the disputed issue(s) shall be submitted to a firm of independent investment bankers or public accountants of recognized national standing, which (i) shall be chosen by the Company and be reasonably satisfactory to the Holder and (ii) shall be completely independent of the Company (an “Independent Advisor”), for determination, and such determination by the Independent Advisor shall be binding upon the Company and the Holder with respect to this Warrant Certificate, any Warrant Shares issued or issuable in connection herewith, the Exercise Price therefor, or any other matter in dispute, as the case may be, absent manifest error. Costs and expenses of the Independent Advisor shall be shared 50/50 by the Company and the Holder.

(b)    Equitable Equivalent. In case any event shall occur as to which the provisions of Section 9(a) above are not strictly applicable but the failure to make any adjustment would not, in the reasonable, good faith opinion of the Holder, fairly protect the rights and benefits of the Holder represented by this Warrant Certificate in accordance with the essential intent and principles of Sections 4 and 9(a), then, in any such case, at the request of the Holder, the Company shall submit the matter and issues raised by the Holder to an Independent Advisor, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 4 and 9(a), to the extent necessary to preserve the rights and benefits represented by this Warrant Certificate. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein, if any. Costs and expenses of the Independent Advisor shall be shared 50/50 by the Company and the Holder.

(c)    No Avoidance. The Company shall not, by way of amendment of any of its Organic Documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance, performance or intended results of any of the terms or provisions of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms or provisions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment as if the Holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Delaware law.

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Section 10.    Compliance with the Securities Act.

(a)    Agreement to Comply with the Securities Act, etc.

(i)    Legend. The Holder, by acceptance of this Warrant Certificate, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant Certificate and further agrees that it shall not offer, sell or otherwise dispose of this Warrant Certificate or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Subject to clause (ii) below, this Warrant Certificate and all Warrant Shares issued upon exercise of this Warrant Certificate (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the form as set forth on the face hereof.

(ii)    Removal of Restrictive Legends. Certificates evidencing Warrant Shares issuable or deliverable under or in connection with this Warrant Certificate shall not contain any legend restricting the transfer of such Warrant Shares as applicable (including the legend required above in clause (i)) in any of the following circumstances: (A) following any sale of such Warrant Shares issued or delivered to the Holder under or in connection herewith pursuant to Rule 144 or (B) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), including clause (b)(1) of Rule 144, or any applicable state or foreign securities laws; provided that, in the case of clause (B) above, if the Company requests, a customary opinion, in form and substance reasonably satisfactory to the Company to such effect, will be delivered to the Company by counsel to the Holder (collectively, the “Unrestricted Conditions”). Warrant Shares shall be issued free of all legends if the Unrestricted Conditions are met at the time of issuance.

(iii)    Replacement Warrant Certificate. The Company agrees that at such time as the Unrestricted Conditions have been satisfied with respect to Warrant Shares it shall promptly (but in any event within five (5) Business Days) following written request from the Holder issue replacement Warrant Shares therefor, free of all restrictive legends.

(iv)    Sale of Unlegended Shares. The Holder agrees that the removal of the restrictive legend from any certificates representing securities as set forth in Section 10(a)(ii) above is predicated upon the Company’s reliance upon the Holder’s agreement that it will sell any such securities pursuant to either an effective Registration Statement or otherwise pursuant to the requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(b)    Representations of the Holder. In connection with the issuance of this Warrant Certificate, the Holder represents, as of the Issue Date, to the Company by acceptance of this Warrant Certificate as follows:

(i)    The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant Certificate and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant Certificate or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

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(ii)    The Holder understands and acknowledges that this Warrant Certificate and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that, under such Laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)    The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant Certificate and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant Certificate and the business, properties, prospects and financial condition of the Company.

Section 11.    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11).

If to the Company:	Invitae Corporation
1400 16th Street
San Francisco, CA 94103
Attention: Shelly Guyer, CFO
E-mail:

with a copy to:	Pillsbury Winthrop Shaw Pittman LLP
12255 El Camino Real, Suite 300
San Diego, CA 92130
Attention: Mike Hird
E-mail: mike.hird@pillsburylaw.com

If to the Holder:	Perceptive Credit Holdings III, LP
c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY 10003
Attention: Sandeep Dixit
E-mail:

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with a copy to:	Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019
Attention: Mark Wojciechowski, Esq.
E-mail: mwojciechowski@mofo.com

Section 12.    Cumulative Remedies. Except to the extent expressly provided in Section 7 to the contrary, the rights and remedies provided in this Warrant Certificate are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at Law, in equity or otherwise.

Section 13.    Entire Agreement. This Warrant Certificate constitutes the sole and entire agreement of the parties to this Warrant Certificate with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 14.    Successor and Assigns. This Warrant Certificate and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successor or permitted assign of the Holder shall be deemed to be the “Holder” for all purposes hereunder.

Section 15.    No Third-Party Beneficiaries. This Warrant Certificate is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant Certificate.

Section 16.    Headings. The headings in this Warrant Certificate are for reference only and shall not affect the interpretation of this Warrant Certificate.

Section 17.    Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant Certificate may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant Certificate shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 18.    Severability. If any term or provision of this Warrant Certificate is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant Certificate or invalidate or render unenforceable such term or provision in any other jurisdiction.

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Section 19.    Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal Laws of the State of New York without effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.

Section 20.    Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based on this Warrant Certificate or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York, in each case located in the city and county of New York. Each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth in Section 11 shall be effective service of process for any suit, action or other proceeding, and the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 21.    Counterparts. This Warrant Certificate may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant Certificate delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Certificate.

Section 22.    No Strict Construction. This Warrant Certificate shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has duly executed this Warrant Certificate on the Issue Date.

INVITAE CORPORATION.

By
Name:
Title:

Accepted and agreed,

PERCEPTIVE CREDIT HOLDINGS III, LP

By:	PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By
Name:	Sam Chawla
Title:	Portfolio Manager

Exhibit A

to Warrant Certificate

FORM OF EXERCISE CERTIFICATE

(To be signed only upon exercise of Warrant Certificate)

To:	Invitae Corporation
1400 16th Street
San Francisco, CA 94103
Attention: [ ]

Reference is made to that certain Warrant Certificate, having an issue date of October 2, 2020 (the “Warrant Certificate”), issued by Invitae Corporation (the “Company”) to [Name of Holder] (the “Holder”). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate.

The undersigned, as holder of a right to purchase Warrant Shares (as defined in the Warrant Certificate) of the Company pursuant to the terms of the Warrant Certificate, a copy of which is attached to this Exercise Certificate, hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, [                     (                    )] Warrant Shares of the Company and herewith makes payment with respect to this Exercise Certificate of [                     Dollars ($        )] therefor by the following method.

(Check all that apply):

☐ The undersigned hereby elects to make payment of the Aggregate Exercise Price of [                     Dollars ($        )] for [(                    )] shares of Common Stock using the method described in Section 3(b)(i).

☐ The undersigned hereby elects to make payment of the Aggregate Exercise Price of [                     Dollars ($        )] for [(                    )] shares of Common Stock using the method described in Section 3(b)(ii).

☐ The undersigned hereby elects to make payment of the Aggregate Exercise Price of [                     Dollars ($        )] for [(                    )] shares of Common Stock using the method described in Section 3(b)(iii).

DATED:

[NAME OF HOLDER]

By
Name:
Title:

Exhibit A-1

Exhibit B

to Warrant Certificate

FORM OF ASSIGNMENT

[DATE OF ASSIGNMENT]

Reference is made to that certain Warrant Certificate, having an issue date of October 2, 2020 (the “Warrant Certificate”), issued by Invitae Corporation (the “Company”) to the undersigned (the “Holder”). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate.

THE UNDERSIGNED, [NAME OF HOLDER], is the holder of the Warrant Certificate and is entitled to purchase up to [                    ] Warrant Shares pursuant to the terms thereof. A copy of the Warrant Certificate is attached hereto.

FOR VALUE RECEIVED, the Holder hereby sells, assigns and transfers to [NAME OF ASSIGNEE] (the “Assignee”) the right to acquire [all Warrant Shares entitled to be purchased upon exercise of the Warrant Certificate] [                     of the Warrant Shares entitled to be purchased upon exercise of the Warrant Certificate] (the “Assignment”). In furtherance of the foregoing assignment, the Holder hereby irrevocably instructs the Company to (i) memorialize such assignment in the Warrant Register as required pursuant to Section 5 of the Warrant Certificate, and (ii) pursuant to Section 6 of the Warrant Certificate, execute and deliver to the Assignee [and the Holder][a new Warrant Certificate][new Warrant Certificates] reflecting the foregoing assignment ([each] a “Substitute Warrant Certificate”). The Assignee acknowledges and agrees that its Substitute Warrant Certificate and the Warrant Shares to be issued upon exercise thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of its Substitute Warrant Certificate or any Warrant Shares to be issued upon exercise or conversion thereof except under circumstances which will not result in a violation of the Securities Act or any applicable state securities Laws. The Assignee represents and warrants for the benefit of the Company that the Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

To the extent required pursuant to Section 10(a) of the Warrant Certificate, the Assignee acknowledges and agrees that a restrictive legend shall be applied to the Assignee’s Substitute Warrant Certificate and the Warrant Shares issuable upon exercise of such certificate substantially consistent with the legend required pursuant to Section 10(a) of the Warrant Certificate.

[SIGNATURE PAGE FOLLOWS]

Exhibit B-1

IN WITNESS WHEREOF, the parties hereto agree as set forth above as of the date first written above.

[NAME OF HOLDER]

By
Name:
Title:

Accepted and agreed,

[NAME OF ASSIGNEE]

By
Name:
Title:

INVITAE CORPORATION

By
Name:

Exhibit B-2